                                             FILED PURSUANT TO RULE 424(b)(5)
                                             REGISTRATION NO. 333-24227


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 14, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 14, 1998)

                                  $708,735,000

                       FIRST USA CREDIT CARD MASTER TRUST

  $650,000,000 CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1998-5
   $58,735,000 CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1998-5

                              FIRST USA BANK, N.A.
                            TRANSFEROR AND SERVICER

                         ------------------------------

     Each of the Class A Floating Rate Asset Backed Certificates, Series 1998-5 (collectively, the "Class A Certificates") and each of the Class B Floating Rate Asset Backed Certificates, Series 1998-5 (collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Offered Certificates") will represent an undivided interest in the First USA Credit Card Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement between First USA Bank, N.A. (the "Bank"), as transferor and servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and The Bank of New York (Delaware), as trustee (the "Trustee"). The property of the Trust includes and will include receivables (the "Receivables") generated from time to time in a
                                                        (Continued on next page)

     POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 16 IN THE PROSPECTUS.

THE OFFERED CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT
 REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF FIRST USA BANK, N.A. OR ANY
   AFFILIATE THEREOF. AN OFFERED CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR
      GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                    PRICE TO             UNDERWRITING              PROCEEDS TO
                                                    PUBLIC(1)              DISCOUNT            THE TRANSFEROR(1)(2)
---------------------------------------------------------------------------------------------------------------------
Per Class A Certificate......................           %                      %                        %
---------------------------------------------------------------------------------------------------------------------
Per Class B Certificate......................           %                      %                        %
---------------------------------------------------------------------------------------------------------------------
Total........................................           $                      $                        $
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1)  Plus accrued interest, if any, at the Class A Certificate Rate or the Class
     B Certificate Rate, as applicable, from August   , 1998.
(2)  Before deduction of expenses, estimated to be $530,000.

                         ------------------------------

    After the initial distribution of the Offered Certificates by the Underwriters, this Prospectus Supplement and the Prospectus may be used by Banc One Capital Markets, Inc., an affiliate of the Transferor, in connection with offers and sales relating to market-making transactions in the Offered Certificates. Banc One Capital Markets, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus Supplement and the Prospectus will be updated from time to time as described in "Incorporation of Certain Documents by Reference" in the Prospectus.

    The Offered Certificates are offered when, as and if issued to and accepted by the Underwriters and subject to approval of certain legal matters by Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that the
Offered Certificates will be delivered in book-entry form on or about August   ,
1998, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.

                         ------------------------------

MERRILL LYNCH & CO.
            BANC ONE CAPITAL MARKETS, INC.
                         BEAR, STEARNS & CO. INC.
                                 FIRST CHICAGO CAPITAL MARKETS, INC.

                                                                 LEHMAN BROTHERS
                         ------------------------------

           The date of this Prospectus Supplement is August   , 1998

(continued from previous page)

portfolio of VISA(R) and MasterCard(R) revolving credit card accounts (the "Accounts"), all monies due or to become due in payment of the Receivables and certain other property, as described herein. In addition, the Excess Collateral, Series 1998-5 (the "Excess Collateral") will be issued in the initial amount of $74,395,000 and will be subordinated to the Offered Certificates as described herein. Only the Class A Certificates and the Class B Certificates are offered hereby. The Bank will own the remaining undivided interest in the Trust not represented by the Offered Certificates, the Excess Collateral and the other interests issued by the Trust and will service the Receivables. The Bank has offered and from time to time may offer other Series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Offered Certificates and the Excess Collateral.

     Interest will accrue on the Class A Certificates from August   , 1998
through September 17, 1998 at the rate of      % above the arithmetic mean of
the London interbank offered quotations for one-month United States dollar
deposits ("LIBOR") as determined by the Trustee on August   , 1998, and with
respect to each Interest Period (as defined herein) thereafter, at a rate of
     % above LIBOR as determined by the Trustee on the related LIBOR Determination Date (as defined herein). Interest will accrue on the Class B
Certificates from August      , 1998 through September 17, 1998 at the rate of
     % above LIBOR as determined by the Trustee on August   , 1998, and with
respect to each Interest Period thereafter, at the rate of      % above LIBOR as
determined by the Trustee on the related LIBOR Determination Date. Interest with respect to the Offered Certificates will be distributed on September 18, 1998 and on the 18th day of each month thereafter (or, if such 18th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). Principal on the Class A Certificates is expected to be distributed on the August 2003 Distribution Date (the "Class A Scheduled Payment Date") but may be paid earlier or later under certain limited circumstances described herein. Principal on the Class B Certificates is expected to be distributed on the August 2003 Distribution Date (the "Class B Scheduled Payment Date" and, collectively with the Class A Scheduled Payment Date and the Excess Collateral Scheduled Payment Date, the "Scheduled Payment Date") but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Considerations" herein.

     The Class B Certificates will be subordinated to the Class A Certificates as described herein. The Excess Collateral will be subordinated to the Class A Certificates and the Class B Certificates as described herein.

     There currently is no secondary market for the Offered Certificates, and there is no assurance that one will develop.

     Application has been made to list the Offered Certificates on the Luxembourg Stock Exchange.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

     THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THERE ARE RESTRICTIONS ON THE OFFER AND SALE OF SECURITIES IN THE UNITED KINGDOM. ALL APPLICABLE PROVISIONS OF THE FINANCIAL SERVICES ACT 1986 AND OTHER APPLICABLE LAWS AND REGULATIONS WITH RESPECT TO ANYTHING DONE BY ANY PERSON IN RELATION TO SECURITIES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM MUST BE COMPLIED WITH. SEE "UNDERWRITING" HEREIN.

     THE OFFERED CERTIFICATES OFFERED HEREBY CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE TRANSFEROR FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED AUGUST 14, 1998. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH

THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS.

                               OTHER INFORMATION

     The distribution of this Prospectus Supplement and the Prospectus and the offering of the Offered Certificates in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus Supplement and the Prospectus come are required by the Underwriters to inform themselves about and to observe any such restrictions.

     This document is being distributed in the United Kingdom only to persons of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or to whom it would otherwise be lawful to do so.

     The Bank has taken all reasonable care to ensure that the information contained in this Prospectus Supplement and the Prospectus in relation to the Bank and the Offered Certificates is true and accurate in all material respects and that in relation to the Bank and the Offered Certificates there are no material facts the omission of which would make misleading any statement herein or in the Prospectus, whether fact or opinion. The Bank accepts responsibility accordingly.

     As used in this Prospectus Supplement and the Prospectus, all references to "dollars" and "$" refer to United States dollars.

                                SUMMARY OF TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus Supplement" herein and the "Index of Terms for Prospectus" in the Prospectus.

Type of Securities............    Class A Floating Rate Asset Backed
                                    Certificates, Series 1998-5 (the "Class A
                                    Certificates") and Class B Floating Rate
                                    Asset Backed Certificates, Series 1998-5
                                    (the "Class B Certificates" and, together with the Class A Certificates, the "Offered Certificates").

Trust.........................    The First USA Credit Card Master Trust (the
                                    "Trust") was formed pursuant to a pooling and servicing agreement dated as of September 1, 1992 (as amended, the "Pooling and Servicing Agreement"), between First USA Bank, N.A., as transferor (in such capacity, the "Transferor") and as servicer of the Receivables (in such capacity, the "Servicer"), and The Bank of New York (Delaware), as trustee (the "Trustee"), which will be supplemented by the supplement relating to the Certificates (the "Offered Series Supplement") (the term "Pooling and Servicing Agreement," unless the context requires otherwise, refers to the
                                    Pooling and Servicing Agreement as
                                    supplemented by the Offered
                                    Series Supplement). As used in this
                                    Prospectus Supplement, the term
                                    "Certificateholders" refers to holders of the Certificates, the term "Class A Certificateholders" refers to holders of the Class A Certificates, the term "Class B Certificateholders" refers to holders of the Class B Certificates and the term "Excess Collateral Holders" refers to the holders of the Excess Collateral.

Trust Assets..................    The property of the Trust includes and will
                                    include receivables (the "Receivables")
                                    arising under certain VISA(R) and
                                    MasterCard(R)* revolving credit card
                                    accounts (the "Accounts") selected by the Transferor from a portfolio of VISA and MasterCard accounts owned by the Transferor, all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and all monies on deposit in certain bank accounts of the Trust (other than certain investment earnings on such amounts), Recoveries and any Enhancement issued with respect to any Series. The benefits of any Enhancement issued with respect to any other Series will not be available for the benefit of the Certificateholders and the holders of the certificates of other Series will not be entitled to the benefits of any Enhancement for this Series. The term "Enhancement" means, with respect to any Series, any letter of credit, cash collateral account, cash collateral

---------------
* VISA(R) and MasterCard(R) are registered trademarks of Visa USA Incorporated and MasterCard International Incorporated, respectively.

                                    guaranty, collateral invested amount,
                                    guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or other contract or agreement for the benefit of certificateholders of such Series.

                                  The Transferor originally conveyed to the
                                    Trust all Receivables existing under certain
                                    Accounts that were selected by the
                                    Transferor from the Bank Portfolio (as
                                    defined herein) based on criteria provided in the Pooling and Servicing Agreement as applied on August 21, 1992 (the "Cut Off Date"). Since the Cut Off Date, the Transferor has transferred to the Trust the Receivables in certain Additional Accounts in accordance with the provisions of the Pooling and Servicing Agreement. The Transferor expects from time to time (subject to certain limitations and conditions), and in certain circumstances will be obligated, to designate Additional Accounts the Receivables in which will be included in the Trust subsequent to the Closing Date. The Transferor will transfer to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to the Trust of Receivables in Additional Accounts will be subject to certain conditions including, among others, that (a) the Transferor will have received notice from the applicable Rating Agencies that the inclusion of such accounts as Additional Accounts will not result in the reduction or withdrawal by such Rating Agency of its then existing rating of any Class of certificates of any Series then outstanding, (b) each such Additional Account must be an Eligible Account at the time of its designation for inclusion in the Trust and (c) no selection procedure believed by the Transferor to be materially adverse to the interests of the holders of any Series of certificates will have been used in selecting such Additional Accounts. See "The Receivables" herein and "Description of the Certificates--Addition of Accounts" in the Prospectus.

                                  Pursuant to the Pooling and Servicing
                                    Agreement, the Transferor has the right
                                    (subject to certain limitations and
                                    conditions), but not the obligation, to
                                    remove the Receivables in certain Accounts from the Trust ("Removed Accounts"). See "Description of the Certificates--Removal of Accounts" in the Prospectus.

Certificateholders'
Interest......................    Each of the Offered Certificates represents an
                                    undivided interest in the Trust. The Trust's assets will be allocated among the Class A Certificateholders (the "Class A Certificateholders' Interest"), the Class B Certificateholders (the "Class B Certificateholders' Interest," and together with the Class A Certificateholders' Interest, the "Investor Interest"), the Excess Collateral Holders (the "Excess Collateral Holders' Interest"), the holders of other Series previously issued or issued at some future time pursuant to the Pooling and Servicing Agreement and the applicable

                                    Supplements and the Transferor (the
                                    "Transferor Interest"), as described below.
                                    The "Excess Collateral Amount" in the
                                    initial amount of $74,395,000 (which amount represents 9.5% of the sum of the initial Class A Invested Amount, the initial Class B Invested Amount and the initial Excess Collateral Amount) constitutes Enhancement for the Offered Certificates. Allocations will be made to the Excess Collateral Amount and the Excess Collateral Holders will have voting and certain other rights of a subordinated Class of certificates. The Excess Collateral together with the Offered Certificates are referred to herein as the "Certificates."

                                  The aggregate principal amount of the Class A
                                    Certificateholders' Interest and the Class B
                                    Certificateholders' Interest will, except as otherwise provided herein, remain fixed at $650,000,000 and $58,735,000, respectively.
                                    The principal amount of the Transferor
                                    Interest will fluctuate as the amount of Receivables in the Trust changes from time to time. The Transferor Interest will represent the right to the assets of the Trust not allocated to the Investor Interest, the Excess Collateral Holders' Interest or the interests of certificateholders of other Series.

                                  The Class A Certificates offered hereby will
                                    represent the right to receive from the
                                    assets of the Trust allocated to the Class A
                                    Certificateholders' Interest funds up to
                                    (but not in excess of) the amounts required to make payments of interest on the Class A Certificates at the Class A Certificate Rate, and the payment of principal during the Amortization Period to the extent of the Class A Invested Amount (which may be less than the aggregate unpaid principal amount of the Class A Certificates, in certain circumstances, if there are any unreimbursed Class A Investor Charge-Offs). See "Description of the Certificates--General" herein.

                                  The Class B Certificates offered hereby will
                                    represent the right to receive from the
                                    assets of the Trust allocated to the Class B
                                    Certificateholders' Interest funds up to
                                    (but not in excess of) the amounts required to make payments of interest on the Class B Certificates at the Class B Certificate Rate, and the payment of principal during the Amortization Period, following the final principal payment of the Class A Invested Amount to the holders of the Class A Certificates, to the extent of the Class B Invested Amount (which may be less than the aggregate unpaid principal amount of the Class B Certificates, in certain circumstances, if there has been a reduction of the Class B Invested Amount).

                                  The Class A Certificateholders' Interest and
                                    the Class B Certificateholders' Interest will each include the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement) varying percentages of collections of Finance Charge Receivables and Principal Receivables during each calendar month (a "Monthly Period"). Collections of Finance Charge Receivables will be allocated at all times to the Class A Certificateholders' Interest and the Class B Certificateholders' Interest based on the Class A Floating Allocation Percentage and the Class B Floating Allocation Percentage, respectively, applicable during the related Monthly Period. During the Revolving Period, subject to certain limitations, all collections of Principal Receivables allocable to the Certificates (other than Reallocated Principal Collections) will be allocated and paid to the Transferor to maintain the Invested Amount of each Class at its initial amount. During an Amortization Period, collections of Principal Receivables and certain other amounts allocable to the Investor Interest will generally be applied first to the Class A Certificateholders' Interest until the Class A Invested Amount is paid in full and then to the Class B Certificateholders' Interest until the Class B Invested Amount is paid in full based on the Fixed/Floating Allocation Percentage. See "Description of the Certificates--Investor Percentage and Transferor Percentage" and "--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus.

                                  The Transferor initially will hold the
                                    remaining undivided interest in the
                                    Principal Receivables in the Trust not
                                    represented by the Investor Interest, the Excess Collateral Holders' Interest or any other Series that has been or may be issued. The Transferor may tender the certificate that represents the Transferor Interest (the "Exchangeable Transferor Certificate") or, if provided in the relevant Supplement, certificates of any Series and the Exchangeable Transferor Certificate, to the Trustee and, upon satisfying certain conditions, cause the Trustee to issue one or more new Series, as described in "Description of the Certificates--Exchanges" in the Prospectus. Any Exchange involving the Exchangeable Transferor Certificate will have the effect of decreasing the Transferor Interest. The certificates of any new Series will be issued pursuant to the Pooling and Servicing Agreement and any related Supplement. See "Description of the Certificates" herein and in the Prospectus.

                                  The final distribution of principal and
                                    interest on the Certificates will be made no later than the April 2006 Distribution Date (the "Stated Series Termination Date") in the manner provided in "Description of the Certificates--Final Payment of Principal; Termination" in the Prospectus. After the Stated Series Termination Date, the Trust will have no further obligation to pay principal or interest on the Certificates.

Other Series..................    The Trust has previously issued thirty-two
                                    other Series that the Transferor anticipates will remain outstanding on the Closing

                                    Date. See "Annex I: Other Series" for a
                                    summary of the terms of the previously
                                    issued Series that the Transferor
                                    anticipates will remain outstanding on the Closing Date. Additional Series are expected to be issued from time to time by the Trust. See "Description of the Certificates-- Exchanges" in the Prospectus.

Receivables...................    The aggregate amount of Receivables in the
                                    Accounts (including the amount of
                                    Receivables in the Additional Accounts added to the Trust on July 6, 1998 and August 4,
                                    1998) as of the close of business on June
                                    30, 1998 was $31,140,701,441, comprised of
                                    $30,187,190,345 of Principal Receivables and
                                    $953,511,096 of Finance Charge Receivables.
                                    Fluctuations in the amount of Finance Charge
                                    Receivables will not affect the Invested
                                    Amount or the Transferor Amount, which are determined on the basis of the amount of Principal Receivables in the Trust. The aggregate undivided interest in the Principal Receivables in the Trust evidenced by the Investor Interest will never exceed the Invested Amount regardless of the total amount of Principal Receivables in the Trust at any time. See "The Receivables" herein.

Servicing Fee.................    The Servicer will receive a monthly fee as
                                    servicing compensation from the Receivables.
                                    The portion of the monthly servicing fee allocable to the Investor Interest and the Excess Collateral Holders' Interest is equal to one-twelfth of the product of the Servicing Fee Percentage and the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Excess Collateral Adjusted Amount on the last day of the related Monthly Period (the "Investor Servicing Fee"); provided, however, that with respect to the period from the Closing Date to August 31, 1998, such amount will be equal to the product of (i) the actual number of days from and including the Closing Date to and including August 31, 1998 divided by 365, (ii) the Servicing Fee Percentage and (iii) the initial Invested Amount. The "Servicing Fee Percentage" will mean 1.5% for so long as the Bank is the Servicer or 2.0% if the Bank is no longer the Servicer. See "Description of the Certificates--Servicing Compensation and
                                    Payment of Expenses" herein.

Interest Payments.............    Each Class A Certificate and Class B
                                    Certificate represents the right to receive
                                    interest accruing at the rate of     % and
                                        %, respectively, above LIBOR as
                                    determined by the Trustee (i) on August   ,
                                    1998 for the period from August   , 1998
                                    (the "Closing Date") through September 17,
                                    1998 and (ii) on the related LIBOR
                                    Determination Date with respect to each
                                    Interest Period thereafter (such rates, as in effect from time to time, the "Class A Certificate Rate" and the "Class B Certificate Rate", respectively, and each sometimes referred to as a "Certificate Rate" and collectively as the "Certificate Rates"). Interest will be distributed on September 18, 1998, and on each Distribution Date thereafter to Certificateholders. Interest payments on the

                                    Class A Certificates and the Class B
                                    Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates or the outstanding principal balance of the Class B Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial Class A Invested Amount or the initial Class B Invested Amount from the Closing Date. Interest payments on the Class A Certificates on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Class A Certificateholders' Interest during the preceding Monthly Period and, if necessary, from Excess Finance Charge Collections and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be funded from the collections of Finance Charge Receivables allocated to the Class B Certificateholders' Interest during the preceding Monthly Period and, if necessary, from Excess Finance Charge Collections and Reallocated Excess Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates. If the unpaid principal balance of the Class B Certificates for such Monthly Period exceeds the Class B Invested Amount for such Monthly Period, Class B Monthly Interest will be less than the amount of accrued interest on the unpaid principal balance of the Class B Certificates. See "Description of the Certificates--Interest Payments" herein and "Risk Factors--Enhancement" in the Prospectus.

Revolving Period..............    The "Revolving Period" with respect to the
                                    Certificates means the period from and
                                    including the Closing Date to but excluding the earlier of (a) the commencement of the Accumulation Period and (b) the commencement of the Rapid Amortization Period. See "Description of the Certificates--Pay Out Events" herein for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the Accumulation Period. The accumulation period with respect to the Certificates (the "Accumulation Period") is scheduled to begin at the close of business on July 31, 2002. Subject to the conditions set forth herein under "Description of the Certificates--Postponement of Accumulation
                                    Period," the day on which the Revolving
                                    Period ends and the Accumulation Period
                                    begins may be delayed to no later than the close of business on June 30, 2003. During the Revolving Period, Available Investor Principal Collections otherwise allocable to the Investor Interest will, subject to certain limitations, be treated as Excess Principal Collections and allocated to the holders of other Series of certificates issued and outstanding or, subject to certain limitations, paid to the holder of the Exchangeable Transferor

                                    Certificate. See "Description of the
                                    Certificates--Principal Payments" herein.

Principal Payments; Certain
   Allocations................    Collections of Principal Receivables with
                                    respect to any Monthly Period during the Revolving Period will be allocated on the basis of the Investor Percentage with respect to Principal Receivables. Collections of Principal Receivables with respect to any Monthly Period during either Amortization Period will be allocated on the basis of the Fixed/Floating Allocation Percentage with respect to Principal Receivables. Under the Pooling and Servicing Agreement, such collections (other than Reallocated Principal Collections) will be paid to the holder of the Exchangeable Transferor Certificate or, in certain circumstances, to the holders of the certificates of other Series, if any, during the Revolving Period, or to the holders of the Offered Certificates in payment of the Investor Interest and to the Excess Collateral Holders in payment of the Excess Collateral Holders' Interest during either Amortization Period. Such allocations will be performed during the Revolving Period, the Accumulation Period and the Rapid Amortization Period. See "Description of the Certificates--Investor Percentage and
                                    Transferor Percentage" herein and
                                    "Description of the
                                    Certificates--Application of Collections" herein and in the Prospectus.

Accumulation Period...........    Unless a Pay Out Event has occurred, the
                                    Accumulation Period will begin at the close of business on the last day of the Revolving Period and will end on the earliest to occur of (i) the commencement of the Rapid Amortization Period, (ii) payment of the Invested Amount in full and (iii) the Stated Series Termination Date. During the Accumulation Period, prior to the payment of the Class A Invested Amount in full, amounts equal to the least of (a) Available Investor Principal Collections for the related Monthly Period, (b) the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any (such applicable sum, the "Controlled Deposit Amount"), and (c) the Class A Adjusted Invested Amount on such Transfer Date will be deposited monthly in a trust account established by the Servicer (the "Principal Funding Account") on each Transfer Date beginning with the Transfer Date in the month following the commencement of the Accumulation Period until the Principal Funding Account Balance is equal to the Class A Invested Amount. During the Accumulation Period, beginning with the Transfer Date first preceding the Class B Principal Commencement Date, amounts equal to the least of (a) Available Investor Principal Collections for the related Monthly Period remaining after the application thereof to the Class A Invested Amount, (b) the Controlled Deposit Amount for such Monthly Period (minus the Class A Monthly Principal), and (c) the

                                    Class B Adjusted Invested Amount on such
                                    Transfer Date, will be deposited monthly in the Principal Funding Account on such Transfer Date and each subsequent Transfer Date until the Principal Funding Account Balance is equal to the sum of the Class A Invested Amount and the Class B Invested Amount. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period are less than the applicable Controlled Deposit Amount, the amount of such deficiency will be the applicable "Accumulation Shortfall" for the succeeding Monthly Period. See "Description of the Certificates--Application of Collections" and "-- Payments of Principal" herein.

                                  All amounts in the Principal Funding Account
                                    will be invested at the direction of the Servicer by the Trustee in certain Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") during the Accumulation Period will be included in Class A Available Funds, Class B Available Funds and Excess Collateral Available Funds. If, for any Interest Period, the Principal Funding Investment Proceeds are less than an amount equal to, for such Interest Period, the sum of (a) with respect to the Class A Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, (ii) the Class A Certificate Rate in effect with respect to such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal as of the last day of the Monthly Period preceding the Monthly Period in which such Interest Period ends, (b) with respect to the Class B Certificates, the product of
                                    (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360,
                                    (ii) the Class B Certificate Rate in effect with respect to such Interest Period and
                                    (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class B Monthly Principal as of the last day of the Monthly Period preceding the Monthly Period in which such Interest Period ends and (c) with respect to the Excess Collateral, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, (ii) the Excess Collateral Minimum Rate in effect with respect to such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Excess Collateral Monthly Principal as of the last day of the Monthly Period preceding the Monthly Period in which such Interest Period ends (the "Covered Amount"), the amount of such deficiency will be paid from the Reserve Account to the extent of the Available Reserve Account Amount and, if necessary, from Excess Finance Charge Collections and Reallocated Principal Collections.

                                  Funds on deposit in the Principal Funding
                                    Account will be available to pay the Class A
                                    Certificateholders with respect to the Class
                                    A Invested Amount on the Class A Scheduled
                                    Payment Date. If the aggregate principal amount of deposits made to the Principal Funding Account are insufficient to pay in full the Class A Invested Amount on the Class A Scheduled Payment Date, the Rapid Amortization Period will commence as described below, and on each Distribution Date thereafter until the Class A Invested Amount is paid in full, the Class A Certificateholders will receive distributions of Class A Monthly Principal and Class A Monthly Interest. Although it is anticipated that during the Accumulation Period prior to the payment of the Class A Invested Amount in full, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Deposit Amount on each Transfer Date and that scheduled principal will be available for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions" in the Prospectus and "Maturity Considerations" herein.

                                  On the Class B Scheduled Payment Date,
                                    provided that the Class A Invested Amount is paid in full on the Class A Scheduled Payment Date and the Rapid Amortization Period has not commenced, funds remaining on deposit in the Principal Funding Account will be used to pay the Class B Invested Amount as described herein. If the funds remaining on deposit in the Principal Funding Account are insufficient to pay in full the Class B Invested Amount on the Class B Scheduled Payment Date, the Rapid Amortization Period will commence as described below, and on each Distribution Date thereafter until the Class B Invested Amount is paid in full, the Class B Certificateholders will receive distributions of Class B Monthly Principal and Class B Monthly Interest. Although it is anticipated that during the Accumulation Period prior to the payment of the Class B Invested Amount in full, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Deposit Amount on each Transfer Date and that scheduled principal will be available for distribution to the Class B Certificateholders on the Class B Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions" in the Prospectus and "Maturity Considerations" herein.

                                  If a Pay Out Event occurs during the
                                    Accumulation Period, the Rapid Amortization
                                    Period will commence and any amount on
                                    deposit in the Principal Funding Account will be paid to the Certificateholders of each Class of Certificates, sequentially, in order of seniority, on the Distribution Date following the Monthly Period in which the Rapid Amortization Period commences.

                                  Other Series offered by the Trust may or may
                                    not have amortization or accumulation
                                    periods like the Accumulation Period for the Certificates, and such periods may have different lengths and begin on different dates than such Accumulation Period. Thus, certain Series may be in their revolving periods while others are in periods during which collections of Principal Receivables are distributed to or held for the benefit of certificateholders of such other Series. In addition, other Series may allocate Principal Receivables based upon different investor percentages. See "Description of the Certificates--Exchanges" in the Prospectus for a discussion of the potential terms of any other Series.

Principal Payments; Rapid
Amortization Period...........    During the period beginning on the earliest of
                                    the day on which a Pay Out Event occurs, the Class A Scheduled Payment Date if the Class A Invested Amount is not paid in full on such date, and the Class B Scheduled Payment Date if the Class B Invested Amount is not paid in full on such date and ending on the earlier of (i) the date on which the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount each have been paid in full and (ii) the Stated Series Termination Date (the "Rapid Amortization Period" and together with the Accumulation Period sometimes referred to as an "Amortization Period" and collectively as the "Amortization Periods"), collections of Principal Receivables allocated to the Invested Amount will no longer be paid to the holder of the Exchangeable Transferor Certificate or the holders of the certificates of any other Series, as described above, but instead will be distributed to the Class A
                                    Certificateholders and, following payment in full of the Class A Invested Amount, to the Class B Certificateholders, and, following payment in full of the Class B Invested Amount, to the Excess Collateral Holders, monthly on each Distribution Date beginning with the Distribution Date in the month following the commencement of the Rapid Amortization Period. See "Description of the Certificates--Pay Out Events" herein and in the Prospectus for a discussion of the events which might lead to the commencement of the Rapid Amortization Period.

Subordination of the Class B
   Certificates and the
   Excess Collateral..........    The Class B Certificateholders' Interest will
                                    be subordinated as described herein to the extent necessary to fund payments with respect to the Class A Certificates as described herein. In addition, the Excess Collateral will be subordinated as described herein to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class B Certificates as described herein. If the Excess Collateral Amount is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. Such reductions of the Class B Invested Amount and the Excess Collateral Amount will thereafter be reimbursed and the Class B Invested Amount and the Excess Collateral Amount increased on each Distribution Date by the amount, if any, of Excess Finance Charge Collections for such Distribution Date available for that purpose. See "Description of the
                                    Certificates--Subordination of the Class B
                                    Certificates," "--Investor Percentage and
                                    Transferor Percentage," "--Excess Finance
                                    Charge Collections," "--Reallocated
                                    Principal Collections" and "--Defaulted
                                    Receivables; Investor Charge-Offs" herein.

Additional Amounts Available
to Certificateholders.........    With respect to any Transfer Date, Excess
                                    Finance Charge Collections will be applied to fund the Class A Required Amount and the Class B Required Amount, if any. The "Class A Required Amount" shall mean the amount, if any, by which the sum of Class A Monthly Interest and any overdue Class A Monthly Interest on the related Distribution Date (and default interest thereon), the Class A Investor Default Amount for the related Monthly Period and, if the Bank is no longer the Servicer, the Class A Monthly Servicing Fee for the related Monthly Period exceeds the Class A Available Funds with respect to the related Monthly Period. The "Class B Required Amount" shall mean the sum of (i) the sum of the amount, if any, by which Class B Monthly Interest and any overdue Class B Monthly Interest on the related Distribution Date (and default interest thereon) and, if the Bank is no longer the Servicer, the Class B Monthly Servicing Fee for the related Monthly Period exceeds the Class B Available Funds with respect to the related Monthly Period and (ii) the amount, if any, by which the Class B Investor Default Amount for the related Monthly Period exceeds the amount of Excess Finance Charge Collections available to make payments with respect thereto on the related Transfer Date. If Excess Finance Charge Collections available with respect to such Monthly Period are less than the Class A Required Amount and there is a positive Class B Required Amount, certain collections of Principal Receivables for such Monthly Period will then be used to fund first the remaining Class A Required Amount and second the Class B Required Amount in an aggregate amount not to exceed the Excess Collateral Amount and the Class B Invested Amount. See "Description of the Certificates--Excess Finance Charge Collections" and "--Reallocated Principal Collections" herein.

                                  On each Distribution Date, if the Class A
                                    Investor Default Amount for such
                                    Distribution Date exceeds the sum of the Class A Available Funds, Excess Finance Charge Collections and Reallocated Principal Collections allocated and available to cover such amount with respect to the Monthly Period immediately preceding such Distribution Date, the Excess Collateral Amount will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Excess Collateral Amount for such Distribution Date. In the event that, but for the limitation on the amount of such reduction in the preceding sentence, such reduction would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Excess Collateral Amount would have been reduced below zero. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the Class A Investor Default Amount for such Distribution Date. If the Excess Collateral Amount and the Class B Invested Amount are reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                                  If on any Distribution Date, the Class B
                                    Investor Default Amount for such
                                    Distribution Date exceeds the amount of
                                    Excess Finance Charge Collections and
                                    Reallocated Excess Collateral Principal
                                    Collections which are allocated and
                                    available to fund such amount, the Excess
                                    Collateral Amount remaining after any
                                    reduction thereof with respect to the Class
                                    A Investor Default Amount as described above will be reduced by the amount of such excess, but not more than the lesser of the Class B Investor Default Amount and the Excess Collateral Amount for such Distribution Date. In the event that, but for the limitation on the amount of such reduction in the preceding sentence, such reduction would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Excess Collateral Amount would have been reduced below zero, but not more than the Class B Investor Default Amount for such Distribution Date. The Class B Invested Amount will also be reduced by the amount of Reallocated Class B Principal Collections applied to cover shortfalls in excess of the Excess Collateral Amount and the amount of any portion of the Class B Invested Amount allocated to the Class A Certificates to avoid a reduction in the Class A Invested Amount. See "Description of the Certificates--Reallocation of Cash Flows," "--Reallocated Principal Collections" and

                                    "--Defaulted Receivables; Investor
                                    Charge-Offs" herein. The initial Excess
                                    Collateral Amount will be equal to
                                    $74,395,000 and will be decreased under
                                    certain circumstances as described herein and, accordingly, the amount available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. The initial Class B Invested Amount will be equal to $58,735,000 and will be decreased under certain circumstances as described herein and, accordingly, the amount available to fund payments with respect to the Class A Certificates will be decreased. See "Description of the Certificates--Defaulted Receivables; Investor Charge-Offs" herein.

                                  With respect to any Transfer Date, if the
                                    Excess Collateral Amount has been reduced below the initial Excess Collateral Amount for reasons other than the payment of principal to the Excess Collateral Holders, certain Excess Finance Charge Collections, if available, will be reallocated to increase the Excess Collateral Amount to the extent of such shortfall. Any of such Excess Finance Charge Collections not required to be so reallocated or deposited into the Reserve Account with respect to any Distribution Date will be applied in accordance with a Transfer and Administration Agreement between a Delaware business trust and the Bank (the "Transfer and Administration Agreement"). See "Description of the Certificates--Excess Finance Charge Collections" herein.

Optional Repurchase...........    The Invested Amount will be subject to
                                    optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the Invested Amount is reduced to an amount less than or equal to $39,156,500 (5% of the initial Invested Amount), if certain conditions set forth in the Pooling and Servicing Agreement are met. The repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates through the last day of the Interest Period related to the Distribution Date on which the repurchase occurs. See "Description of the Certificates--Final Payment of Principal; Termination" in the Prospectus.

Trustee.......................    The Bank of New York (Delaware).

Tax Status....................    Skadden, Arps, Slate, Meagher & Flom LLP,
                                    special tax counsel to the Transferor, is of the opinion that, under existing law, the Offered Certificates will be characterized as indebtedness for Federal income tax purposes. Under the Pooling and Servicing Agreement, the Transferor, the Servicer, the Certificateholders and the Certificate Owners will agree to treat the Offered Certificates as debt for Federal, state, local and foreign income and franchise tax purposes. See "Certain U.S. Federal Income

                                    Tax Consequences" in the Prospectus for
                                    additional information concerning the
                                    application of Federal income tax laws.

ERISA Considerations..........    Under regulations issued by the Department of
                                    Labor, the Trust's assets would not be
                                    deemed "plan assets" of an employee benefit plan holding an interest in the Class A Certificates or the Class B Certificates if certain conditions are met, including that interests in such Class of Certificates be held by at least 100 persons independent of the Transferor and each other upon completion of the public offering of the Offered Certificates. The Underwriters expect, although no assurance can be given, that the Class A Certificates will be held by at least 100 such persons, and the Transferor anticipates that the other conditions of the "publicly-offered security" exception contained in the regulations will be met. No monitoring or other measures will be taken to ensure that any such conditions will be met with respect to the Class A Certificates. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code") would apply to all transactions involving the Trust's assets. Accordingly, employee benefit plans contemplating purchasing Class A Certificates should consult their counsel before making a purchase.

                                  The Underwriters currently do not expect that
                                    the Class B Certificates will be held by at least 100 such persons and, therefore, do not expect that the Class B Certificates will qualify as publicly-offered securities under the regulations referred to in the immediately preceding paragraph.
                                    Accordingly, the Class B Certificates may not be acquired by (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Code) that is subject to
                                    Section 4975 of the Code, or (iii) any
                                    entity whose underlying assets include plan assets by reason of a plan's investment in the entity (including, without limitation, an insurance company general account). By its acceptance of an interest in a Class B Certificate, each Certificate Owner of a Class B Certificate will be deemed to have represented and warranted that it is not subject to the foregoing limitation. See "ERISA Considerations" in the Prospectus.

Class A Certificate Rating....    It is a condition to the issuance of the Class
                                    A Certificates that they be rated in the highest rating category by at least one Rating Agency. The rating of the Class A Certificates is based primarily on the value of the Receivables and the terms of the Class B Certificates and the Excess Collateral.

Class B Certificate Rating....    It is a condition to the issuance of the Class
                                    B Certificates that they receive a rating of at least "A" or its equivalent by at least one Rating Agency. The rating of the Class B Certificates is based primarily on the value of the Receivables and the terms of the Excess Collateral.

Listing.......................    Application has been made to list the Offered
                                    Certificates on the Luxembourg Stock
                                    Exchange.

                              RECENT DEVELOPMENTS

     The Bank converted to a national bank charter on July 1, 1998 and is now named "First USA Bank, National Association". Concurrently with this charter conversion, all consumer VISA and MasterCard credit card accounts previously held by other bank subsidiaries of BANC ONE CORPORATION ("BANC ONE") were consolidated in the Bank, which also replaced Bank One, N.A. as seller/servicer for the Banc One Credit Card Master Trust and for Banc One Funding Corporation, two other BANC ONE credit card securitization vehicles. As a result of the merger of First USA, Inc. with and into BANC ONE on June 27, 1997, the Bank is now an indirect wholly-owned subsidiary of BANC ONE.

     BANC ONE and First Chicago NBD Corporation ("FCN"), together with BANK ONE CORPORATION, formerly BANC ONE CORPORATION (DE), and Hornet Reorganization Corporation, have entered into an Agreement and Plan of Reorganization, dated as of April 10, 1998 (as the same may be amended or otherwise modified from time to time, the "BANC ONE/FCN Agreement"), pursuant to which BANC ONE and FCN will be merged into BANK ONE CORPORATION, a new corporation organized to effect the merger (the "BANC ONE/FCN Merger"). BANK ONE CORPORATION will be the surviving corporation in the BANC ONE/FCN Merger, at which time the separate corporate existence of BANC ONE and FCN will cease. The BANC ONE/FCN Merger is subject to the satisfaction of the terms and conditions stated in the BANC ONE/FCN Agreement, which include the approval of the respective shareholders of BANC ONE and FCN and certain regulatory approvals. Subject to the satisfaction of such terms and conditions stated in the BANC ONE/FCN Agreement, the BANC ONE/FCN Merger is targeted to be completed late in the third quarter or in the fourth quarter of 1998.

                        THE BANK'S CREDIT CARD PORTFOLIO

GENERAL

     The Receivables which the Bank has conveyed and will convey to the Trust pursuant to the Pooling and Servicing Agreement have been and will be generated from transactions made by holders of selected VISA and MasterCard credit card accounts, including premium accounts and standard accounts. As of June 30, 1998, approximately 74% of the accounts in the Bank Portfolio were premium accounts and approximately 26% were standard accounts. See "The Bank's Credit Card Activities" in the Prospectus.

     On July 1, 1998, BANC ONE consolidated substantially all of its current consumer credit card operations in the Bank. The Bank added receivables in accounts originated by the Bank, Bank One, N.A., Bank One, Arizona, NA and other affiliates of the Bank to the Trust on July 6, 1998. The Bank may, from time to time, add to the Trust additional Receivables arising in accounts originated by Bank One, N.A., Bank One, Arizona, NA and other affiliates of the Bank. Each such addition of receivables in accounts originated by the Bank and affiliates of the Bank to the Trust is subject to certain restrictions on additions of Accounts in the Pooling and Servicing Agreement, including satisfaction of the Rating Agency Condition. See "Description of the Certificates--Addition of Accounts" in the Prospectus.

ASSESSMENT OF FEES AND FINANCE AND OTHER CHARGES

     A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. With minor exceptions, the minimum payment due each month on each account is equal to the greater of $10 or 2% of the new balance shown on the statement, plus the greater of any amount past due on any amount over the cardholder's credit line. The Bank may assess a late payment fee, generally ranging from $10 to $29 for most accounts, if it does not receive the minimum payment by the payment due date shown on the monthly billing statement. The Bank may assess a return check fee, generally ranging from $10 to $29, for each payment check that is dishonored or that is unsigned or otherwise irregular, an overlimit fee, generally ranging from $10 to $25, for Purchases or Cash Advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between the Bank and the cardholder, any late payment fee, return check fee or administrative fee is added to the account and treated as a Purchase. In some cases, the Bank charges a non-refundable Annual Membership Fee. In addition, the Bank assesses on some cardholder accounts a transaction fee for the purchase of money orders, the use of wire transfers and the use of convenience checks, equal to the greater of 2% of the amount thereof and $5, but not to exceed $25.

     Periodic Finance Charges are not assessed in most circumstances on Purchases and convenience checks if all balances shown in the billing statement are paid by the payment due date, which is approximately 20 to 25 days from the previous cycle billing date. Periodic Finance Charges are assessed on new Purchases and convenience checks from the day that they are posted to the account if all balances shown in the prior billing statement were not paid in full by the payment due date. Periodic Finance Charges are assessed on Cash Advances from the later of the day that they are made or the first day of the billing cycle during which they were posted to the account. Aggregate finance charges for each account in any given monthly billing cycle consist of Periodic Finance Charges equal to either (i) the product of the monthly periodic rate multiplied by the average daily balance or (ii) the product of the daily balance and the daily periodic rate totaled, in each case, for each day during the monthly billing cycle; plus, if applicable, an additional Cash Advance finance charge or transaction finance charge (not applicable for certain accounts), generally equal to a one-time charge of 2% to 3% of the Cash Advance or purchase of a money order, wire transfer or use of a convenience check (with a minimum ranging from $2 to $15 and a maximum ranging from $10 to unlimited), for each of these transactions posted to the account. Certain accounts in the Bank Portfolio have an introductory period annual percentage rate ranging from 3.90% to 9.90%. The introductory rates on the accounts in the Bank Portfolio are primarily fixed annual percentage rates. The annual percentage rates, after the introductory rate period, are usually fixed or floating periodic rates that adjust periodically according to an index. Post-introductory annual percentage rates generally range from 9.99% to 24.99%.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the delinquency and loss experience for each of the periods shown for the portfolio of VISA and MasterCard credit card accounts serviced by the Bank other than certain accounts that were not designated to have their receivables included in the Trust and which represented less than 1% of the accounts serviced by the Bank as of June 30, 1998 (the "Bank Portfolio"). The tables in this Prospectus Supplement that present information with respect to the Bank Portfolio do not include the accounts originated by Bank One, N.A., Bank One, Arizona, NA, and the other affiliates of the Bank whose consumer credit card operations have been consolidated in the Bank as of July 1, 1998. However, the Bank believes that the inclusion of the Accounts of Bank One, N.A., Bank One, Arizona, NA, and the other affiliates of the Bank added to the Trust on July 6, 1998 would not adversely affect in any material respect the performance of the Bank Portfolio as reflected in the following tables had information with respect thereto been included in such tables. In 1997 the Bank changed its charge-off policy to align it with that of BANC ONE. For the Trust, this change in charge-off policy was implemented over the course of a six month period which began in July 1997 and ended in December 1997. The Bank will now generally charge off an account immediately prior to the end of the sixth billing cycle after having become contractually past due. See "The Bank's Credit Card Activities--Delinquencies and Charge Offs" in the Prospectus. Its prior policy was to charge off accounts immediately prior to the end of the seventh billing cycle after having become contractually past due. Receivables Delinquent 95 or more days and Net Losses in the following tables have been restated to reflect this change in charge-off policy for each of the periods shown.

     As of the close of business on June 30, 1998, the Receivables in the Trust Portfolio (including the Receivables in the Additional Accounts added to the Trust on July 6, 1998 and August 4, 1998) represented approximately 97.9% of the Bank Portfolio. The accounts in the Bank Portfolio that are not included in the Trust Portfolio are primarily newly originated accounts with lower delinquency and loss rates than the average accounts in the Trust Portfolio which are generally more seasoned. Therefore, the actual delinquency and loss experience with respect to the Receivables in the Trust Portfolio may be different from that set forth below. There can be no assurance that the delinquency and loss experience for the Trust Portfolio will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below.

                             DELINQUENCY EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                     AS OF DECEMBER 31, (1)
                                              SIX MONTHS ENDED        -----------------------------------------------------
                                                JUNE 30, 1998                   1997                        1996
                                          -------------------------   -------------------------   -------------------------
                                                        PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                                         OF TOTAL                    OF TOTAL                    OF TOTAL
                                          RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                                          -----------   -----------   -----------   -----------   -----------   -----------
Receivables Outstanding(2)..............  $29,943,745     100.00%     $28,888,003     100.00%     $22,119,202     100.00%
                                          ===========     ======      ===========     ======      ===========     ======
Receivables Delinquent:
  35-64 days............................  $   371,612       1.24%     $   425,464       1.47%     $   359,275       1.62%
  65-94 days............................      247,057       0.83          275,747       0.96          250,468       1.13
  95 or more days(3)....................      671,056       2.24          584,050       2.02          475,115       2.15
                                          -----------     ------      -----------     ------      -----------     ------
    Total...............................  $ 1,289,725       4.31%     $ 1,285,261       4.45%     $ 1,084,858       4.90%
                                          ===========     ======      ===========     ======      ===========     ======

                                           AS OF DECEMBER 31, (1)
                                          -------------------------
                                                    1995
                                          -------------------------
                                                        PERCENTAGE
                                                         OF TOTAL
                                          RECEIVABLES   RECEIVABLES
                                          -----------   -----------
Receivables Outstanding(2)..............  $17,411,514     100.00%
                                          ===========     ======
Receivables Delinquent:
  35-64 days............................  $   219,240       1.26%
  65-94 days............................      130,088       0.75
  95 or more days(3)....................      231,315       1.32
                                          -----------     ------
    Total...............................  $   580,643       3.33%
                                          ===========     ======

------------

(1) The information set forth in the table above is stated on a basis consistent with the Bank's current fiscal year. The Bank changed its fiscal year end from June 30 to December 31 in connection with the merger of First USA, Inc. with and into BANC ONE.
(2) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts.
(3) The amount of Receivables Delinquent 95 or more days for each of the periods shown is stated on a basis consistent with the Bank's current policy of charging off an account immediately prior to the end of the sixth billing cycle after having become contractually past due. Its prior policy, which applied during the periods shown above, was to charge off accounts immediately prior to the end of the seventh billing cycle after having become contractually past due.

                                LOSS EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                              SIX MONTHS
                                                 ENDED            YEAR ENDED DECEMBER 31, (1)
                                               JUNE 30,     ----------------------------------------
                                                 1998          1997           1996          1995
                                              -----------   -----------   ------------   -----------
Average Receivables Outstanding(2)..........  $29,133,393   $24,918,928   $ 18,986,458   $13,497,080
Gross Charge-Offs(3)........................      806,503     1,350,863        895,267       416,406
Gross Charge-Offs as a percentage of Average
  Receivables Outstanding(4)................         5.58%         5.42%          4.72%         3.09%
Recoveries(5)...............................       79,675       122,234         61,787        23,597
Net Losses(5)...............................      726,828     1,228,629        833,480       392,809
Net Losses as a percentage of Average
  Receivables Outstanding(4)................         5.03%         4.93%          4.39%         2.91%

------------
(1) The information set forth in the table above is stated on a basis consistent with the Bank's current fiscal year. The Bank changed its fiscal year end from June 30 to December 31 in connection with the merger of First USA, Inc. with and into BANC ONE.
(2) Average Receivables Outstanding is the average daily receivables during the periods indicated.
(3) Gross Charge-Offs are principal charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods or customer disputes.
(4)  Annualized.
(5) Recoveries are included in the Trust as of July 1, 1996. Net Losses for each of the periods shown are stated on a basis consistent with the Bank's current policy of charging off an account immediately prior to the end of the sixth billing cycle after having become contractually past due. Its prior policy, which applied during the periods shown above, was to charge off accounts immediately prior to the end of the seventh billing cycle after having become contractually past due.

     The Bank's delinquency and net credit loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the Bank's accounts, the success of the Bank's collection efforts and general economic conditions. Receivables delinquent as a percentage of total receivables outstanding increased from 3.33% at December 31, 1995 to 4.90% at December 31, 1996 and decreased at December 31, 1997 to 4.45% and at June 30, 1998 to 4.31%. Net losses as a percentage of average receivables outstanding increased from 2.91% for 1995 to 4.39% for 1996 to 4.93% for 1997 to 5.03% for the six months ended June 30, 1998. Newly booked accounts historically have exhibited rising delinquencies and losses which reach a steady state within approximately two to three years after origination. As new loan originations have continued to become a smaller percentage of the Bank Portfolio, delinquency, gross charge-off and net credit loss rates for the Bank Portfolio have increased. In addition, industry losses and delinquencies have increased over recent periods. The industry also continues to experience intense competition, which results in increased account turnover and higher costs per account. The Bank's focus continues to be to optimize the profitability of each account within the context of acceptable risk characteristics. As the Bank increases market penetration, it will continue to focus on segments of the credit market which have been highly profitable, and the Bank believes its delinquency and loss rates will generally follow industry trends.

INTERCHANGE

     Creditors participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems a portion of this Interchange in connection with cardholder Purchases is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. Interchange currently ranges from approximately 1.0% to 2.0% of the transaction amount. Interchange will be allocated to the Trust by treating 1.3% (subject to adjustment at the option of the Transferor upon the satisfaction of certain conditions as described in the Prospectus under "Description of the Certificates--Discount Receivables") of collections on the Receivables (whether arising from Purchases or Cash Advances), other than collections with respect to Periodic Finance Charges, Annual Membership Fees and Other Charges, as collections of Discount Receivables.

                                THE RECEIVABLES

     The Receivables in the Trust Portfolio (including the Additional Accounts added to the Trust on July 6, 1998 and August 4, 1998), as of the close of business on June 30, 1998, consisted of $30,187,190,345 of Principal Receivables and $953,511,096 of Finance Charge Receivables. On the Closing Date, the
Transferor will deposit $          into the Finance Charge Account, which will
be applied as collections of Finance Charge Receivables received during the initial Monthly Period and allocated to Series 1998-5 (the "Offered Series"). The Accounts, including such Additional Accounts, had an average Principal Receivable balance of $1,456 (including accounts with a zero balance) and an average credit limit of $8,080. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 18.6%.

     As of June 30, 1998, cardholders whose Accounts are included in the Trust Portfolio, including such Additional Accounts, had billing addresses in 50 states, the District of Columbia and other United States territories and possessions. As of June 30, 1998, 70% of the Accounts, including such Additional Accounts, were premium accounts and 30% were standard accounts, and the aggregate Principal Receivable balances of premium accounts and standard accounts, as a percentage of the aggregate total Principal Receivables, were 83% and 17%, respectively.

     The percentage used to determine the Minimum Transferor Interest (the "Minimum Transferor Percentage") applicable to the Certificates is currently 7% but may be reduced to a lesser percentage upon the satisfaction of certain conditions. The Minimum Aggregate Principal Receivables applicable to the Certificates is an amount equal to (i) the sum of the initial invested amounts of all Series then outstanding other than any Series of variable funding certificates, (ii) with respect to any Series of variable funding certificates in its revolving period, the then current invested amount of such Series and
(iii) with respect to any Series of variable funding certificates in its amortization period, the invested amount of such Series at the end of the last day of the revolving period for such Series.

     The following tables summarize the Trust Portfolio (including the Additional Accounts added to the Trust on July 6, 1998 and August 4, 1998, certain of which Accounts added to the Trust on July 6, 1998, were originated by Bank One, N.A., Bank One, Arizona, NA and other affiliates of the Bank) by various criteria as of the close of business on June 30, 1998. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                      PERCENTAGE
                                                       OF TOTAL                        PERCENTAGE OF
               ACCOUNT                  NUMBER OF     NUMBER OF        AMOUNT OF      TOTAL AMOUNT OF
            BALANCE RANGE                ACCOUNTS      ACCOUNTS       RECEIVABLES       RECEIVABLES
            -------------               ----------    ----------    ---------------   ---------------
Credit Balance........................     364,126        1.8%      $   (54,006,975)        (0.2)%
No Balance............................   9,132,916       44.0                    --           --
$0.01 to $2,000.00....................   6,257,014       30.2         3,829,400,957         12.3
$2,000.01 to $5,000.00................   2,821,239       13.6         9,799,243,381         31.5
$5,000.01 to $10,000.00...............   1,749,139        8.4        12,100,222,086         38.8
$10,000.01 or More....................     414,422        2.0         5,465,841,992         17.6
                                        ----------      -----       ---------------        -----
          TOTAL.......................  20,738,856      100.0%      $31,140,701,441        100.0%
                                        ==========      =====       ===============        =====

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                      PERCENTAGE
                                                       OF TOTAL                        PERCENTAGE OF
                CREDIT                  NUMBER OF     NUMBER OF        AMOUNT OF      TOTAL AMOUNT OF
             LIMIT RANGE                 ACCOUNTS      ACCOUNTS       RECEIVABLES       RECEIVABLES
             -----------                ----------    ----------    ---------------   ---------------
$0.00 to $2,000.00....................   2,062,984        9.9%      $   728,984,781          2.3%
$2,000.01 to $5,000.00................   4,950,990       23.9         5,867,890,494         18.9
$5,000.01 to $10,000.00...............   7,946,110       38.3        12,479,224,582         40.1
$10,000.01 or More....................   5,778,772       27.9        12,064,601,584         38.7
                                        ----------      -----       ---------------        -----
          TOTAL.......................  20,738,856      100.0%      $31,140,701,441        100.0%
                                        ==========      =====       ===============        =====

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                      PERCENTAGE
        PERIOD OF DELINQUENCY                          OF TOTAL                        PERCENTAGE OF
         (DAYS CONTRACTUALLY            NUMBER OF     NUMBER OF        AMOUNT OF      TOTAL AMOUNT OF
             DELINQUENT)                 ACCOUNTS      ACCOUNTS       RECEIVABLES       RECEIVABLES
             -----------                ----------    ----------    ---------------   ---------------
Not Delinquent........................  20,072,402       96.8%      $28,459,421,325         91.4%
Up to 34 Days.........................     416,372        2.0         1,496,890,317          4.8
35 to 64 Days.........................      90,347        0.4           376,209,047          1.2
65 to 94 Days.........................      53,747        0.3           250,871,967          0.8
95 or More Days.......................     105,988        0.5           557,308,785          1.8
                                        ----------      -----       ---------------        -----
          TOTAL.......................  20,738,856      100.0%      $31,140,701,441        100.0%
                                        ==========      =====       ===============        =====

                         COMPOSITION OF ACCOUNTS BY AGE
                                TRUST PORTFOLIO

                                                      PERCENTAGE
                                                       OF TOTAL                        PERCENTAGE OF
                                        NUMBER OF     NUMBER OF        AMOUNT OF      TOTAL AMOUNT OF
                 AGE                     ACCOUNTS      ACCOUNTS       RECEIVABLES       RECEIVABLES
                 ---                    ----------    ----------    ---------------   ---------------
Less than or equal to 6 Months........   3,270,069       15.8%      $ 4,561,342,140         14.6%
Over 6 Months to 12 Months............   3,623,946       17.5         5,055,201,584         16.2
Over 12 Months to 24 Months...........   4,214,256       20.3         6,259,049,490         20.1
Over 24 Months to 36 Months...........   2,937,012       14.2         5,154,206,650         16.6
Over 36 Months to 48 Months...........   3,111,388       15.0         4,745,845,362         15.2
Over 48 Months to 60 Months...........   1,483,775        7.1         2,196,758,752          7.1
Over 60 Months........................   2,098,410       10.1         3,168,297,463         10.2
                                        ----------      -----       ---------------        -----
          TOTAL.......................  20,738,856      100.0%      $31,140,701,441        100.0%
                                        ==========      =====       ===============        =====

                     COMPOSITION BY GEOGRAPHIC DISTRIBUTION
                                TRUST PORTFOLIO

                                                          PERCENTAGE
                                                           OF TOTAL                        PERCENTAGE OF
                                            NUMBER OF     NUMBER OF        AMOUNT OF      TOTAL AMOUNT OF
                  STATE                      ACCOUNTS      ACCOUNTS       RECEIVABLES       RECEIVABLES
                  -----                     ----------    ----------    ---------------   ---------------
Alabama...................................     240,459        1.2%      $   373,537,284          1.2%
Alaska....................................      43,546        0.2            90,492,985          0.3
Arizona...................................     364,717        1.8           558,087,755          1.8
Arkansas..................................     159,772        0.8           239,291,235          0.8
California................................   2,348,748       11.4         4,067,813,219         13.0
Colorado..................................     358,224        1.7           547,344,878          1.8
Connecticut...............................     276,434        1.3           444,507,011          1.4
Delaware..................................      60,007        0.3            86,472,289          0.3
District of Columbia......................      36,362        0.2            63,388,287          0.2
Florida...................................   1,295,989        6.2         1,964,938,598          6.3
Georgia...................................     475,602        2.3           787,576,514          2.5
Hawaii....................................      83,834        0.4           151,226,589          0.5
Idaho.....................................      88,743        0.4           138,023,652          0.4
Illinois..................................     936,142        4.5         1,346,569,843          4.3
Indiana...................................     456,564        2.2           589,267,989          1.9
Iowa......................................      33,078        0.2            37,487,151          0.1
Kansas....................................     182,561        0.9           272,229,032          0.9
Kentucky..................................     350,872        1.7           385,243,923          1.2
Louisiana.................................     346,693        1.7           517,188,824          1.7
Maine.....................................      81,747        0.4           119,678,905          0.4
Maryland..................................     419,154        2.0           703,922,706          2.3
Massachusetts.............................     608,977        2.9           813,429,417          2.6
Michigan..................................     642,404        3.1         1,000,973,784          3.2
Minnesota.................................     280,468        1.4           357,179,435          1.1
Mississippi...............................     139,943        0.7           209,779,474          0.7
Missouri..................................     362,671        1.7           518,458,914          1.7
Montana...................................      73,022        0.4           111,285,555          0.4
Nebraska..................................     117,551        0.6           149,567,671          0.5
Nevada....................................     150,081        0.7           280,680,949          0.9
New Hampshire.............................      93,941        0.5           145,206,486          0.5
New Jersey................................     727,866        3.5         1,098,179,359          3.5
New Mexico................................     122,755        0.6           192,720,020          0.6
New York..................................   1,389,890        6.7         2,165,443,132          6.9
North Carolina............................     446,164        2.2           659,178,714          2.1
North Dakota..............................      43,179        0.2            55,212,476          0.2
Ohio......................................   1,202,143        5.8         1,508,780,277          4.8
Oklahoma..................................     311,969        1.5           448,489,986          1.4
Oregon....................................     298,347        1.4           452,265,672          1.5
Pennsylvania..............................     920,816        4.4         1,160,317,946          3.7
Rhode Island..............................      82,916        0.4           120,007,659          0.4
South Carolina............................     217,640        1.0           308,748,505          1.0
South Dakota..............................      45,493        0.2            64,874,198          0.2
Tennessee.................................     293,180        1.4           396,751,480          1.3
Texas.....................................   1,896,535        9.1         3,023,569,833          9.7
Utah......................................     173,183        0.8           213,910,047          0.7
Vermont...................................      42,857        0.2            63,403,583          0.2
Virginia..................................     499,123        2.4           816,430,397          2.6
Washington................................     503,313        2.4           817,592,735          2.6
West Virginia.............................     147,964        0.7           202,432,068          0.7
Wisconsin.................................     179,832        0.9           165,202,801          0.5
Wyoming...................................      38,670        0.2            55,603,571          0.2
Other U.S. territories and possessions....      46,715        0.2            80,736,628          0.3
                                            ----------      -----       ---------------        -----
         TOTAL............................  20,738,856      100.0%      $31,140,701,441        100.0%
                                            ==========      =====       ===============        =====

     Since the largest number of cardholders (based on billing addresses) whose accounts were included in the Trust as of June 30, 1998 were in California, Texas, New York, Florida and Ohio, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the Certificates.

                            MATURITY CONSIDERATIONS

     The Pooling and Servicing Agreement provides that Class A Certificateholders will not begin to receive payments of principal until the Class A Scheduled Payment Date, which is the August 2003 Distribution Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The Class B Certificateholders will not begin to receive payments of principal until the Class A Invested Amount has been paid in full. Principal on the Class B Certificates is expected to be paid on the Class B Scheduled Payment Date which is the August 2003 Distribution Date.

     On each Transfer Date during the Accumulation Period prior to the payment of the Class A Invested Amount in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the applicable "Controlled Deposit Amount," which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any, and (c) the Class A Adjusted Invested Amount prior to any deposits on such day will be deposited in the Principal Funding Account until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Invested Amount. After the full amount of the Class A Invested Amount has been deposited in the Principal Funding Account, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections remaining after the application thereof to the Class A Invested Amount, if any, (b) the applicable Controlled Deposit Amount (minus the Class A Monthly Principal) and (c) the Class B Adjusted Invested Amount prior to any deposits on such day will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the sum of the Class A Invested Amount and the Class B Invested Amount and such amount will be distributed to the Class B Certificateholders on the Class B Scheduled Payment Date and, if the Class B Invested Amount is not paid in full on such date, on each subsequent Distribution Date until the earlier of the date the Class B Invested Amount has been paid in full and the Stated Series Termination Date. On and after the Transfer Date preceding the Distribution Date on which the Class A Invested Amount and the Class B Invested Amount will be paid in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections remaining after the application thereof to the Class A Invested Amount and the Class B Invested Amount, if any, (b) the applicable Controlled Deposit Amount (minus the Class A Monthly Principal and Class B Monthly Principal) and (c) the Excess Collateral Adjusted Amount prior to any deposits on such day will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the sum of the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount and such amount will be distributed to the Excess Collateral Holders on the Transfer Date immediately preceding the Excess Collateral Scheduled Payment Date and, if the Excess Collateral Amount is not paid in full on such date, on each subsequent Transfer Date until the earlier of the date on which the Invested Amount has been paid in full and the Stated Series Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Invested Amount on the Class A Scheduled Payment Date and the Class B Invested Amount on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Invested Amount will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Invested Amount will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Invested Amount or the Class B Invested Amount in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, the Rapid Amortization Period will commence.

     If a Pay Out Event occurs during the Accumulation Period, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the next Distribution Date. In addition, to the extent that the Class A Invested Amount has not been paid in full on the Class A Scheduled Payment Date, the Class A Certificateholders will be entitled to monthly payments of principal on each succeeding Distribution Date equal to the Available Investor Principal Collections until the Class A Certificates have been paid in full. After the Class A Certificates have been paid in full, Available Investor Principal Collections will be paid to the Class B Certificates on each Distribution Date until the earlier of the date on which the Class B Invested Amount has been paid in full and the Stated Series Termination Date.

     A "Pay Out Event" occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) certain events of insolvency or receivership relating to the Transferor, (d) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (e) the failure of the Transferor to convey Receivables arising under Additional Accounts to the Trust when required by the Pooling and Servicing Agreement, (f) the Trust's becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (g) a reduction in the average Portfolio Yield for any three consecutive Monthly Periods to a rate which is less than the weighted average Base Rate for such three consecutive Monthly Periods. The "Base Rate" means, with respect to any Monthly Period, the weighted average of the Class A Certificate Rate, the Class B Certificate Rate and the Excess Collateral Minimum Rate as of the last day of such Monthly Period (weighted based on the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount, respectively, as of the last day of such Monthly Period) plus the product of 2.00% per annum and the percentage equivalent of a fraction the numerator of which is the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Excess Collateral Adjusted Amount and the denominator of which is the Invested Amount, each as of the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction the numerator of which is an amount equal to the sum of (i) the amount of collections of Finance Charge Receivables allocable to the Certificateholders for such Monthly Period, (ii) the investment proceeds on amounts on deposit in the Principal Funding Account which are deposited in the Finance Charge Account on the Transfer Date related to such Monthly Period and (iii) the amount, if any, withdrawn from the Reserve Account to be deposited in the Finance Charge Account on the Transfer Date relating to such Monthly Period, calculated on a cash basis after subtracting an amount equal to the Investor Default Amount for such Monthly Period, and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period. See "Description of the Certificates--Pay Out Events" herein and in the Prospectus.

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                        CARDHOLDER MONTHLY PAYMENT RATES
                                 BANK PORTFOLIO

                                                     SIX MONTHS       YEAR ENDED DECEMBER 31,
                                                        ENDED        --------------------------
                                                     JUNE, 1998       1997      1996      1995
                                                    -------------    ------    ------    ------
Lowest Month......................................      13.38%        11.73%    10.16%     9.86%
Highest Month.....................................      15.49         14.99     11.86     11.73
Monthly Average...................................      14.35         13.03     11.18     10.90

     The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders and number of collection days. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above. If a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced. In addition, there can be no assurance that the issuance of other Series or the terms of any such other Series might not have an impact on the timing of the payments received by the Certificateholders.

     Because there may be a slowdown in the payment rate below the payment rate used to determine the Controlled Accumulation Amount or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. See "Risk Factors--Payments and Maturity" in the Prospectus. As described under "Description of the Certificates--Postponement of Accumulation Period" herein the Servicer may shorten the Accumulation Period and, in such event, there can be no assurance that the duration of the Accumulation Period will be sufficient for the accumulation of all amounts necessary to pay the Class A Invested Amount and the Class B Invested Amount on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively, especially if a pay out event were to occur with respect to one or more other Series thereby limiting the amount of Excess Principal Collections allocable to the Offered Series.

                        RECEIVABLE YIELD CONSIDERATIONS

     The portfolio yield on the Bank Portfolio for each of the three years contained in the period ended December 31, 1997 and for the six months ended June 30, 1998 is set forth in the following table. The portfolio yields in the table are calculated on an accrual basis. The portfolio yield on Receivables included in the Trust is calculated on a cash basis. Portfolio yields calculated on an accrual basis may differ from portfolio yields calculated on a cash basis due to (a) a lag between when finance charges and fees are charged to cardholder accounts and when such finance charges and fees are collected and (b) finance charges and fees that are not ultimately collected from the cardholder. However, during the three years contained in the period ended December 31, 1997 and for the six months ended June 30, 1998, portfolio yield on an accrual basis approximated portfolio yield on a cash basis. Portfolio yield on both an accrual and a cash basis will also be affected by numerous factors, including changes in the periodic rates, variations in the rate of payments and new borrowings on the Accounts, the amount of the Annual Membership Fees and Other Charges, changes in the delinquency and loss rates on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur Periodic Finance Charges, which may in turn be caused by a variety of factors, including seasonal variations, the availability of other sources of credit and general economic conditions. See "Maturity Assumptions" in the Prospectus. Interchange allocated to the Trust with respect to the Receivables may vary from the amounts included in the table below because Interchange will be included in the Trust on an estimated basis by initially treating 1.3% of collections on the Receivables, other than collections with respect to Periodic Finance Charges, Annual Membership Fees and Other Charges, as Discount Receivables.

                                PORTFOLIO YIELD
                                 BANK PORTFOLIO

                                                                       YEAR ENDED DECEMBER 31,
                                                  SIX MONTHS ENDED    --------------------------
                                                   JUNE 30, 1998       1997      1996      1995
                                                  ----------------    ------    ------    ------
Average account monthly accrued fees and
  charges(1)(2).................................       $39.56         $39.90    $36.82    $32.35
Average account balance(3)......................        2,822          2,959     2,799     2,580
Portfolio yield from fees and charges(1)(4).....        16.82%         16.18%    15.79%    15.04%

---------------

(1) Fees and charges are comprised of Periodic Finance Charges, Interchange, Annual Membership Fees and Other Charges.
(2) Average account monthly accrued fees and charges are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed Periodic Finance Charges, and include Interchange.
(3) Average account balance includes Purchases, Cash Advances and accrued and unpaid Periodic Finance Charges, Annual Membership Fees and Other Charges and is calculated based on the average of the month end balances for accounts with balances.
(4) Annualized.

     The increase in portfolio yield for the years ended December 31, 1996 and December 31, 1997 and for the six months ended June 30, 1998 reflects changes in the overall pricing distribution of the Bank Portfolio. The accounts in the Bank Portfolio that are not included in the Trust Portfolio are primarily newly originated accounts with a greater proportion of Receivables arising pursuant to direct solicitations of low-rate, no annual fee credit cards, with on average a lower introductory rate, than the average accounts in the Trust Portfolio, which are more seasoned. Therefore, the actual portfolio yield with respect to the Receivables in the Trust Portfolio may be different from that set forth above.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates, in the amount
of $          , before deduction of expenses, will be (i) used to make an
initial deposit to the Finance Charge Account in the amount of $          , and
(ii) paid to the Bank. The Bank will use such balance of the proceeds for its general corporate purposes.

                              FIRST USA BANK, N.A.

     The Bank is among the nation's largest issuers of VISA and MasterCard credit cards in the United States, with more than 20.2 million credit cards issued and approximately $29.9 billion in managed credit card loans outstanding as of June 30, 1998. See "The Bank and BANC ONE CORPORATION" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

     The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement and the Offered Series Supplement. Pursuant to the Pooling and Servicing Agreement, the Transferor and the Trustee may execute further Supplements in order to issue additional Series. The following summary of the Offered Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and the Offered Series Supplement. See "Description of the Certificates" in the Prospectus for additional information concerning the Offered Certificates and the Pooling and Servicing Agreement.

GENERAL

     The Certificates will represent undivided interests in certain assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in the Trust. Each Class A Certificate represents the right to receive payments of interest at the applicable Class A Certificate Rate for the related Interest Period and payments of principal on the Class A Scheduled Payment Date, or on each Distribution Date during the Rapid Amortization Period, funded from collections of Finance Charge Receivables (and Reallocated Principal Collections) and Principal Receivables, respectively, allocated to the Class A Certificateholders' Interest and certain other amounts. Each Class B Certificate represents the right to receive payments of interest at the applicable Class B Certificate Rate for the related Interest Period and payments of principal on the Class B Scheduled Payment Date and on each Distribution Date during the Rapid Amortization Period after the Class A Invested Amount has been paid in full funded from collections of Finance Charge Receivables (and Reallocated Excess Collateral Principal Collections) and Principal Receivables, respectively, allocated to the Class B Certificateholders' Interest and certain other amounts. Payments of interest and principal will be made on each Distribution Date to Certificateholders in whose names the Certificates were registered on the last day of the calendar month preceding such Distribution Date (each, a "Record Date").

     The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of the nominee of DTC.

     Application has been made to list the Class A Certificates and the Class B Certificates on the Luxembourg Stock Exchange.

     In the event that Definitive Certificates are issued, an Offered Certificate that is mutilated, destroyed, lost or stolen may be exchanged or replaced, as the case may be, at the offices of the co-transfer agent and co-registrar in Luxembourg upon presentation of the Offered Certificate or satisfactory evidence of the mutilation, destruction, loss or theft thereof to the co-transfer agent and co-registrar. An indemnity satisfactory to the co-transfer agent and co-registrar and the Trustee may be required at the expense of the Certificateholder before a replacement Offered Certificate will be issued. The Certificateholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the co-transfer agent and co-registrar) connected therewith. The transfer agent and registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

     The Trustee will maintain a paying agent in Luxembourg for so long as the Offered Certificates are outstanding. The name and address of the paying agent in Luxembourg are set forth at the end of this Prospectus Supplement. If Definitive Certificates are issued, such paying agent also will act as co-transfer agent and co-registrar with respect to the Definitive Certificates and transfers of the Definitive Certificates may be made through the facilities of such co-transfer agent. In addition, upon maturity or final payment, such Definitive Certificates may be presented for payment at the offices of such paying agent in Luxembourg up to two years after maturity or final payment.

STATUS OF THE OFFERED SERIES

     The Offered Series will rank pari passu with all other outstanding Series. Payments on the Class B Certificates are subordinated to payments on the Class A Certificates to the extent described herein and in the Prospectus. Payments on the Excess Collateral are subordinated to payments on the Class A Certificates and the Class B Certificates to the extent described herein and in the Prospectus.

PRESCRIPTION

     The Pooling and Servicing Agreement provides that any money paid by the Trust to any of the paying agents for the payment of principal or interest which remains unclaimed for two years after such principal or interest shall have become due and payable will be repaid to the Trust, and thereafter any holder of an Offered Certificate may look only to the Trust for payment thereof.

INTEREST PAYMENTS

     Interest will accrue on the outstanding principal balance of the Class A Certificates at the Class A Certificate Rate and on the outstanding principal balance of the Class B Certificates at the Class B Certificate Rate from the Closing Date. Interest will accrue on the Certificates and be payable on September 18, 1998, and on the 18th day of each month thereafter, or if such 18th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), in an amount equal to (i) with respect to the Class A Certificates, the product of (a) the actual number of days in the related Interest Period divided by 360, (b) the Class A Certificate Rate and (c) the outstanding principal amount of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, an amount equal to the product of (x) the outstanding principal amount of the Class A Certificates
on the Closing Date, (y)   divided by 360 and (z) the Class A Certificate Rate
determined on August   , 1998) and (ii) with respect to the Class B
Certificates, the product of (a) the actual number of days in the related Interest Period divided by 360, (b) the Class B Certificate Rate and (c) the outstanding principal amount of the Class B Certificates as of the preceding Record Date (or in the case of the first Distribution Date, an amount equal to the product of (x) the outstanding principal amount of the Class B Certificates
on the Closing Date, (y)   divided by 360 and (z) the Class B Certificate Rate
determined on August   , 1998). Interest payments on the Certificates will be
funded, (i) with respect to the Class A Certificates, from the portion of Finance Charge Receivables collected during the preceding Monthly Period (or with respect to the first Distribution Date, from and including the Closing Date to and including August 31, 1998) allocated to the Class A Certificateholders' Interest and, if necessary, from Excess Finance Charge Collections allocated to the Class A Certificates and Reallocated Principal Collections (to the extent available), (ii) with respect to the Class B Certificates, from the portion of Finance Charge Receivables collected during the preceding Monthly Period (or with respect to the first Distribution Date, from and including the Closing Date to and including August 31, 1998) allocated to the Class B Certificateholders' Interest and, if necessary, from Excess Finance Charge Collections allocated to the Class B Certificates and Reallocated Excess Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates and (iii) with respect to the Excess Collateral Amount, from Excess Finance Charge Collections allocated to the Excess Collateral Holders. The "Interest Period" with respect to any Distribution Date, or related Transfer Date, as the case may be, will be the period from the previous Distribution Date through the day preceding such

Distribution Date, except that the initial Interest Period will be the period from the Closing Date through the day preceding the initial Distribution Date.

     The Class A Certificates will bear interest at the rate of      % above
LIBOR determined as set forth below from the Closing Date through September 17, 1998 and with respect to each Interest Period thereafter. The Class B
Certificates will bear interest at the rate of      % above LIBOR determined as
set forth below from the Closing Date through September 17, 1998 and with respect to each Interest Period thereafter.

     The Trustee will determine LIBOR on August   , 1998, for the period from
the Closing Date through September 17, 1998, and for each Interest Period following the initial Interest Period, on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any day, other than a Saturday, Sunday or day on which banking institutions in London, England trading in U.S. dollar deposits in the London interbank market, or banking institutions in New York, New York or in Newark, Delaware, are authorized or obligated by law or executive order to be closed.

     "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

     The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and immediately preceding Interest Period may be obtained by telephoning The Bank of New York at (212) 815-5737. The Trustee will cause the Class A Certificate Rate and the Class B Certificate Rate as well as the amount of Class A Monthly Interest and Class B Monthly Interest applicable to an Interest Period to be provided to the Luxembourg Stock Exchange and to be published in a daily newspaper in Luxembourg (expected to be the Luxemburger
Wort) as soon as possible after its determination but in no event later than the first day of such Interest Period. Such information will also be included in a statement to the Certificateholders of record prepared by the Servicer. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

     Interest on the Class A Certificates and the Class B Certificates will be calculated on the basis of the actual number of days in the Interest Period and a 360 day year.

PRINCIPAL PAYMENTS

     On each Transfer Date during the Revolving Period (the period from and including the Closing Date to but excluding the earlier of (a) the commencement of the Accumulation Period and (b) the commencement of the Rapid Amortization Period), collections of Principal Receivables allocable to the Invested Amount will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Excess Principal Collections.

     On each Transfer Date following the commencement of the Accumulation Period, prior to the earlier of the payment of the Class A Invested Amount in full and the commencement of the Rapid Amortization Period, the

Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to the preceding Monthly Period, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Invested Amount prior to any such deposit on such day. Amounts in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date. After the full amount of the Class A Invested Amount has been deposited in the Principal Funding Account and beginning with the Transfer Date related to the Class B Principal Commencement Date, prior to the commencement of the Rapid Amortization Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) the Available Investor Principal Collections with respect to the preceding Monthly Period remaining after application thereof to the Class A Invested Amount, if any, (b) the applicable Controlled Deposit Amount (minus the Class A Monthly Principal with respect to such Transfer Date) and (c) the Class B Adjusted Invested Amount prior to any such deposit on such day. After payment in full of the Class A Invested Amount, amounts in the Principal Funding Account will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date. After the full amount of the sum of the Class A Invested Amount and the Class B Invested Amount has been deposited in the Principal Funding Account, prior to the commencement of the Rapid Amortization Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) the Available Investor Principal Collections with respect to the preceding Monthly Period remaining after application thereof to the Class A Invested Amount and the Class B Invested Amount, if any, (b) the applicable Controlled Deposit Amount (minus the Class A Monthly Principal and the Class B Monthly Principal with respect to such Transfer Date) and (c) the Excess Collateral Adjusted Amount prior to any such deposit on such day. If the Class A Invested Amount and the Class B Invested Amount will be paid in full on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively, amounts in the Principal Funding Account will be paid to the Excess Collateral Holders on the Transfer Date immediately preceding the Excess Collateral Scheduled Payment Date. The "Excess Collateral Scheduled Payment Date" is the August 2003 Transfer Date. During the Accumulation Period, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Excess Collateral Monthly Principal on a Transfer Date will generally be treated as Excess Principal Collections.

     "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to, during the Revolving Period, the Investor Percentage, and during an Amortization Period, the Fixed/Floating Allocation Percentage of all collections in respect of Principal Receivables received during such Monthly Period, plus (ii) the amount, if any, of Unallocated Principal Collections on the next succeeding Distribution Date allocated to the Certificates, plus (iii) the amount, if any, of collections of Finance Charge Receivables and Excess Finance Charge Collections allocated and available on the next succeeding Distribution Date to
(A) fund the Class A Investor Default Amount, the Class B Investor Default Amount and the Excess Collateral Default Amount with respect to the next succeeding Distribution Date and (B) reimburse Class A Investor Charge-Offs and previous reductions in the Class B Invested Amount and the Excess Collateral Amount minus (iv) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Class A Required Amount and the Class B Required Amount, plus (b) any Excess Principal Collections with respect to other Series that are allocated to the Offered Series plus (c) any other amounts which pursuant to the Offered Series Supplement are to be treated as Available Investor Principal Collections with respect to the related Transfer Date.

     "Class B Principal Commencement Date" means (a) with respect to the Accumulation Period, the first Distribution Date on which an amount equal to the Class A Invested Amount has been deposited in the Principal Funding Account and allocated to the Class A Certificates or (b) with respect to the Rapid Amortization Period, the Distribution Date on which the Class A Invested Amount is paid in full or, if there are no Available Investor Principal Collections remaining after payments have been made to the Class A Certificates on such Distribution Date, the Distribution Date following the Distribution Date on which the Class A Invested Amount is paid in full.

     On each Distribution Date following the Monthly Period in which the Rapid Amortization Period commences, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the preceding Monthly Period in an amount up to the Class A Invested Amount until the earlier of the date the Class A Invested Amount is paid in full and the Stated Series Termination Date. In addition, if a Pay Out Event occurs during the Accumulation Period, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Certificateholders of each Class of Certificates, sequentially, in order of seniority, on the Distribution Date following the Monthly Period in which the Rapid Amortization Period commences. After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive Available Investor Principal Collections on each Distribution Date during the Rapid Amortization Period until the earlier of the date the Class B Invested Amount is paid in full and the Stated Series Termination Date. After payment in full of the Class B Invested Amount, the Excess Collateral Holders will be entitled to receive Available Investor Principal Collections on each Transfer Date (other than the Transfer Date prior to the Stated Series Termination Date) and on the Stated Series Termination Date until the earlier of the date the Excess Collateral Holders' Interest is paid in full and the Stated Series Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

     In the event of a sale of the Receivables and an early termination of the Trust due to an event of insolvency, the breach of certain representations and warranties, an optional repurchase of the Receivables by the Bank, a repurchase of the Receivables in connection with a Servicer Default or a sale of the Receivables in connection with the Stated Series Termination Date (each as described under "Description of the Certificates--Pay Out Events;" "--Servicer Default;" and "--Final Payment of Principal; Termination" in the Prospectus), distributions of principal will be made to the Certificateholders upon surrender of their Certificates. The proceeds of any such sale or repurchase of Receivables will be allocated first to pay amounts due with respect to the Class A Certificates, then to pay amounts due with respect to the Class B Certificates and then to pay amounts due with respect to the Excess Collateral as described herein.

POSTPONEMENT OF ACCUMULATION PERIOD

     Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On each Determination Date, until the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Class A Scheduled Payment Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (unless Excess Principal Collections from any such other Series are not allocated to be shared with the Offered Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of Series (which may exclude certain other Series) which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will not be less than one month. If the Accumulation Period is postponed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Accumulation Period, it is probable that Certificateholders would receive some of their principal later than if the Accumulation Period had not been so postponed.

EXCESS PRINCIPAL COLLECTIONS

     Collections of Principal Receivables for any Monthly Period allocated to the Invested Amount will first be used to cover, with respect to any Monthly Period during either Amortization Period, payments to the Class A Certificateholders and the Class B Certificateholders and then under certain circumstances payments to the Excess Collateral Holders. The Servicer will determine the amount of collections of Principal Receivables for any

Monthly Period allocated to the Invested Amount remaining after covering required payments to the Certificateholders or deposits with respect thereto and any similar amount remaining for any other Series ("Excess Principal Collections"). The Servicer will allocate the Excess Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series. Excess Principal Collections will not be used to cover investor charge-offs for any Series. If principal shortfalls for all Series exceed Excess Principal Collections for any Monthly Period, Excess Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of principal shortfalls. To the extent that Excess Principal Collections exceed principal shortfalls for all Series, the balance will, subject to certain limitations, be paid to the holder of the Exchangeable Transferor Certificate. "Principal Shortfalls" means with respect to the Offered Series and any Distribution Date (a) the sum of the amount, if any, by which during the Accumulation Period the Controlled Deposit Amount exceeds the sum of the Class A Monthly Principal, Class B Monthly Principal and Excess Collateral Monthly Principal for such Distribution Date or
(b) during the Rapid Amortization Period, (i) the amount, if any, by which the Class A Invested Amount exceeds the Class A Monthly Principal for such Distribution Date, (ii) on and after the Class B Principal Commencement Date, the amount, if any, by which the Class B Invested Amount exceeds the Class B Monthly Principal for such Distribution Date and (iii) on and after the date on which the Class B Invested Amount has been deposited in full in the Principal Funding Account or paid in full, the amount, if any, by which the Excess Collateral Amount exceeds the Excess Collateral Monthly Principal for such Distribution Date.

SUBORDINATION OF THE CLASS B CERTIFICATES

     The Class B Certificateholders' Interest will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced.

     If collections of Finance Charge Receivables allocable to the Class A Certificateholders' Interest for any Monthly Period are insufficient to pay Class A Monthly Interest, any overdue Class A Monthly Interest (with default interest thereon), the Class A Investor Default Amount for such Monthly Period, and, if the Transferor is not the Servicer, the Class A Monthly Servicing Fee for such Monthly Period, then Excess Finance Charge Collections will be applied to fund the amount of such deficiency. If Excess Finance Charge Collections available with respect to such Monthly Period are less than the Class A Required Amount, Reallocated Principal Collections will be applied to fund the remaining Class A Required Amount and the Excess Collateral Amount will be reduced until the Excess Collateral Amount is equal to zero and then the Class B Invested Amount will be reduced by the amount of Reallocated Class B Principal Collections so used.

     If Reallocated Principal Collections available with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount and the Excess Collateral Amount is reduced to zero, then a portion of the Class B Invested Amount equal to such insufficiency (but not in excess of the lesser of the Class A Investor Default Amount for such Monthly Period and the Class B Invested Amount) will be allocated to the Class A Certificates to avoid a reduction in the Class A Invested Amount, and the Class B Invested Amount will be reduced by the amount so allocated. Such reductions of the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased on each Distribution Date by the amount, if any, of Excess Finance Charge Collections for such Distribution Date allocated and available for such purpose. See "--Excess Finance Charge Collections" and "--Reallocated Principal Collections" herein.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     Pursuant to the Pooling and Servicing Agreement, during each Monthly Period the Servicer will allocate among the Class A Certificateholders' Interest, the Class B Certificateholders' Interest, the Excess Collateral Holders' Interest, the Transferor Interest and the interests of the holders of the other Series outstanding at such time all collections of Finance Charge Receivables and all collections of Principal Receivables and the amount of all Receivables in Defaulted Accounts. Collections of Finance Charge Receivables and the amount of Receivables in Defaulted Accounts at all times and collections of Principal Receivables during the Revolving Period will be allocated to the Class A Certificateholders' Interest, the Class B Certificateholders' Interest and the Excess Collateral Holders' Interest based on the percentage equivalent of the ratio which each of the amount of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount or the Excess Collateral Adjusted Amount, respectively, on the last day of the preceding Monthly Period bears to the total amount of Principal Receivables on the last day of the preceding Monthly Period (the "Class A Floating Allocation Percentage," the "Class B Floating Allocation Percentage" and the "Excess Collateral Floating Allocation Percentage," respectively, and the sum of all three percentages, the "Investor Percentage"). During the initial Monthly Period, the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Excess Collateral Floating Allocation Percentage will equal the percentage equivalent of the ratio which the amount of the initial Class A Invested Amount, the initial Class B Invested Amount and the initial Excess Collateral Amount, respectively, bears to the total amount of Principal Receivables on the Closing Date. During the Revolving Period, all Principal Receivables allocable to the Class A Certificates, the Class B Certificates and the Excess Collateral will be allocated and paid to the holder of the Exchangeable Transferor Certificate (except for (i) Reallocated Principal Collections used to pay interest and certain other amounts on the Class A Certificates and Class B Certificates and, if the Bank is not the Servicer, the Investor Servicing Fee, as described under "--Reallocated Principal Collections" and "--Servicing Compensation and Payment of Expenses" and (ii) amounts paid to the holders of certificates of other Series as Excess Principal Collections, if any). During an Amortization Period, all Principal Receivables collected will be allocated to the Investor Interest based on the percentage equivalent of the ratio which each of the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount, respectively, at the end of the last day of the Revolving Period bears to the greater of (a) the total amount of Principal Receivables at the end of the last day of the preceding Monthly Period and (b) the sum of the numerators used to calculate allocation percentages with respect to Principal Receivables for each Class of each Series outstanding for the current Distribution Date (the "Class A Fixed/Floating Allocation Percentage," the "Class B Fixed/Floating Allocation Percentage" and the "Excess Collateral Fixed/Floating Allocation Percentage," respectively, and the sum of all three percentages, the "Fixed/Floating Allocation Percentage") and the remainder will be allocated to the Transferor Interest and the interest of certificateholders of other Series, if any. Reallocated Excess Collateral Principal Collections will be allocated during the Revolving Period based on the Excess Collateral Floating Allocation Percentage. Reallocated Excess Collateral Principal Collections will be allocated during an Amortization Period based on the Excess Collateral Fixed/Floating Allocation Percentage. Reallocated Class B Principal Collections will be allocated during the Revolving Period based on the Class B Floating Allocation Percentage. Reallocated Class B Principal Collections will be allocated during an Amortization Period based on the Class B Fixed/Floating Allocation Percentage. However, with respect to any Monthly Period in which Additional Accounts are added on a specified date (an "Addition Date") to the Trust and the Servicer need not make daily deposits of collections into the Collection Account, the denominator in the definitions of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Excess Collateral Floating Allocation Percentage and the denominator determined pursuant to clause (a) of the definitions of Fixed/Floating Allocation Percentage, Class A Fixed/Floating Allocation Percentage, Class B Fixed/Floating Allocation Percentage and Excess Collateral Fixed/Floating Allocation Percentage above shall be the Average Principal Balance; provided, however, that with respect to any Monthly Period in which an Addition Date occurs and the Servicer is required to make daily deposits of collections into the Collection Account, the denominators in the definitions of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Excess Collateral Floating Allocation Percentage and the denominator determined pursuant to clause (a) of the definitions of Fixed/Floating Allocation Percentage, Class A Fixed/Floating Allocation Percentage, Class B Fixed/Floating Allocation Percentage and Excess Collateral Fixed/Floating Allocation Percentage shall be (1) for the period from and including the first day of such Monthly Period to but excluding the related Addition Date the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period and (2) for the period from and including the Addition Date through the last day of such Monthly Period the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date. "Average Principal Balance" means, for a Monthly Period in which Additional Accounts are designated for inclusion in the Trust, the weighted average of the Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period and the Principal Receivables in the Trust at the end of the day on the related Addition Date, weighted, respectively, by a fraction, the numerator of which is the number of days from and including the first day of such Monthly Period to but excluding the related Addition Date, and the denominator of which is the number of days in such Monthly Period, and by a fraction, the numerator of which is the number of days from and including the related Addition Date to and including the last day of such Monthly Period, and the denominator of which is the number of days in such Monthly Period.

     As used herein, (i) the term "Class A Invested Amount" for any day means an amount equal to (a) the initial principal balance of the Class A Certificates, minus (b) the amount of principal payments made to Class A Certificateholders prior to such date and minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates preceding such date, provided, however, that the Class A Invested Amount may not be reduced below zero, (ii) the term "Class A Adjusted Invested Amount," for any date of determination, means an amount not less than zero equal to the then current Class A Invested Amount, minus the Principal Funding Account Balance on such date, (iii) the term "Class B Invested Amount" for any date means an amount equal to (a) the initial principal balance of the Class B Certificates, minus (b) the amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for which the Excess Collateral Amount has not been reduced for all prior Distribution Dates minus
(e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described herein under "--Defaulted Receivables; Investor Charge-Offs," and plus (f) the aggregate amount of Excess Finance Charge Collections and certain other amounts applied for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e), provided, however, that the Class B Invested Amount may not be reduced below zero, (iv) the term "Class B Adjusted Invested Amount," for any date of determination, means an amount not less than zero equal to the Class B Invested Amount minus the excess, if any, of the Principal Funding Account Balance over the Class A Invested Amount on such date of determination, (v) the term "Excess Collateral Amount" means an amount equal to (a) the initial Excess Collateral Amount, minus
(b) the amount of principal payments made to the Excess Collateral Holders prior to such date, minus (c) the aggregate amount of Excess Collateral Charge-Offs for all prior Distribution Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus (e) an amount equal to the aggregate amount by which the Excess Collateral Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "--Defaulted Receivables; Investor Charge-Offs," and plus (f) the aggregate amount of Excess Finance Charge Collections and certain other amounts allocated and available for purposes of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e), provided, however, that the Excess Collateral Amount may not be reduced below zero, (vi) the term "Excess Collateral Adjusted Amount," for any date of determination, means an amount not less than zero equal to the Excess Collateral Amount minus the excess, if any, of the Principal Funding Account Balance over the sum of the Class A Invested Amount and the Class B Invested Amount on such date of determination, (vii) the term "Invested Amount" means the sum of the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount, and (viii) the term "Transferor Percentage" means (a) when used with respect to collections of Finance Charge Receivables and the amount of Receivables in Defaulted Accounts, 100% minus the sum of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Excess Collateral Floating Allocation Percentage and the floating allocation percentages for all other Series, (b) when used with respect to collections of Principal Receivables during the Revolving Period, 100% minus the sum of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Excess Collateral Floating Allocation Percentage and the allocation percentages for Principal Receivables for all other Series and (c) when used with respect to collections of Principal Receivables during either Amortization Period, 100% minus the sum of the Fixed/Floating Allocation Percentage and the allocation percentages for Principal Receivables for all other Series.

     As a result of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Excess Collateral Floating Allocation Percentage, the portion of Receivables in Defaulted Accounts allocated to the Class A Certificateholders, the Class B Certificateholders and the Excess Collateral Holders as well as the collections of Finance Charge Receivables allocated to the Class A Certificateholders and the Class B Certificateholders will change for each Monthly Period based on the relationship of the amount of the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount to the total amount of Principal Receivables on the last day of the preceding Monthly Period. The numerator of the percentages of collections on Principal Receivables allocable to the Class A Certificateholders, the Class B Certificateholders and the Excess Collateral Holders, however, will remain fixed during either Amortization Period. Collections of Principal Receivables allocable to the Class B Certificates are subject to possible reallocation for the benefit of the Class A Certificateholders and collections of Principal Receivables allocable to the Excess Collateral are subject to possible reallocation for the benefit of the Class A Certificateholders and the Class B Certificateholders as described under "--Reallocation of Cash Flows" below.

REALLOCATION OF CASH FLOWS

     On each Determination Date, the Servicer will determine the Class A Required Amount and the Class B Required Amount. If the Class A Required Amount is greater than zero, Excess Finance Charge Collections will be used to pay the Class A Required Amount with respect to such Distribution Date. If such Excess Finance Charge Collections are insufficient to pay the Class A Required Amount, Reallocated Principal Collections will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then a portion of the Excess Collateral Amount equal to such insufficiency (but not in excess of the lesser of the Class A Investor Default Amount for such Monthly Period and the Excess Collateral Amount) will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates. If the Excess Collateral Amount is reduced to zero, then a portion of the Class B Invested Amount equal to any remaining insufficiency (but not in excess of the lesser of the Class A Investor Default Amount for such Monthly Period and the Class B Invested Amount) will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates. If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced by any remaining deficiency (but not in excess of the Class A Investor Default Amount for such Monthly Period).

     If the Class B Required Amount is greater than zero, any Reallocated Excess Collateral Principal Collections remaining after application of such amounts to any Class A Required Amount (after the application of Excess Finance Charge Collections) will then be used to fund the Class B Required Amount. If such remaining Reallocated Excess Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the Class B Required Amount for such related Monthly Period, then a portion of any remaining Excess Collateral Amount equal to such insufficiency (but not in excess of the lesser of the Class B Investor Default Amount for such Monthly Period and the remaining Excess Collateral Amount) will be allocated to the Class B Certificates to avoid a charge-off with respect to the Class B Certificates. If the Excess Collateral Amount is reduced to zero, the Class B Invested Amount will be reduced by any remaining deficiency (but not in excess of the Class B Investor Default Amount for such Monthly Period).

APPLICATION OF COLLECTIONS

     Daily Allocations. The Servicer will instruct the Trustee to withdraw from the Collection Account on each business day an amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, and pay such amounts to the holder of the Exchangeable Transferor Certificate.

     With respect to the Certificates, the Servicer will instruct the Trustee to make the following payments and deposits on each date of processing; provided, however, that for so long as the Bank remains the Servicer under the Pooling and Servicing Agreement and the Servicer has and maintains a certificate of deposit rating of "P-1" by Moody's and of "A-1" by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the

Servicer may make such deposits and payments on each Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied:

          (a) during the Revolving Period, (i) allocate to the Certificateholders an amount equal to the Investor Percentage of collections of Finance Charge Receivables and retain in the Finance Charge Account (A) prior to the Calculation Date in each Monthly Period an amount equal to the product of the Investor Percentage and the aggregate amount of collections of Finance Charge Receivables, or (B) on and after each such Calculation Date, the lesser of (x) the product of the Investor Percentage and the aggregate amount of collections of Finance Charge Receivables and
     (y) the excess of (1) the amounts owing to Certificateholders with respect to interest for the Distribution Date following the then current Monthly Period (plus, if the Transferor is not the Servicer, the Investor Servicing
     Fee) over (2) the amounts previously deposited in the Finance Charge Account with respect thereto; on each date of processing on and after the Calculation Date collections of Finance Charge Receivables allocated to the Certificates in excess of the amount required to be retained in the Finance Charge Account as provided above shall be held by the Servicer and applied on each Transfer Date as described below and (ii) allocate to the Certificateholders an amount equal to the product of (A) the Investor Percentage and (B) the aggregate amount of collections of Principal Receivables on such date of processing and pay such amount to the holder of the Exchangeable Transferor Certificate subject to the obligation of such holder to make an amount equal to the Reallocated Principal Collections and Excess Principal Collections for such Monthly Period available on the related Transfer Date as described below; provided, however, that the amount to be paid to the holder of the Exchangeable Transferor Certificate shall be paid only if the Transferor Interest is greater than zero (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise will be deposited in the Collection Account and applied as Unallocated Principal Collections; and provided, further, that on and after the Calculation Date if the amounts previously deposited in the Finance Charge Account with respect to the current Monthly Period are less than the sum of the amounts owing to Certificateholders with respect to interest for the Distribution Date following the then current Monthly Period (plus, if the Transferor is not the Servicer, the Investor Servicing
     Fee) (the amount of such shortfall, the "Finance Charge Deficit"), an amount not to exceed the product of (x) the sum of the Class B Floating Allocation Percentage and the Excess Collateral Floating Allocation Percentage and (y) collections of Principal Receivables on any date of processing ("Subordinate Principal Collections") with respect to the then current Monthly Period will be deposited into the Principal Account on a daily basis during such Monthly Period in an aggregate amount not to exceed the Finance Charge Deficit; at such time as the Finance Charge Deficit is equal to zero, such amounts may be paid from the Principal Account to the holder of the Exchangeable Transferor Certificate;

          (b) during the Accumulation Period, (i) allocate to the Certificateholders and retain in the Finance Charge Account an amount equal to the product of (A) the Investor Percentage and (B) the aggregate amount of collections of Finance Charge Receivables and (ii) allocate to the Certificateholders and retain in the Principal Account an amount equal to the product of (x) the Fixed/Floating Allocation Percentage and (y) the aggregate amount of collections of Principal Receivables (for any such date, a "Percentage Allocation"); provided, however, that if the sum of such Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Deposit Amount for the related Distribution Date, then such excess shall be paid to the holder of the Exchangeable Transferor Certificate (subject to the obligation of such holder to make an amount equal to the Reallocated Principal Collections and Excess Principal Collections for such Monthly Period available on the related Transfer Date as described below), if the Transferor Interest is greater than zero (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Collection Account and applied as Unallocated Principal Collections; provided, further, that on and after the Calculation Date if there is a Finance Charge Deficit, Subordinate Principal Collections with respect to each Monthly Period will be deposited into the Principal Account on a daily basis during such Monthly Period in an aggregate amount not to exceed the Finance Charge Deficit; at such time as the Finance Charge Deficit is equal to zero, such amounts may be paid from the Principal Account to the holder of the Exchangeable Transferor Certificate; and

          (c) during the Rapid Amortization Period, (i) allocate to the Certificateholders and retain in the Finance Charge Account an amount equal to the product of (A) the Investor Percentage and (B) the aggregate amount of collections of Finance Charge Receivables and (ii) allocate to the Certificateholders and retain in the Principal Account an amount equal to the product of (A) the Fixed/Floating Allocation Percentage and (B) the aggregate amount of collections of Principal Receivables; provided, however, that after the date on which an amount of such collections equal to the Invested Amount has been deposited into the Collection Account and allocated to the Certificateholders, the amount determined above will be paid to the holder of the Exchangeable Transferor Certificate only if the Transferor Interest is greater than zero (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise will be deposited in the Collection Account and applied as Unallocated Principal Collections.

     "Calculation Date" means September 11, 1998 and the second business day (as defined for purposes of determining LIBOR) prior to the 15th day of each calendar month thereafter.

     Monthly Deposits During the Revolving Period and Accumulation
Period. During the Revolving Period, the Servicer will deposit in the Finance Charge Account on each Transfer Date an amount equal to (i) the lesser of (A) the product of (x) the Investor Percentage with respect to the preceding Monthly Period and (y) the aggregate amount of collections of Finance Charge Receivables for the preceding Monthly Period, and (B) the aggregate of the amounts to be applied from amounts on deposit in the Finance Charge Account on such Transfer Date pursuant to clauses (a)(i) through (iii), (b)(i) and (ii) and (c)(i) under "--Monthly Allocations" as described below and clauses (a) through (k) of "--Excess Finance Charge Collections" less (ii) the amounts deposited in the Finance Charge Account daily during such Monthly Period as described above in "--Daily Allocations." During the Revolving Period and the Accumulation Period, on each Transfer Date the Transferor will deposit in the Principal Account an amount equal to the sum of (I) the excess of the amount of Reallocated Principal Collections over the amount retained in the Collection Account as described above in "--Daily Allocations" with respect to the Revolving Period or Accumulation Period, respectively, and (II) an amount equal to the amount of Excess Principal Collections to be applied for the benefit of other Series from amounts that were originally allocated to the Offered Series, not to exceed (a) during the Revolving Period, the Investor Percentage of collections of Principal Receivables for the related Monthly Period or (b) during the Accumulation Period, the Fixed/Floating Allocation Percentage of collections of Principal Receivables for the related Monthly Period less the amount thereof applied to pay Class A Monthly Principal, Class B Monthly Principal or Excess Collateral Monthly Principal on the related Distribution Date.

     Monthly Allocations. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will make the following payments and deposits:

          (a) An amount equal to the Class A Available Funds for the preceding Monthly Period will be distributed in the following priority:

             (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any overdue Class A Monthly Interest, plus any default interest with respect to interest amounts that were due but not paid on a prior Distribution Date, such interest to be computed at the Class A Certificate Rate plus 2.0% per annum, will be deposited into the Distribution Account for distribution to Class A Certificateholders on the next succeeding Distribution Date;

             (ii) if the Bank is no longer the Servicer, an amount equal to the Class A Monthly Servicing Fee for the related Monthly Period will be paid to the Servicer;

             (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be paid in respect of principal to the holder of the Exchangeable Transferor Certificate during the Revolving Period (provided that if such amount exceeds the Transferor Interest, the excess will be treated as Unallocated Principal Collections) and deposited in the Principal Account and treated as a portion of Available Investor Principal Collections during the Amortization Period; and

             (iv) the balance, if any, will constitute a portion of Excess Finance Charge Collections and will be allocated and distributed as described under "--Excess Finance Charge Collections" below.

          (b) An amount equal to the Class B Available Funds for the preceding Monthly Period will be distributed in the following priority:

             (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any overdue Class B Monthly Interest, plus any default interest with respect to interest amounts that were due but not paid on a prior Distribution Date, such interest to be computed at the Class B Certificate Rate plus 2.0% per annum, will be deposited into the Distribution Account for distribution to Class B Certificateholders on the next succeeding Distribution Date;

             (ii) if the Bank is no longer the Servicer, an amount equal to the Class B Monthly Servicing Fee for the related Monthly Period will be paid to the Servicer; and

             (iii) the balance, if any, will constitute a portion of Excess Finance Charge Collections and will be allocated and distributed as described under "--Excess Finance Charge Collections" below.

          (c) An amount equal to the Excess Collateral Available Funds for the preceding Monthly Period will be distributed in the following priority:

             (i) if the Bank is no longer the Servicer, an amount equal to the Excess Collateral Monthly Servicing Fee for the related Monthly Period will be paid to the Servicer; and

             (ii) the balance, if any, will constitute a portion of Excess Finance Charge Collections and will be allocated and distributed as described under "--Excess Finance Charge Collections" below.

     "Excess Finance Charge Collections" shall mean, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause
(a)(iv), clause (b)(iii) and clause (c)(ii) above.

     "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Certificate Rate for the related Interest Period,
(ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class A Certificates on the related Record Date or, with respect to the first Distribution Date, the initial Class A Invested Amount.

     "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation Percentage of collections of Finance Charge Receivables in respect of such Monthly Period and
(b) with respect to any Monthly Period during the Accumulation Period prior to the payment in full of the Class A Invested Amount, the product of (i) the Class A Account Percentage and (ii) the sum of the Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and the amounts, if any, to be withdrawn from the Reserve Account which will be deposited into the Finance Charge Account on the related Transfer Date as described under "--Reserve Account" herein.

     "Class A Account Percentage" means, with respect to any Determination Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to the Class A Certificates and the denominator of which is the aggregate amount on deposit in the Principal Funding Account, in each case as of the last day of the preceding Monthly Period.

     "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class B Certificate Rate for the related Interest Period,
(ii) the actual number of days in such Interest Period divided by 360 and (iii) the Class B Invested Amount on the related Record Date or, with respect to the first Distribution Date, the initial Class B Invested Amount.

     "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class B Floating Allocation Percentage of collections of Finance Charge Receivables in respect of such Monthly Period and
(b) with respect to any Monthly Period during the Accumulation Period prior to the payment in full of the Class B Invested Amount, the product of (i) the Class B Account Percentage and (ii) the sum of the Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and the amounts, if any, to be withdrawn from the Reserve Account which will be deposited into the Finance Charge Account on the related Transfer Date as described under "--Reserve Account" herein.

     "Class B Account Percentage" means, with respect to any Determination Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to the Class B Certificates, if any, and the denominator of which is the aggregate amount on deposit in the Principal Funding Account, in each case as of the last day of the preceding Monthly Period.

     "Excess Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Excess Collateral Floating Allocation Percentage of collections of Finance Charge Receivables in respect of such Monthly Period and (b) with respect to any Monthly Period during the Accumulation Period prior to the payment in full of the Excess Collateral Amount, the product of (i) the Excess Collateral Account Percentage and (ii) the sum of the Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and the amounts, if any, to be withdrawn from the Reserve Account which will be deposited into the Finance Charge Account on the related Transfer Date as described under "--Reserve Account" herein.

     "Excess Collateral Account Percentage" means, with respect to any Determination Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to the Excess Collateral, if any, and the denominator of which is the aggregate amount on deposit in the Principal Funding Account, in each case as of the last day of the preceding Monthly Period.

EXCESS FINANCE CHARGE COLLECTIONS

     On each Transfer Date, the Servicer will apply or cause the Trustee to apply Excess Finance Charge Collections with respect to the related Monthly Period, to make the following distributions in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, with respect to the related Monthly Period will be used to fund the Class A Required Amount;

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs, which have not been previously reimbursed (after giving effect to the allocation with respect to the related Distribution Date of certain other amounts applied for that purpose), will be distributed to the holder of the Exchangeable Transferor Certificate on each Transfer Date with respect to the Revolving Period (but not exceeding the Transferor Interest in Principal Receivables on such day (after giving effect to any new Principal Receivables transferred to the Trust on such day)) and thereafter will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for the related Distribution Date as described under "--Payments of Principal" below;

          (c) an amount equal to the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B Certificates at the applicable Class B Certificate Rate but has not been deposited in the Distribution Account for the benefit of the Class B Certificateholders either on such Transfer Date or on a prior Transfer Date and any other amounts due on the related Distribution Date or on any prior Distribution Date as described in clause (b)(i) of "--Application of Collections--Monthly Allocations" above but not yet paid will be deposited into the Distribution Account for payment to the Class B Certificateholders;

          (d) an amount equal to the aggregate Class B Investor Default Amount, if any, for the related Distribution Date will be distributed to the holder of the Exchangeable Transferor Certificate on each Transfer Date with respect to the Revolving Period (but not exceeding the Transferor Interest in Principal Receivables on such day (after giving effect to any new Principal Receivables transferred to the Trust on such day)) and on Transfer Dates with respect to an Amortization Period will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for the related Distribution Date as described under "--Payments of Principal" below;

          (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced below the initial Class B Invested Amount for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be distributed to the holder of the Exchangeable Transferor Certificate on each

     Transfer Date with respect to the Revolving Period, but not in an amount exceeding the Transferor Interest in Principal Receivables on such day (after giving effect to any new Principal Receivables transferred to the Trust on such day) and on Transfer Dates with respect to an Amortization Period will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for the related Distribution Date as described under "--Payments of Principal" below;

          (f) an amount equal to Excess Collateral Minimum Monthly Interest for the related Transfer Date, plus the amount of any overdue Excess Collateral Minimum Monthly Interest, will be paid to the Excess Collateral Holders in accordance with the Transfer and Administration Agreement;

          (g) an amount equal to the unpaid Investor Servicing Fee will be paid to the Servicer;

          (h) an amount equal to the aggregate Excess Collateral Default Amount, if any, for the related Distribution Date will be distributed to the holder of the Exchangeable Transferor Certificate on each Transfer Date with respect to the Revolving Period (but not exceeding the Transferor Interest in Principal Receivables on such day (after giving effect to any new Principal Receivables transferred to the Trust on such day)) and on Transfer Dates with respect to an Amortization Period will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for the related Distribution Date as described under "--Payments of Principal" below;

          (i) an amount equal to the aggregate amount by which the Excess Collateral Amount has been reduced below the initial Excess Collateral Amount for reasons other than the payment of principal to the Excess Collateral Holders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be distributed to the holder of the Exchangeable Transferor Certificate on each Transfer Date with respect to the Revolving Period, but not in an amount exceeding the Transferor Interest in Principal Receivables on such day (after giving effect to any new Principal Receivables transferred to the Trust on such day) and on Transfer Dates with respect to an Amortization Period will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for the related Distribution Date as described under "--Payments of Principal" below;

          (j) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

          (k) the balance, if any, after giving effect to the payments made pursuant to clauses (a) through (j) above shall be paid to the Excess Collateral Holders in accordance with the Transfer and Administration Agreement.

     "Excess Collateral Minimum Monthly Interest" with respect to any Transfer Date will equal the product of (i) the Excess Collateral Minimum Rate for the related Interest Period, (ii) the actual number of days in the related Interest Period divided by 360, and (iii) the Excess Collateral Amount on the related Record Date or, with respect to the first Transfer Date, the initial Excess Collateral Amount.

     "Excess Collateral Minimum Rate" means LIBOR plus        % per annum or
such lesser rate as may be specified in the Transfer and Administration
Agreement.

PAYMENTS OF PRINCIPAL

     The Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Principal Account in the following priority:

          (a) on each Transfer Date with respect to the Revolving Period, all Available Investor Principal Collections with respect to the preceding Monthly Period will be treated as Excess Principal Collections and applied as described under "--Excess Principal Collections" herein and "Description of the Certificates--Shared Collections of Principal Receivables" in the Prospectus;

          (b) with respect to the Accumulation Period or the Rapid Amortization Period, all Available Investor Principal Collections with respect to the preceding Monthly Period will be distributed or deposited in the following priority:

             (i) an amount equal to the Class A Monthly Principal will be deposited on each Transfer Date in the Principal Funding Account for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date (with respect to the Accumulation Period) or distributed to the Class A Certificateholders on each Distribution Date until the Class A Invested Amount is paid in full (with respect to the Rapid Amortization Period);

             (ii) on the Transfer Date related to the Class B Principal Commencement Date and on each Transfer Date thereafter, an amount equal to the Class B Monthly Principal will be deposited in the Principal Funding Account for distribution to the Class B Certificateholders on the Class B Scheduled Payment Date (with respect to the Accumulation Period) or distributed to the Class B Certificateholders on each Distribution Date until the Class B Invested Amount is paid in full (with respect to the Rapid Amortization Period); and

             (iii) on the Transfer Date related to the Distribution Date on which the Class B Invested Amount is deposited in full in the Principal Funding Account or paid in full to the Class B Certificateholders and on each Transfer Date thereafter, an amount equal to the Excess Collateral Monthly Principal will be deposited in the Principal Funding Account for distribution to the Excess Collateral Holders on the Transfer Date immediately preceding the Excess Collateral Scheduled Payment Date (with respect to the Accumulation Period) or distributed to the Excess Collateral Holders on each Transfer Date until the Excess Collateral Amount is paid in full (with respect to the Rapid Amortization Period); and

          (c) on each Transfer Date with respect to the Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (a) and (b) above, if any, will be treated as Excess Principal Collections and applied as described under "--Excess Principal Collections" herein and "Description of the Certificates--Shared Collections of Principal Receivables" in the Prospectus.

     "Class A Monthly Principal" with respect to any Transfer Date relating to the Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Invested Amount, will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount, and on or prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Invested Amount on such Transfer Date.

     "Class B Monthly Principal" with respect to each Transfer Date relating to the Accumulation Period or the Rapid Amortization Period beginning with the Transfer Date first preceding the Class B Principal Commencement Date, prior to the payment in full of the Class B Invested Amount, will equal the least of (i) the Available Investor Principal Collections remaining on deposit in the Principal Account with respect to such Transfer Date after application thereof to Class A Monthly Principal, if any, (ii) for each Transfer Date with respect to the Accumulation Period, prior to the Class B Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date (minus the Class A Monthly Principal with respect to such Transfer Date) and (iii) the Class B Adjusted Invested Amount on such Transfer Date.

     "Excess Collateral Monthly Principal" with respect to each Transfer Date relating to the Accumulation Period or the Rapid Amortization Period beginning with the Transfer Date first preceding the Distribution Date on which the Class B Invested Amount is deposited in full in the Principal Funding Account or paid in full, prior to the payment in full of the Excess Collateral Amount, will equal the least of (i) the Available Investor Principal Collections remaining on deposit in the Principal Account with respect to such Transfer Date after application thereof to Class A Monthly Principal and Class B Monthly Principal, if any, (ii) for each Transfer Date with respect to the Accumulation Period, prior to the Excess Collateral Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date (minus the Class A Monthly Principal and the Class B

Monthly Principal with respect to such Transfer Date) and (iii) the Excess Collateral Adjusted Amount on such Transfer Date.

     "Controlled Accumulation Amount" means for any Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount, $65,260,834; provided, however, that if the commencement of the Accumulation Period is delayed as described above under "--Postponement of Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Accumulation Period and will be determined by the Servicer in accordance with the Pooling and Servicing Agreement based on the principal payment rates for the Accounts and on the invested amounts of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Excess Principal Collections during the Accumulation Period.

     "Accumulation Shortfall" initially means zero and thereafter means, with respect to any Monthly Period during the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the Principal Funding Account as described in clause (b) of this section with respect to the Certificates for the previous Monthly Period.

REALLOCATED PRINCIPAL COLLECTIONS

     On each Distribution Date, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Excess Collateral Amount, equal to the product of (a)(i) during the Revolving Period, the Excess Collateral Floating Allocation Percentage or (ii) during an Amortization Period, the Excess Collateral Fixed/Floating Allocation Percentage and (b) the amount of collections of Principal Receivables with respect to the related Monthly Period in the following priority (such collections applied in accordance with clause
(a) below are called "Reallocated Excess Collateral Principal Collections"):

          (a) an amount equal to the sum of (i) the excess, if any, of the Class A Required Amount with respect to such related Monthly Period over the amount of Excess Finance Charge Collections with respect to such related Monthly Period and (ii) the Class B Required Amount with respect to the related Monthly Period; and

          (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Excess Collateral Principal Collections) will, on each Distribution Date with respect to the Revolving Period, be distributed to the holder of the Exchangeable Transferor Certificate in an amount not exceeding the Transferor Interest in Principal Receivables (determined after giving effect to any Principal Receivables transferred to the Trust on such date) and on Distribution Dates with respect to an Amortization Period will be included in the funds available to make principal payments to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full and then to the Excess Collateral Holders until the Excess Collateral Amount is paid in full.

     On each Distribution Date, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class B Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class B Floating Allocation Percentage or (ii) during an Amortization Period, the Class B Fixed/Floating Allocation Percentage and (b) the amount of collections of Principal Receivables with respect to the related Monthly Period in the following priority (such collections applied in accordance with clause (a) below are called "Reallocated Class B Principal Collections" and the sum of Reallocated Excess Collateral Principal Collections and Reallocated Class B Principal Collections is called "Reallocated Principal Collections"):

          (a) an amount equal to the excess, if any, of the Class A Required Amount with respect to such related Monthly Period over the sum of (i) the amount of Excess Finance Charge Collections with respect to such related Monthly Period and (ii) the amount of Reallocated Excess Collateral Principal Collections applied with respect thereto for the related Monthly Period; and

          (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Class B Principal Collections) will, on each Distribution Date with respect to the Revolving

     Period, be distributed to the holder of the Exchangeable Transferor Certificate in an amount not exceeding the Transferor Interest in Principal Receivables (determined after giving effect to any Principal Receivables transferred to the Trust on such date) and on Distribution Dates with respect to an Amortization Period will be included in the funds available to make principal payments to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full and then to the Excess Collateral Holders until the Excess Collateral Amount is paid in full.

     On each Distribution Date the Excess Collateral Amount will be reduced by the amount of Reallocated Excess Collateral Principal Collections and by the amount of Reallocated Class B Principal Collections for such Distribution Date. In the event that such reduction would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Excess Collateral Amount would have been reduced below zero. In the event that the reallocation of collections of Principal Receivables would cause the Class B Invested Amount to be a negative number on any Distribution Date, collections of Principal Receivables will be reallocated on such Distribution Date in an aggregate amount not to exceed the amount which would cause the Class B Invested Amount to be reduced to zero.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Default Amount" means, for any Monthly Period, an amount (which shall not be less than zero) equal to (a) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Defaulted Accounts on the day such Account became a Defaulted Account for each day in such Monthly Period minus (b) the aggregate amount of Recoveries received in such Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Investor Percentage with respect to such Monthly Period and (ii) the Default Amount for such Monthly Period. A portion of the Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Allocation Percentage applicable during the related Monthly Period and the Default Amount for such Monthly Period. A portion of the Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class B Floating Allocation Percentage applicable during the related Monthly Period and the Default Amount for such Monthly Period. A portion of the Default Amount will be allocated to the Excess Collateral Holders (the "Excess Collateral Default Amount") on each Distribution Date in an amount equal to the product of the Excess Collateral Floating Allocation Percentage applicable during the related Monthly Period and the Default Amount for such Monthly Period.

     On each Distribution Date, if the Class A Investor Default Amount for such Distribution Date exceeds the sum of the Class A Floating Allocation Percentage of collections in respect of Finance Charge Receivables allocable with respect thereto, and the Excess Finance Charge Collections and the Reallocated Principal Collections available to cover such amount with respect to the Monthly Period immediately preceding such Distribution Date, the Excess Collateral Amount will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Excess Collateral Amount for such Distribution Date. In the event that, but for the limitation on the amount of such reduction in the preceding sentence, such reduction would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Excess Collateral Amount would have been reduced below zero. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the Class A Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A

Investor Charge-Offs) by the amount of Excess Finance Charge Collections allocated and available for such purpose as described herein under "--Excess Finance Charge Collections."

     If on any Distribution Date, the Class B Investor Default Amount for such Distribution Date exceeds the amount of Excess Finance Charge Collections and Reallocated Excess Collateral Principal Collections which are allocated and available to fund such amount, the Excess Collateral Amount (after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess, but not more than the lesser of the Class B Investor Default Amount and the Excess Collateral Amount for such Distribution Date. In the event that, but for the limitation on the amount of such reduction in the preceding sentence, such reduction would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Excess Collateral Amount would have been reduced below zero, but not more than the Class B Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off"). The Class B Invested Amount will also be reduced by the amount of Reallocated Class B Principal Collections applied to cover shortfalls in excess of the Excess Collateral Amount and the amount of any portion of the Class B Invested Amount allocated to the Class A Certificates to avoid a reduction in the Class A Invested Amount. The Class B Invested Amount will thereafter be reimbursed (but not in the excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Finance Charge Collections allocated and available for that purpose as described herein under "--Excess Finance Charge Collections."

     If on any Distribution Date, the Excess Collateral Default Amount for such Distribution Date exceeds the amount of Excess Finance Charge Collections which are allocated and available to fund such amount as described herein under "--Excess Finance Charge Collections," the Excess Collateral Amount (after giving effect to any adjustments with respect thereto as described in the preceding paragraphs) will be reduced by the amount of such excess, but not more than the lesser of the Excess Collateral Default Amount and the Excess Collateral Amount for such Distribution Date (an "Excess Collateral Charge-Off"). The Excess Collateral Amount will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Excess Collateral Amount allocated to the Class A Certificates to avoid a reduction in the Class A Invested Amount or to the Class B Certificates to avoid a reduction in the Class B Invested Amount. The Excess Collateral Amount will thereafter be reimbursed on any Transfer Date by the amount of Excess Finance Charge Collections allocated and available for that purpose as described herein under "--Excess Finance Charge Collections."

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Offered Series Supplement, the Servicer will establish and maintain with a Qualified Institution the principal funding account as a segregated trust account held for the benefit of the Certificateholders (the "Principal Funding Account"). During the Accumulation Period, the Trustee at the direction of the Servicer shall transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Excess Principal Collections from other Series, if any, allocated to the Offered Series from the Principal Account to the Principal Funding Account as described herein under "--Application of Collections."

     Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") during the Accumulation Period will be included in Class A Available Funds, Class B Available Funds and Excess Collateral Available Funds. If, for any Interest Period, the Principal Funding Investment Proceeds are less than an amount equal to, for each Interest Period, the Covered Amount, the amount of such deficiency will be paid from the Reserve Account to the extent of the Available Reserve Account Amount and, if necessary, from Excess Finance Charge Collections and Reallocated Principal Collections.

RESERVE ACCOUNT

     Pursuant to the Offered Series Supplement, the Servicer will establish and maintain with a Qualified Institution the reserve account as a segregated trust account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates during the Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Finance Charge Collections allocated to the Certificates (to the extent described above under "--Excess Finance Charge Collections") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date which commences no later than three months prior to the commencement of the Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) 0.5% of the Invested Amount or (b) any other amount designated by the Transferor; provided, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Excess Collateral Holders and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to the Offered Series. "Rating Agency Condition" means the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that any action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or Class with respect to which it is a Rating Agency.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account for application as described in "--Application of Collections--Monthly Allocations."

     On or before each Transfer Date with respect to the Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be included in Class A Available Funds, Class B Available Funds and Excess Collateral Available Funds to be applied to the payment of interest on the Certificates for such Transfer Date in an amount equal to the lesser of
(a) the Available Reserve Account Amount with respect to such Transfer Date and
(b) the excess, if any, of (x) the sum of (a) with respect to the Class A Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, (ii) the Class A Certificate Rate in effect with respect to such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal as of the last day of the Monthly Period preceding the Monthly Period in which such Interest Period ends,
(b) with respect to the Class B Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, (ii) the Class B Certificate Rate in effect with respect to such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class B Monthly Principal as of the last day of the Monthly Period preceding the Monthly Period in which such Interest Period ends and (c) with respect to the Excess Collateral, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, (ii) the Excess Collateral Minimum Rate in effect with respect to such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Excess Collateral Monthly Principal as of the last day of the Monthly Period preceding the Monthly Period in which such Interest Period ends (the "Covered Amount") over (y) the Principal Funding Investment Proceeds with respect to such Transfer Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

     The Reserve Account will be terminated following the earliest to occur of
(a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Invested Amount is paid in full, (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Certificates and (d) if the Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Rapid Amortization Period and the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be deposited in the Finance Charge Account and applied in accordance with the priority of payments described herein under "--Application of Collections--Monthly Allocations." Any amounts withdrawn from the Reserve Account and distributed to the Excess Collateral Holders as described above will not be available for distribution to the Class A Certificateholders or the Class B Certificateholders.

PAY OUT EVENTS

     As described above, the Revolving Period will continue until the commencement of the Accumulation Period, unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

          (a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days) or (ii) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Pooling and Servicing Agreement or the Offered Series Supplement, which failure has a material adverse effect on the Certificateholders and which continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Certificateholders (which determination shall be made without regard to whether funds are available pursuant to any Enhancement) for such period;

          (b) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this clause (b) shall not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

          (c) certain events of insolvency or receivership relating to the Transferor;

          (d) the average Portfolio Yield for any three consecutive Monthly Periods is less than the average Base Rate for such three consecutive Monthly Periods;

          (e) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (f) a failure by the Transferor to convey Receivables arising under Additional Accounts to the Trust when required by the Pooling and Servicing Agreement; or

          (g) any Servicer Default occurs which would have a material adverse effect on the Certificateholders.

     In the case of any event described in clause (a), (b) or (g) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of the Investor Interest, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (c) or (e), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause
(d) or (f), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence.

     If pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor, on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the invested amount of each Series (or, if a Series has more than one Class, of each Class of such Series, and with respect to Series required to vote as a group, all Classes of all such Series), the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocated to the Certificates and the Receivables allocable to other Series with respect to which all outstanding Classes did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied with respect to such Series as provided above under "--Application of Collections." If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates. See "Description of the Certificates--Pay Out Events" in the Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a monthly servicing fee in an amount equal to the sum of, with respect to all Series, one-twelfth of the product of the applicable servicing fee percentages with respect to each Series and the allocable portion of the Transferor Interest and the average amount of the Principal Receivables during each month. The monthly servicing fee will be allocated between the Transferor Interest, the Investor Interest and the Excess Collateral Holders' Interest and the investor interests for all other Series. The portion of the servicing fee allocable to the Investor Interest and the Excess Collateral Holders' Interest on each Distribution Date (the "Investor Servicing Fee") will be equal to one-twelfth of the product of the Servicing Fee Percentage and the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Excess Collateral Adjusted Amount on the last day of the related Monthly Period or, in the case of the first Distribution Date, the product of (i) the actual number of days from and including the Closing Date to and including August 31, 1998 divided by 365, (ii) the Servicing Fee Percentage and (iii) the initial Invested Amount. "Class A Monthly Servicing Fee," "Class B Monthly Servicing Fee" and "Excess Collateral Monthly Servicing Fee" mean, with respect to any Distribution Date, one-twelfth of the product of the Servicing Fee Percentage and the Class A Adjusted Invested Amount, Class B Adjusted Invested Amount or Excess Collateral Adjusted Amount, as applicable, on the last day of the preceding Monthly Period. The "Servicing Fee Percentage" will mean 1.5% for so long as the Bank is the Servicer or 2.0% if the Bank is no longer the Servicer. The Investor Servicing Fee will be funded from Excess Finance Charge Collections and, with respect to a Servicer other than the Bank, from the Investor Percentage of collections of Finance Charge Receivables and Reallocated Principal Collections. The remainder of the servicing fee will be allocable to the Transferor Interest and the investor interests of other Series. Neither the Trust nor the Certificateholders will have any obligation to pay such portion of the servicing fee.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders other than Federal, state and local income and franchise taxes, if any, of the Trust.

REPORTS; NOTICES

     The Trustee will publish or will cause to be published following each Distribution Date (including the Stated Series Termination Date) in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information described in "Description of the Certificates--Reports to Certificateholders" in the Prospectus will be available for review at the main office of the listing agent of the Trust in Luxembourg.

     Notices to Certificateholders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the addresses of such holders as they appear in the Certificate register.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement
dated August      , 1998 (the "Underwriting Agreement") between the Transferor and the underwriters named below (the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Certificates and Class B Certificates set forth opposite its name.

                                                                CLASS A        CLASS B
                                                              CERTIFICATES   CERTIFICATES
                                                               PRINCIPAL      PRINCIPAL
                        UNDERWRITERS                             AMOUNT         AMOUNT
                        ------------                          ------------   ------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........  $              $
Banc One Capital Markets, Inc. .............................
Bear, Stearns & Co. Inc. ...................................
First Chicago Capital Markets, Inc. ........................
Lehman Brothers Inc. .......................................
                                                              ------------   -----------
  Total.....................................................  $650,000,000   $58,735,000
                                                              ============   ===========

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates offered hereby if any of the Offered Certificates are purchased.

     Until the distribution of the Offered Certificates is completed, the rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Offered Certificates in accordance with Regulation M under the Exchange Act.

     Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the Offered Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction.

     Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Offered Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Transferor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Certificates. In addition, neither the Transferor nor any of the Underwriters represent that any of the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Transferor has been advised by the Underwriters that they propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions
not in excess of      % of the principal amount of the Class A Certificates. The
Underwriters may allow, and such dealers may reallow, concessions not in excess
of      % of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     The Transferor has been advised by the Underwriters that they propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions
not in excess of      % of the principal amount of the Class B Certificates. The
Underwriters may allow, and such dealers may reallow, concessions not in excess
of      % of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and other applicable laws and regulations with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

     The Transferor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or contribute to payments the Underwriters may be required to make in respect thereof. The Underwriters have agreed to reimburse the Transferor for certain expenses incurred in connection with the issuance and distribution of the Offered Certificates.

     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Transferor, its affiliates and the Trust. In addition, the Underwriters and their affiliates may from time to time take positions in the Certificates and other certificates issued by the Trust.

     Banc One Capital Markets, Inc., an underwriter of the Offered Certificates, is a wholly-owned subsidiary of BANC ONE CORPORATION and an affiliate of the Transferor. See "Recent Developments" herein and "The Bank and BANC ONE CORPORATION" in the Prospectus.

     After the initial distribution of the Offered Certificates by the Underwriters, this Prospectus Supplement and the Prospectus may be used by Banc One Capital Markets, Inc. in connection with offers and sales relating to market-making transactions in the Offered Certificates. Banc One Capital Markets, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Banc One Capital Markets, Inc. has no obligation to make a market in the Offered Certificates and any such market-making may be discontinued by Banc One Capital Markets, Inc. at any time without notice, in its sole discretion. Banc One Capital Markets, Inc. is among the Underwriters participating in the initial distribution of the Offered Certificates.

                        LISTING AND GENERAL INFORMATION

     Application has been made to list the Offered Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the Articles of Association and By-laws of the Bank, as well as legal notice relating to the issuance of the Offered Certificates will be deposited prior to listing with the Chief Registrar of the District Court in Luxembourg, where copies thereof may be obtained upon request. Once the Offered Certificates have been so listed, trading of the Offered Certificates may be effected on the Luxembourg Stock Exchange. The Class A Certificates and the Class B Certificates have been accepted for clearance through the facilities of DTC, Cedel and
Euroclear (ISIN number for the Class A Certificates,                , and for
the Class B Certificates,                , and Common Code number for the Class
A Certificates,                , and for the Class B Certificates,
               ).

     The transactions contemplated in this Prospectus Supplement were authorized by resolutions adopted by the Bank on April 19, 1995.

     Copies of the Pooling and Servicing Agreement, the Offered Series Supplement, the annual report of independent public accountants described in "Description of the Certificates--Evidence as to Compliance" in the Prospectus, the documents listed under "Available Information" and the reports to Certificateholders referred to under "Reports to Certificateholders" and "Description of the Certificates--Reports to Certificateholders" in the Prospectus will be available at the office of the listing agent of the Trust in Luxembourg, whose address is 14 Boulevard Royal, 2449 Luxembourg, Grand-Duche de Luxembourg. Financial information regarding the Bank is included in the consolidated financial statements of BANC ONE in BANC ONE's Annual Report for the fiscal year ended December 31, 1997, which documents are also available at the office of the listing agent in Luxembourg.

     The Certificates, the Pooling and Servicing Agreement and the Offered Series Supplement are governed by the laws of the State of Delaware.

                                    ANNEX I
                                  OTHER SERIES

     The Trust has previously issued thirty-two other Series that the Transferor anticipates will remain outstanding on the Closing Date. The table below sets forth the principal characteristics of such Series: Series 1993-3, Series 1994-4, Series 1994-6, Series 1994-7, Series 1994-8, Series 1995-1, Series
1995-2, Series 1995-4, Series 1995-5, Series 1995-6, Series 1996-1, Series
1996-E1, Series 1996-2, Series 1996-3, Series 1996-4, Series 1996-6, Series
1996-7, Series 1996-8, Series 1997-1, Series 1997-2, Series 1997-3, Series
1997-4, Series 1997-5, Series 1997-6, Series 1997-7, Series 1997-8, Series
1997-9, Series 1997-10, Series 1998-1, Series 1998-2, Series 1998-3 and Series
1998-4. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (214) 849-3700. The Servicer will provide, without charge, to any prospective purchaser of the Certificates, a copy of the disclosure documents for any previous publicly issued Series.

SERIES 1993-3
     Initial Invested Amount................................  $750,000,000
     Invested Amount on August 15, 1998.....................  $500,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.25%
     Controlled Amortization Amount.........................  $62,500,000
     Commencement of Controlled Amortization Period.........  April 1, 1998
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial Cash Collateral Amount.........................  $97,500,000
     Expected Series Termination Date.......................  April 15, 1999
     Scheduled Series Termination Date......................  December 15, 2000
     Series Issuance Date...................................  October 14, 1993

SERIES 1994-4
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $726,450,000
     Certificate Rate.......................................  One Month LIBOR + 0.37%
     Controlled Amortization Amount.........................  $60,537,500
     Commencement of Controlled Amortization Period.........  November 1, 2000
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial Collateral Invested Amount.....................  $87,000,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  November 15, 2001
     Scheduled Series Termination Date......................  August 15, 2003
     Series Issuance Date...................................  June 9, 1994

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $56,550,000
     Certificate Rate.......................................  One Month LIBOR + 0.58%
     Controlled Amortization Amount.........................  $56,550,000
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial Collateral Invested Amount.....................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1994-6
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $750,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.35%
     Controlled Amortization Amount.........................  $62,500,000
     Commencement of Controlled Amortization Period.........  January 1, 2001
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial Collateral Invested Amount.....................  $89,820,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  January 15, 2002
     Scheduled Series Termination Date......................  October 15, 2003
     Series Issuance Date...................................  August 24, 1994

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $58,380,000
     Certificate Rate.......................................  One Month LIBOR + 0.58%
     Controlled Amortization Amount.........................  $58,380,000
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial Collateral Invested Amount.....................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1994-7
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $750,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.18%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $62,500,000
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  October 31, 1998
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial Collateral Invested Amount.....................  $94,880,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  November 15, 1999
     Scheduled Series Termination Date......................  June 15, 2002
     Series Issuance Date...................................  November 8, 1994

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $58,735,000
     Certificate Rate.......................................  One Month LIBOR + 0.40%
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial Collateral Invested Amount.....................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1994-8
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $500,000,000
     Certificate Rate.......................................  Three Month LIBOR + 0.24%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $41,666,667
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  October 31, 2000
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial Collateral Invested Amount.....................  $63,253,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  November 15, 2001
     Scheduled Series Termination Date......................  June 15, 2004
     Series Issuance Date...................................  November 8, 1994

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $39,157,000
     Certificate Rate.......................................  Three Month LIBOR + 0.45%
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial Collateral Invested Amount.....................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1995-1
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $1,000,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.14%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $1,000,000,000
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  January 31, 1999
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial Collateral Invested Amount.....................  $126,500,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  March 15, 1999
     Scheduled Series Termination Date......................  October 15, 2001
     Series Issuance Date...................................  March 1, 1995

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $78,300,000
     Certificate Rate.......................................  One Month LIBOR + 0.35%
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial Collateral Invested Amount.....................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1995-2
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $660,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.24%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $55,000,000
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  February 28, 2001
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial Collateral Invested Amount.....................  $83,500,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  March 15, 2002
     Scheduled Series Termination Date......................  October 15, 2004
     Series Issuance Date...................................  March 1, 1995

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $51,700,000
     Certificate Rate.......................................  One Month LIBOR + 0.425%
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial Collateral Invested Amount.....................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1995-4
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $750,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.12%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $750,000,000
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  July 31, 1998
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial Collateral Invested Amount.....................  $85,845,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  September 15, 1998
     Scheduled Series Termination Date......................  April 15, 2001
     Series Issuance Date...................................  September 14, 1995

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $67,770,000
     Certificate Rate.......................................  One Month LIBOR + 0.24%
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial Collateral Invested Amount.....................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1995-5
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $500,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.17%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $41,666,667
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  August 31, 1999
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial Collateral Invested Amount.....................  $57,230,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  September 15, 2000
     Scheduled Series Termination Date......................  April 15, 2003
     Series Issuance Date...................................  September 14, 1995

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $45,180,000
     Certificate Rate.......................................  One Month LIBOR + 0.29%
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial Collateral Invested Amount.....................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1995-6
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $1,245,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.17%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $103,750,000
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  October 31, 1999
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial Collateral Invested Amount.....................  $142,500,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  November 10, 2000
     Scheduled Series Termination Date......................  July 10, 2003
     Series Issuance Date...................................  December 7, 1995

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $112,500,000
     Certificate Rate.......................................  One Month LIBOR + 0.33%
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial Collateral Invested Amount.....................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1996-1
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $750,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.16%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $75,301,250
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  February 29, 2000
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $85,845,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  March 15, 2001
     Scheduled Series Termination Date......................  November 15, 2003
     Series Issuance Date...................................  March 6, 1996

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $67,770,000
     Certificate Rate.......................................  One Month LIBOR + 0.29%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1996-E1
     Initial Invested Amount................................  $500,000,000
     Outstanding Invested Amount as of August 15, 1998......  $374,079,000
     Certificate Rate.......................................  One month LIBOR + 1.00% (or such lesser rate as designated in the
                                                                Exchangeable Certificate Purchase
                                                                Agreement)
     Controlled Accumulation Amount (subject to
       adjustment)..........................................  $374,079,000
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  August 31, 1998
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Other Enhancement......................................  Group E Spread Account
     Group..................................................  Group E1
     Exchange Period........................................  25 months from Series Issuance Date
     Expected Final Payment Date............................  October 15, 1998
     Scheduled Series Termination Date......................  June 15, 2001
     Series Issuance Date...................................  May 2, 1996

SERIES 1996-2
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $600,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.18%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $60,250,000
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  May 31, 2002
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $68,700,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  June 10, 2003
     Scheduled Series Termination Date......................  February 10, 2006
     Series Issuance Date...................................  June 4, 1996

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $54,300,000
     Certificate Rate.......................................  One Month LIBOR + 0.33%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1996-3
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $400,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.10%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $40,166,667
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  April 30, 1999
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $45,800,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  June 10, 1999
     Scheduled Series Termination Date......................  February 10, 2002
     Series Issuance Date...................................  June 6, 1996

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $36,200,000
     Certificate Rate.......................................  One Month LIBOR + 0.23%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1996-4
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $500,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.19%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $50,200,834
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  July 31, 2005
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $57,230,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  August 10, 2006
     Scheduled Series Termination Date......................  April 10, 2009
     Series Issuance Date...................................  August 6, 1996

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $45,180,000
     Certificate Rate.......................................  One Month LIBOR + 0.37%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1996-6
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $862,650,000
     Certificate Rate.......................................  One Month LIBOR + 0.14%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $86,616,667
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  October 31, 2002
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $98,750,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  November 10, 2003
     Scheduled Series Termination Date......................  July 10, 2006
     Series Issuance Date...................................  November 13, 1996

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $78,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.35%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1996-7
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $483,060,000
     Certificate Rate.......................................  One Month LIBOR + 0.095%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $48,500,000
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  January 31, 1999
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $55,290,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  February 10, 2000
     Scheduled Series Termination Date......................  October 10, 2002
     Series Issuance Date...................................  December 11, 1996

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $43,650,000
     Certificate Rate.......................................  One Month LIBOR + 0.29%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1996-8
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $400,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.12%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $40,166,667
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  December 31, 2002
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $45,800,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  January 10, 2004
     Scheduled Series Termination Date......................  September 10, 2006
     Series Issuance Date...................................  December 11, 1996

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $36,200,000
     Certificate Rate.......................................  One Month LIBOR + 0.34%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1997-1
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $750,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.10%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $75,301,250
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  January 31, 2003
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $85,845,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  February 17, 2004
     Scheduled Series Termination Date......................  October 17, 2006
     Series Issuance Date...................................  February 4, 1997

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $67,770,000
     Certificate Rate.......................................  One Month LIBOR + 0.31%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1997-2
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $500,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.13%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $50,200,834
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  April 30, 2003
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $57,230,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  May 17, 2004
     Scheduled Series Termination Date......................  January 17, 2007
     Series Issuance Date...................................  May 8, 1997

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $45,180,000
     Certificate Rate.......................................  One Month LIBOR + 0.33%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1997-3
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $500,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.11%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $50,200,834
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  May 31, 2001
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $57,230,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  June 17, 2002
     Scheduled Series Termination Date......................  February 17, 2005
     Series Issuance Date...................................  June 10, 1997

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $45,180,000
     Certificate Rate.......................................  One Month LIBOR + 0.29%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1997-4
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $500,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.21%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $50,200,834
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  May 31, 2006
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $57,230,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  June 17, 2007
     Scheduled Series Termination Date......................  February 17, 2010
     Series Issuance Date...................................  June 10, 1997

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $45,180,000
     Certificate Rate.......................................  One Month LIBOR + 0.41%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1997-5
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $650,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.14%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $65,260,834
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  July 31, 2003
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $74,395,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  August 17, 2004
     Scheduled Series Termination Date......................  April 17, 2007
     Series Issuance Date...................................  August 7, 1997

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $58,735,000
     Certificate Rate.......................................  One Month LIBOR + 0.33%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1997-6
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $1,300,000,000
     Certificate Rate.......................................  6.42%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $130,521,667
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  June 30, 2001
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $148,790,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  July 17, 2002
     Scheduled Series Termination Date......................  March 17, 2005
     Series Issuance Date...................................  September 9, 1997

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $117,470,000
     Certificate Rate.......................................  6.58%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1997-7
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $500,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.098%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $50,200,834
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  August 31, 2003
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $57,230,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  September 17, 2004
     Scheduled Series Termination Date......................  May 17, 2007
     Series Issuance Date...................................  September 9, 1997

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $45,180,000
     Certificate Rate.......................................  One Month LIBOR + 0.30%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1997-8
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $780,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.15%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $78,313,334
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  August 31, 2006
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $89,278,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  September 17, 2007
     Scheduled Series Termination Date......................  March 17, 2010
     Series Issuance Date...................................  September 23, 1997

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $70,482,000
     Certificate Rate.......................................  One Month LIBOR + 0.36%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1997-9
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $500,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.06%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $50,200,834
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  September 30, 2003
     Annual Servicing Fee Percentage........................  1.5%, subject to increase to 2.0%
     Initial CIA Certificate Amount.........................  $57,230,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  October 17, 2004
     Scheduled Series Termination Date......................  June 17, 2007
     Series Issuance Date...................................  October 9, 1997

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $45,180,000
     Certificate Rate.......................................  One Month LIBOR + 0.33%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1997-10
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $700,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.09%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $70,281,167
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  December 31, 1999
     Annual Servicing Fee Percentage........................  1.5% subject to increase to 2.0%
     Initial CIA Certificates Amount........................  $80,121,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  January 17, 2001
     Scheduled Series Termination Date......................  September 17, 2003
     Series Issuance Date...................................  December 23, 1997

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $63,253,000
     Certificate Rate.......................................  One Month LIBOR + 0.27%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial CIA Certificate Amount.........................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1998-1
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $700,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.08%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $70,281,167
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  April 30, 2002
     Annual Servicing Fee Percentage........................  1.5% subject to increase to 2.0%
     Initial Excess Collateral Amount.......................  $80,121,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  May 18, 2003
     Scheduled Series Termination Date......................  January 18, 2006
     Series Issuance Date...................................  May 21, 1998

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $63,253,000
     Certificate Rate.......................................  One Month LIBOR + 0.25%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial Excess Collateral Amount.......................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1998-2
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $579,000,000
     Certificate Rate.......................................  One Month LIBOR - 0.125%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $58,132,667
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  May 31, 2007
     Annual Servicing Fee Percentage........................  1.5% subject to increase to 2.0%
     Initial Excess Collateral Amount.......................  $66,272,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  June 18, 2008
     Scheduled Series Termination Date......................  February 18, 2011
     Series Issuance Date...................................  May 21, 1998

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $52,320,000
     Certificate Rate.......................................  One Month LIBOR - 0.125%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial Excess Collateral Amount.......................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1998-3
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $800,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.06%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $80,321,334
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  May 31, 2000
     Annual Servicing Fee Percentage........................  1.5% subject to increase to 2.0%
     Initial Excess Collateral Amount.......................  $91,567,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  June 18, 2001
     Scheduled Series Termination Date......................  February 18, 2004
     Series Issuance Date...................................  June 25, 1998

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $72,289,000
     Certificate Rate.......................................  One Month LIBOR + 0.22%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial Excess Collateral Amount.......................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

SERIES 1998-4
1. CLASS A CERTIFICATES
     Initial Invested Amount................................  $700,000,000
     Certificate Rate.......................................  One Month LIBOR + 0.12%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  $70,281,167
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  June 30, 2004
     Annual Servicing Fee Percentage........................  1.5% subject to increase to 2.0%
     Initial Excess Collateral Amount.......................  $80,121,000
     Other Enhancement......................................  Subordination of Class B Certificates
     Expected Final Payment Date............................  July 18, 2005
     Scheduled Series Termination Date......................  March 18, 2008
     Series Issuance Date...................................  July 22, 1998

2. CLASS B CERTIFICATES
     Initial Invested Amount................................  $63,253,000
     Certificate Rate.......................................  One Month LIBOR + 0.30%
     Controlled Accumulation Amount
       (subject to adjustment)..............................  Same as above for Class A Certificates
     Commencement of Controlled Accumulation Period (subject
       to adjustment).......................................  Same as above for Class A Certificates
     Annual Servicing Fee Percentage........................  Same as above for Class A Certificates
     Initial Excess Collateral Amount.......................  Same as above for Class A Certificates
     Expected Final Payment Date............................  Same as above for Class A Certificates
     Scheduled Series Termination Date......................  Same as above for Class A Certificates
     Series Issuance Date...................................  Same as above for Class A Certificates

                                                                        ANNEX II

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered First USA Credit Card Master Trust Floating Rate Asset Backed Certificates, Series 1998-5, Class A and Class B (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior First USA Credit Card Master Trust issues.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     Initial Settlement. All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations and prior First USA Credit Card Master Trust issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Secondary Market Trading. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior First USA Credit Card Master Trust issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear

                                      AII-1

Participant at least one business day prior to settlement. Cedel or Euroclear, as the case may be, will instruct their respective Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct their respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                                      AII-2

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear accounts in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                      AII-3

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

TERM                                                             PAGE
----                                                          ----------
Accounts....................................................  S-2, S-4
Accumulation Period.........................................  S-9
Accumulation Period Length..................................  S-33
Accumulation Shortfall......................................  S-11, S-44
Addition Date...............................................  S-35
Amortization Periods........................................  S-13
Available Investor Principal Collections....................  S-32
Available Reserve Account Amount............................  S-47
Average Principal Balance...................................  S-35
BANC ONE....................................................  S-19
BANC ONE/FCN Agreement......................................  S-19
BANC ONE/FCN Merger.........................................  S-19
Bank........................................................  S-1
Bank Portfolio..............................................  S-20
Base Rate...................................................  S-27
Calculation Date............................................  S-39
Certificate Rates...........................................  S-8
Certificateholders..........................................  S-4
Certificates................................................  S-6
Class A Account Percentage..................................  S-40
Class A Adjusted Invested Amount............................  S-36
Class A Available Funds.....................................  S-40
Class A Certificate Rate....................................  S-8
Class A Certificateholders..................................  S-4
Class A Certificateholders' Interest........................  S-5
Class A Certificates........................................  S-1, S-4
Class A Fixed/Floating Allocation Percentage................  S-35
Class A Floating Allocation Percentage......................  S-35
Class A Invested Amount.....................................  S-36
Class A Investor Charge-Off.................................  S-45
Class A Investor Default Amount.............................  S-45
Class A Monthly Interest....................................  S-40
Class A Monthly Principal...................................  S-43
Class A Monthly Servicing Fee...............................  S-49
Class A Required Amount.....................................  S-14
Class A Scheduled Payment Date..............................  S-2
Class B Account Percentage..................................  S-41
Class B Adjusted Invested Amount............................  S-36
Class B Available Funds.....................................  S-40
Class B Certificate Rate....................................  S-8
Class B Certificateholders..................................  S-4
Class B Certificateholders' Interest........................  S-5
Class B Certificates........................................  S-1, S-4
Class B Fixed/Floating Allocation Percentage................  S-35
Class B Floating Allocation Percentage......................  S-35
Class B Invested Amount.....................................  S-36
Class B Investor Charge-Off.................................  S-46
Class B Investor Default Amount.............................  S-45
Class B Monthly Interest....................................  S-40

TERM                                                             PAGE
----                                                          ----------
Class B Monthly Principal...................................  S-43
Class B Monthly Servicing Fee...............................  S-49
Class B Principal Commencement Date.........................  S-32
Class B Required Amount.....................................  S-14
Class B Scheduled Payment Date..............................  S-2
Closing Date................................................  S-8
Code........................................................  S-17
Controlled Accumulation Amount..............................  S-44
Controlled Deposit Amount...................................  S-10, S-26
Covered Amount..............................................  S-11, S-47
Cut Off Date................................................  S-5
Default Amount..............................................  S-45
Distribution Date...........................................  S-2, S-30
DTC.........................................................  AII-1
Enhancement.................................................  S-4
ERISA.......................................................  S-17
Excess Collateral...........................................  S-2
Excess Collateral Account Percentage........................  S-41
Excess Collateral Adjusted Amount...........................  S-36
Excess Collateral Amount....................................  S-6, S-36
Excess Collateral Available Funds...........................  S-41
Excess Collateral Charge-Off................................  S-46
Excess Collateral Default Amount............................  S-45
Excess Collateral Fixed/Floating Allocation Percentage......  S-35
Excess Collateral Floating Allocation Percentage............  S-35
Excess Collateral Holders...................................  S-4
Excess Collateral Holders' Interest.........................  S-5
Excess Collateral Minimum Monthly Interest..................  S-42
Excess Collateral Minimum Rate..............................  S-42
Excess Collateral Monthly Principal.........................  S-43
Excess Collateral Monthly Servicing Fee.....................  S-49
Excess Collateral Scheduled Payment Date....................  S-32
Excess Finance Charge Collections...........................  S-40
Excess Principal Collections................................  S-34
Exchangeable Transferor Certificate.........................  S-7
FCN.........................................................  S-19
Finance Charge Deficit......................................  S-38
Fixed/Floating Allocation Percentage........................  S-35
Global Securities...........................................  AII-1
Interchange.................................................  S-22
Interest Period.............................................  S-30
Invested Amount.............................................  S-36
Investor Default Amount.....................................  S-45
Investor Interest...........................................  S-5
Investor Percentage.........................................  S-35
Investor Servicing Fee......................................  S-8, S-49
LIBOR.......................................................  S-2, S-31
LIBOR Determination Date....................................  S-31
Minimum Transferor Percentage...............................  S-22
Monthly Period..............................................  S-7
Offered Certificates........................................  S-1, S-4

TERM                                                             PAGE
----                                                          ----------
Offered Series..............................................  S-22
Offered Series Supplement...................................  S-4
Pay Out Event...............................................  S-27, S-48
Percentage Allocation.......................................  S-38
Pooling and Servicing Agreement.............................  S-4
Portfolio Yield.............................................  S-27
Principal Funding Account...................................  S-10, S-46
Principal Funding Account Balance...........................  S-26
Principal Funding Investment Proceeds.......................  S-11, S-46
Principal Shortfalls........................................  S-34
Rapid Amortization Period...................................  S-13
Rating Agency Condition.....................................  S-47
Reallocated Excess Collateral Principal Collections.........  S-44
Reallocated Class B Principal Collections...................  S-44
Reallocated Principal Collections...........................  S-44
Receivables.................................................  S-1, S-4
Record Date.................................................  S-29
Reference Banks.............................................  S-31
Removed Accounts............................................  S-5
Required Reserve Account Amount.............................  S-47
Reserve Account.............................................  S-46
Reserve Account Funding Date................................  S-47
Revolving Period............................................  S-9
Scheduled Payment Date......................................  S-2
Servicer....................................................  S-1, S-4
Servicing Fee Percentage....................................  S-8, S-49
Stated Series Termination Date..............................  S-7
Subordinate Principal Collections...........................  S-38
Telerate Page 3750..........................................  S-31
Transfer and Administration Agreement.......................  S-16
Transferor..................................................  S-1, S-4
Transferor Interest.........................................  S-6
Transferor Percentage.......................................  S-36
Trust.......................................................  S-1, S-4
Trustee.....................................................  S-1, S-4
Underwriters................................................  S-51
Underwriting Agreement......................................  S-51
U.S. Person.................................................  AII-3

PROSPECTUS

                       FIRST USA CREDIT CARD MASTER TRUST

                           ASSET BACKED CERTIFICATES

                              FIRST USA BANK, N.A.

                            TRANSFEROR AND SERVICER
                            ------------------------

     The Asset Backed Certificates offered hereby (collectively, the "Certificates") may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent an undivided interest in the First USA Credit Card Master Trust (the "Trust"). The Trust was created pursuant to a Pooling and Servicing Agreement between First USA Bank, N.A. (the "Bank"), as transferor and servicer, and The Bank of New York (Delaware), as trustee (the "Trustee"). The property of the Trust includes and will include receivables (the "Receivables") generated from time to time in a portfolio of VISA(R) and MasterCard(R) revolving credit card accounts, all monies due or to become due in payment of the Receivables and certain other property, as more fully described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. The Bank will own the remaining undivided interest in the Trust not represented by the Certificates and other interests issued by the Trust and will service the Receivables.

     Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed rate Certificates, floating rate Certificates or another type of Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the time, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account or guaranty, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

     While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.
                            ------------------------

    THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF FIRST USA BANK, N.A. OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES
  NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE
    FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 16. BENEFIT PLAN INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "ERISA
CONSIDERATIONS."

     Certificates may be sold by the Bank directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Bank from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Bank associated with the issuance and distribution of such Certificates. Any underwriter of the Certificates will be indemnified by the Bank against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY SERIES OF CERTIFICATES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

                 The date of this Prospectus is August 14, 1998

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated for such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of the Certificates (the "Certificateholders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or such other type of Class of Certificates; (g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer (as defined herein), will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Bank nor any successor servicer intends to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

     This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus." Unless the context requires otherwise, capitalized terms used in this Prospectus and in the accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

Type of Securities............    Asset Backed Certificates (the "Certificates")
                                    evidencing an undivided ownership interest in the assets of the First USA Credit Card Master Trust may be issued from time to time in one or more series (each, a "Series") which will consist of one or more classes of Certificates (each, a "Class").

Trust.........................    The First USA Credit Card Master Trust (the
                                    "Trust") was formed pursuant to a pooling and servicing agreement dated as of September 1, 1992, as amended and supplemented (the "Pooling and Servicing Agreement"), between First USA Bank, N.A., as transferor (the "Transferor") and as servicer of the Receivables, and The Bank of New York (Delaware), as trustee (the "Trustee"). The Trust was created as a master trust under which one or more Series could be issued pursuant to a series supplement to the Pooling and Servicing Agreement (a "Supplement"). Any Series issued by the Trust may or may not be a Series offered pursuant to this Prospectus and certain previously issued Series have already been offered under different prospectuses. Each Prospectus Supplement will identify all then outstanding Series previously issued by the Trust.

Trust Assets..................    The property of the Trust includes and will
                                    include receivables (the "Receivables")
                                    arising under certain VISA(R) and
                                    MasterCard(R)* revolving credit card
                                    accounts (the "Accounts") selected from the portfolio of VISA and MasterCard accounts owned by the Transferor (the "Bank Portfolio"), all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and all monies on deposit in certain bank accounts of the Trust (other than certain investment earnings on such amounts), Recoveries and any Enhancement issued with respect to any Series or Class, as described in the related Prospectus Supplement. The term "Enhancement" means, with respect to any Series or Class thereof, any letter of credit, cash collateral account or guaranty, collateral invested amount, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or other contract or agreement for the benefit of
                                    Certificateholders of such Series.
                                    Enhancement may also take the form of
                                    subordination of one or more Classes of a Series to any

---------------
* VISA(R) and MasterCard(R) are registered trademarks of Visa USA Incorporated and MasterCard International Incorporated, respectively.

                                    other Class or Classes of a Series or a
                                    cross-support feature which requires
                                    collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series. The Receivables included in the Trust may consist of Accounts originated and owned by the Transferor and/or Accounts otherwise acquired by the Transferor, as specified in the related Prospectus Supplement.

                                  The Transferor originally conveyed to the
                                    Trustee all Receivables existing under
                                    certain Accounts that were selected from the Bank Portfolio based on criteria provided in the Pooling and Servicing Agreement as applied on August 21, 1992 (the "Original Cut Off Date"), and on certain additional cut off dates with respect to Additional Accounts and has conveyed and will convey all Receivables arising under such Accounts from time to time thereafter until termination of the Trust. See "Summary of Terms--Trust Assets" in the Prospectus Supplement. In addition, pursuant to the Pooling and Servicing Agreement, the Transferor may (subject to certain limitations and conditions) designate Additional Accounts for inclusion in the Trust. See "The Receivables" and "Description of the Certificates--Addition of Accounts."

Securities Offered............    Each Series of the Certificates will represent
                                    an undivided interest in the assets of the Trust. Each Certificate of a Series will represent the right to receive (i) payments of interest at the specified rate or rates per annum (each, a "Certificate Rate"), which may be fixed, floating or another type of rate and (ii) unless otherwise provided in the related Prospectus Supplement, payments of principal during the Controlled Amortization Period, Accumulation Period, Rapid Amortization Period or other type of amortization period (each, an "Amortization Period"), all as specified in the related Prospectus Supplement.

                                  Each Series of Certificates will consist of
                                    one or more Classes, one or more of which may be Senior Certificates ("Senior Certificates") and one or more of which may be Subordinated Certificates ("Subordinated Certificates"). Each Class of a Series may evidence the right to receive a specified portion of each distribution of principal or interest or both. The Certificates of a Class may also differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, priority of payments, payment dates, maturity, interest rate computation, and availability and form of Enhancement.

                                  The assets of the Trust will be allocated
                                    among the Certificateholders of each Series
                                    (the "Investor Interest"), the holder of the Exchangeable Transferor Certificate (the "Exchangeable Transferor Certificate") and, in certain circumstances, Enhancement

                                    Providers. The aggregate principal amount of the Investor Interest of a Series in Receivables is referred to herein as the "Invested Amount" and is based on the aggregate amount of the Principal Receivables in the Trust allocated to such Series. The interest of the holder of the Exchangeable Transferor Certificate in Receivables is referred to herein as the "Transferor Interest," and is based on the aggregate amount of Principal Receivables (the "Transferor Amount") in the Trust not allocated to the Certificateholders or any Enhancement Provider. See "Description of the Certificates--General."

                                  The Certificateholders of each Series will
                                    have the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement and related Supplement and subject to any reallocation of such amounts if the related Supplement so provides) varying percentages of the collections of Finance Charge Receivables and Principal Receivables for each month and will be allocated a varying percentage of the amount of Receivables in Accounts which are written off as uncollectible ("Defaulted Accounts") for such month (each such percentage, an "Investor Percentage").

                                  The related Prospectus Supplement will specify
                                    the Investor Percentages with respect to the allocation of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period and any Amortization Period. If the Certificates of a Series offered hereby include more than one Class of Certificates, the assets of the Trust allocable to the Certificates of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement. See "Description of the Certificates--Investor Percentage and Transferor Percentage" in the related Prospectus Supplement.

                                  The Certificates represent interests in the
                                    Trust only and do not represent interests in or recourse obligations of the Transferor or any affiliate thereof. A Certificate is not a deposit and is not insured by the Federal Deposit Insurance Corporation (the "FDIC"). Neither the Receivables nor the Accounts are insured or guaranteed by the FDIC or any other governmental agency.

Receivables...................    The Receivables arise in Accounts that have
                                    been selected from the Bank Portfolio based on criteria provided in the Pooling and Servicing Agreement. The Receivables consist of amounts charged by cardholders for goods and services and cash advances (such amounts, less the amount of Discount Receivables, the "Principal Receivables"), plus the related periodic finance charges (the "Periodic Finance Charges"), annual membership fees ("Annual Membership Fees"), and amounts charged to the Accounts in respect of cash advance finance charges, late fees, overlimit fees, return check fees and similar fees and charges (the "Other Charges"). Receivables in an amount equal to the product of the Yield Factor (initially 1.3%) and amounts charged by cardholders for goods and services and cash advances (the "Discount Receivables") will be treated as Finance Charge Receivables (Discount Receivables, together with the Periodic Finance Charges, Annual Membership Fees and Other Charges, the "Finance Charge Receivables"). See "Description of the Certificates--Discount Receivables." The
                                    Finance Charge Receivables will not affect the amount of the Invested Amount represented by the Certificates or the amount of the Transferor Interest, which are determined on the basis of the amount of Principal Receivables in the Trust.

                                  During the term of the Trust, all new
                                    Receivables arising in the Accounts will be transferred automatically to the Trust by the Transferor. The total amount of Receivables in the Trust will fluctuate from day to day because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day. Because the Transferor Interest represents the interest in the Principal Receivables in the Trust not represented by the Certificates or any other Series of certificates, the amount of the Transferor Interest will fluctuate from day to day as Receivables are collected and new Receivables are transferred to the Trust. See "The Receivables."

                                  Pursuant to the Pooling and Servicing
                                    Agreement, the Transferor has the right
                                    (subject to certain limitations and
                                    conditions), and in some circumstances will be obligated, to designate additional eligible revolving credit card accounts to be included as Accounts (the "Additional Accounts") and to convey to the Trust all of the Receivables in the Additional Accounts, whether such Receivables are then existing or thereafter created. See "Description of the Certificates--Addition of Accounts."

                                  Furthermore, pursuant to the Pooling and
                                    Servicing Agreement, the Transferor has the right (subject to certain limitations and conditions), but not the obligation, to designate certain Accounts and to accept the reconveyance of all the Receivables in such Accounts (the "Removed Accounts"), whether such Receivables are then existing or thereafter created. See "Description of the Certificates--Removal of Accounts."

                                  The aggregate undivided interest in the
                                    Principal Receivables in the Trust evidenced by the Certificates will never exceed the aggregate Invested Amount regardless of the total amount of Principal Receivables in the Trust at any time.

Exchanges.....................    The Pooling and Servicing Agreement provides
                                    that the Trustee will issue two types of certificates: (i) one or more Series of certifi cates that will be transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate that evidences the Transferor Interest, which is to be held by the Transferor and which will be transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements, the Transferor may tender the Exchangeable Transferor Certificate, or, if provided in the relevant Supplement, certificates representing any Series and the Exchangeable Transferor Certificate, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate (any such tender, an "Exchange"). However, at all times, the interest in the Principal Receivables in the Trust represented by the Transferor Interest must equal or exceed the Minimum Transferor Interest (as defined herein). Under the Pooling and Servicing Agreement, the Transferor may define, with respect to any Series, the Principal Terms of the Series. See "Description of the Certificates--Exchanges." The Transferor may offer any Series to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Securities Act or exempt from registration thereunder, directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Other Series have been issued by the Trust and may be issued concurrently herewith. The Transferor intends to offer, from time to time, additional Series issued by the Trust.

                                  Under the Pooling and Servicing Agreement and
                                    pursuant to a Supplement, an Exchange may occur only upon delivery to the Trustee of the following: (i) a Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that, unless otherwise stated in the related Supplement, the certificates of such Series will be characterized as indebtedness for federal income tax purposes under existing law, and that the issuance of such Series will not have a material adverse effect on the federal income tax characterization of any outstanding Series, (iii) if required by the related Supplement, the form of Enhancement, (iv) if Enhancement is required by the Supplement, an appropriate Enhancement agreement with respect thereto,
                                    (v) written confirmation from each Rating
                                    Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) an officer's certificate of the Transferor to the effect that on the date of the Exchange the Transferor, after giving effect to the Exchange, would not be required to add the Receivables of Additional Accounts pursuant to the Pooling and Servicing Agreement, and the Transferor Interest would be at least equal to the Minimum Transferor Interest, and (vii) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged. See "Description of the Certificates--Exchanges."

Denominations.................    Unless otherwise specified in the related
                                    Prospectus Supplement, beneficial interests in the Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof. See "Description of the Certificates--General."

Registration of
Certificates..................    Unless otherwise specified in the related
                                    Prospectus Supplement, the Certificates of each Series initially will be represented by Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. See "Description of the Certificates--Definitive Certificates."

Clearance and Settlement......    Unless otherwise provided in the related
                                    Prospectus Supplement, Certificate Owners of each Series offered hereby may elect to hold their Certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Description of the Certificates--Book-Entry Registration."

Transferor and Servicer.......    First USA Bank, N.A. (the "Bank"). The
                                    principal executive offices of the Bank are located at 201 North Walnut Street, Wilmington, Delaware 19801, telephone number
                                    (302) 594-4000. The Servicer will receive a fee as servicing compensation from the Trust in respect of each Series in the amounts and at the times specified in the related Prospectus Supplement (the "Investor Servicing Fee"). In certain limited circumstances, the Bank may resign or be removed as Servicer, in which event the Trustee or a third party servicer may be appointed as successor servicer (the Bank, or any such successor servicer, is referred to herein as the "Servicer"). See "The Bank and BANC ONE CORPORATION."

Collections...................    Unless otherwise specified in the related
                                    Prospectus Supplement, with respect to each Series of Certificates, the Servicer will deposit all collections of Receivables in an account established for such purpose (the "Collection Account"). All amounts deposited in the Collection Account will be allocated by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. Collections of Recov-eries generally will be treated as collections of Principal Receivables. If so specified in the related Prospectus Supplement, Principal Receivables and/or Finance Charge Receivables may be otherwise characterized. See "Description of the Certificates--Discount Receivables." All such amounts will then be allocated in accordance with the respective interests of the Certificateholders of such Series or Class, the certificateholders of any other Series or Class and the holder of the Exchangeable Transferor Certificate.

Interest......................    Interest on each Series of Certificates or
                                    Class thereof for each interest accrual
                                    period (each, an "Interest Period")
                                    specified in the related Prospectus
                                    Supplement will be distributed in the
                                    amounts and on the dates (which may be
                                    monthly, quarterly, semiannually or
                                    otherwise as specified in the related
                                    Prospectus Supplement) (each, a
                                    "Distribution Date") specified in the
                                    related Prospectus Supplement. Interest
                                    payments on each Distribution Date will
                                    generally be funded from the collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period"), as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds in certain accounts of the Trust, from any applicable Enhancement or from other sources specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts allocable to such Series or Class may be deposited in one or more trust accounts pending distribution to the Certificateholders of such Series or Class, all as described in the related Prospectus Supplement. See "Risk Factors--Enhancement," "Description of the Certificates--Interest Payments,"
                                    "--Application of Collections" and
                                    "Enhancement."

Revolving Period..............    Unless otherwise specified in the related
                                    Prospectus Supplement, with respect to each Series and any Class thereof no principal will be payable to Certificateholders until the Principal Commencement Date or the Scheduled Payment Date with respect to such Series or Class. For the period beginning on the date of issuance of the related Series (the "Closing Date") and ending with the commencement of an Amortization Period or an Accumulation Period (the "Revolving Period"), collections of Principal Receivables otherwise allocable to the Investor Interest will, subject to certain limitations, be paid from the Trust to the holder of the Exchangeable Transferor Certificate or, under certain circumstances and if so specified in the related Prospectus Supplement, will be treated as Excess Principal Collections and paid to the holders of other Series of Certificates issued by the Trust, as described herein and in the related Prospectus Supplement. See "Description of the Certificates--Pay Out Events" for a discus-sion of the events which might lead to early termination of the Revolving Period.

Principal Payments............    The principal of the Certificates of each
                                    Series offered hereby will be scheduled to be paid either in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have a Controlled Amortization Period, as described below, or on an expected date specified in the related Prospectus Supplement (the "Scheduled Payment Date"), in which case such Series will have an Accumulation Period, as described below. If a Series has more than one Class of Certificates, a different method of paying principal, Principal Commencement Date or Scheduled Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable expected payment date, Scheduled Payment Date or other expected date, if a Pay Out Event occurs and the Rapid Amortization Period commences with respect to such Series or Class or under certain other circumstances described herein or in the Prospectus Supplement. See "Description of the Certificates--Principal Payments."

Controlled Amortization
Period........................    If the Prospectus Supplement relating to a
                                    Series so specifies, unless a Rapid
                                    Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Controlled Amortization Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in scheduled amounts to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed on any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "Controlled Distribution Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Amortization Amount") plus any existing deficit Controlled Amortization Amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on the Principal Commencement Date and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Invested Amount of the Certificates of such Series or Class and (c) the Stated Series Ter-mination Date with respect to such Series. See "Description of the
                                    Certificates--Principal Payments."

Accumulation Period...........    If the Prospectus Supplement relating to a
                                    Series so specifies, unless a Rapid
                                    Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an accumulation period (the "Accumulation Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited prior to each Distribution Date in a trust account established for the benefit of the Certificateholders of such Series or Class (a "Principal Funding Account") and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account on any date will be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus the amount of any shortfalls arising from the failure to pay the Controlled Accumulation Amount on any prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Accumulation Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Invested Amount of the Certificates of such Series or Class and (c) the Stated Series Termination Date with respect to such Series.

                                  Funds on deposit in any Principal Funding
                                    Account may be invested in eligible
                                    investments or subject to a guaranteed rate or investment agreement or other arrangement intended to assure a specified return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement. See "Description of the Certificates--Principal Payments."

Rapid Amortization Period.....    During the period from the day on which a Pay
                                    Out Event has occurred with respect to a Series to the earlier of the date on which the Invested Amount of the Certificates of such Series has been paid in full or the related Stated Series Termination Date (the "Rapid Amortization Period"), unless otherwise provided in the related Prospectus Supplement, collections of Principal Re-ceivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series monthly on each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal to Certificateholders will not be limited by any Controlled Distribution Amount or Controlled Deposit Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, unless otherwise specified in the related Prospectus Supplement, any funds on deposit in a Principal Funding Account with respect to such Series or any Class thereof will be paid to the Certificateholders of such Series or Class on the first Distribution Date in the Rapid Amortization Period. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to commencement of the Rapid Amortization Period.

Shared Excess Finance Charge
   Collections................    If so specified in the related Prospectus
                                    Supplement, the Certificateholders of a
                                    Series or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series or Class to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. Unless otherwise provided in the related Prospectus Supplement, with respect to any Series, "Excess Finance Charge Collections" for any Monthly Period will equal the excess of collections of Finance Charge Receivables and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (i) interest accrued for the current month ("Monthly Interest") and overdue Monthly Interest on the Certificates of such Series or Class,
                                    (ii) accrued and unpaid Investor Servicing
                                    Fees with respect to such Series or Class,
                                    (iii) the Investor Default Amount with
                                    respect to such Series or Class, (iv)
                                    unreimbursed Investor Charge-Offs with
                                    respect to such Series or Class and (v)
                                    other amounts specified in the related
                                    Prospectus Supplement. See "Description of the Certificates--Shared Excess Finance Charge Collections," "--Application of Collections," "--Defaulted Receivables;
                                    Rebates and Fraudulent Charges" and
                                    "--Investor Charge-Offs."

Shared Collections of
Principal Receivables.........    If so specified in the related Prospectus
                                    Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections may be applied to cover principal payments due to or for the benefit of Certificateholders of another

                                    Series. Any such reallocation will not
                                    result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. See "Description of the Certificates--Shared Collections of
                                    Principal Receivables."

Funding Period................    The Prospectus Supplement relating to a Series
                                    of Certificates may specify that for a
                                    period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account established with the Trustee for the benefit of Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Invested Amounts of other Series. The related Prospectus Supplement will specify the initial Invested Amount on the Closing Date with respect to such Series, the aggregate principal amount of the Certificates of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount of such a Series will increase as Principal Receivables are created or as the Invested Amounts of other Series are reduced. The Invested Amount may also decrease due to Investor Charge-Offs.

                                  During the Funding Period, funds on deposit in
                                    the Pre-Funding Account for a Series of
                                    Certificates will be withdrawn and paid to the Transferor or its assignees to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in a manner and at such time as set forth in the related Prospectus Supplement.

                                  If so specified in the related Prospectus
                                    Supplement, monies in the Pre-Funding
                                    Account with respect to any Series will be invested by the Trustee in eligible investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series. See "Description of the Certificates--Funding Period."

Companion Series..............    If so specified in the related Prospectus
                                    Supplement, a Series of Certificates may be paired with another Series (a "Companion Series"). The Prospectus Supplement for such Series and the

                                    Prospectus Supplement for the Companion
                                    Series will each specify the relationship between the Series. See "Description of the Certificates--Companion Series."

Enhancement...................    Enhancement with respect to a Series or any
                                    Class thereof may be provided as specified in the related Prospectus Supplement.

                                  The type, characteristics and amount of the
                                    Enhancement will be determined based on
                                    several factors, including the
                                    characteristics of the Receivables and
                                    Accounts underlying or comprising the Trust
                                    Portfolio as of the Closing Date with
                                    respect to any Series, and will be
                                    established on the basis of requirements of each Rating Agency rating the Certificates of such Series. If so specified in the related Prospectus Supplement, any such Enhancement will apply only in the event of certain types of losses and the protection against losses provided by such Enhancement will be limited. See "Risk
                                    Factors--Certificate Rating" and
                                    "Enhancement."

Optional Repurchase...........    With respect to each Series of Certificates,
                                    the Invested Amount will be subject to
                                    optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the Invested Amount is reduced to an amount less than or equal to the percentage of the initial Invested Amount (the "Initial Invested Amount") specified in the related Prospectus Supplement, if certain conditions set forth in the related Pooling and Servicing Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates. See "Description of the Certificates--Final Payment of Principal; Termination."

Tax Status....................    Except to the extent otherwise specified in
                                    the related Prospectus Supplement, it is anticipated that Special Tax Counsel will be of the opinion that the Offered Certificates of such Series will be characterized as indebtedness for Federal income tax purposes. Except to the extent otherwise specified in the related Prospectus Supplement, the Certificate Owners will agree to treat the Offered Certificates as debt for Federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences" for additional information concerning the application of Federal income tax laws.

ERISA Considerations..........    Under regulations issued by the Department of
                                    Labor, the Trust's assets would not be
                                    deemed "plan assets" of any employee benefit plan holding interests in the Certificates of a Series if certain conditions are met. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust's assets. No assurance can be made with respect to any offering of the Certificates of any Series that the conditions which would allow the Trust assets not to be deemed "plan assets" will be met, although the intention of the Underwriters (but not their assurance) as to whether the Certificates of a particular Series will be "publicly-offered securities", and therefore eligible for an ERISA exemption, will be set forth in the related Prospectus Supplement. Accordingly, employee benefit plans contemplating purchasing interests in Certificates should consult their counsel before making a purchase. See "ERISA Considerations."

Certificate Rating............    It will be a condition to the issuance of each
                                    Series of Certificates or Class thereof
                                    offered pursuant to this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each such rating organization rating any Series, a "Rating Agency"). The rating or ratings applicable to the Certificates of each Series or Class thereof offered hereby will be set forth in the related Prospectus Supplement.

                                  A rating is not a recommendation to buy, sell
                                    or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Certificate Rating."

Listing.......................    If so specified in the Prospectus Supplement
                                    relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                  RISK FACTORS

     Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

     Certain Legal Aspects. While the Transferor has transferred and will transfer interests in the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. The Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take certain actions as are required to perfect the Trust's security interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. Nevertheless, if the transfer of the Receivables to the Trust is deemed to create a security interest therein, a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, and, if the FDIC were appointed receiver of the Transferor, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If the Transferor were to be placed into receivership and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel to the Transferor has advised the Transferor that the facts of the Octagon case are distinguishable from those in the sale transactions between the Transferor and the Trust and the reasoning of the Octagon case appears to be inconsistent with established precedent and the Uniform Commercial Code. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

     If, upon the insolvency of the Transferor, the Transferor were to be placed into conservatorship or receivership, the FDIC as conservator or receiver would have the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor. With respect to the appointment of a receiver or conservator for the Transferor, subject to certain qualifications, a valid perfected security interest of the Trustee in the Receivables should be enforceable (to the extent of the Trust's "actual direct compensatory damages" as described below) and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable, or were to require the Trustee to establish its right to those payments by submitting to and completing the statutory administrative claims procedure, or the FDIC were to request a stay of judicial proceedings with respect to the Transferor, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by the FDIC, a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the FDIC as conservator or receiver. On April 10, 1990, the Resolution Trust Corporation (the "RTC"), formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract to the extent secured by the collateral. The FDIC, however, has not adopted a formal policy statement on "actual direct compensatory damages" with respect to collateralized borrowings of banks that are repudiated, and may not follow the approach of the RTC. In addition, in one case involving the repudiation by the RTC of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated the Transferor's obligations under the Pooling and Servicing Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

     If the FDIC were appointed as conservator or receiver for the Transferor, under the Pooling and Servicing Agreement new Principal Receivables would not be transferred to the Trust and the Trustee would sell the portion of the Receivables allocable in accordance with the Pooling and Servicing Agreement to each Series (unless holders of more than 50% of the principal amount of each Class of such Series instruct otherwise), thereby causing early termination of the Trust and a loss to certificateholders (including the Certificateholders) if the net proceeds allocable to certificateholders from such sale, if any, were insufficient to pay certificateholders (including the Certificateholders) in full. Upon the occurrence of a Pay Out Event, if the FDIC were appointed as conservator or receiver for the Transferor and no Pay Out Event other than such conservatorship, receivership or insolvency of the Transferor exists, the FDIC may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, the FDIC as conservator or receiver for the Transferor may have the power to cause early payment of the Certificates. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

     If, upon the insolvency of the Servicer, the Servicer were to be placed into conservatorship or receivership, the FDIC as conservator or receiver would have the power to repudiate and refuse to perform any obligations, including servicing obligations, of the Servicer under the Pooling and Servicing Agreement or any other contract, and to request a stay of up to 90 days of any judicial action or proceeding involving the Servicer. In the event of a Servicer Default, if the FDIC were appointed as conservator or receiver for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the FDIC may have the power to prevent a transfer of servicing to a successor Servicer or to appoint a successor Servicer chosen by the FDIC.

     The Accounts and the Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of finance charges, annual cardholder fees and other fees, and failure by the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the Receivables. Pursuant to the Pooling and Servicing Agreement, the Transferor has covenanted to accept the transfer of all Receivables in an Account if any Receivable in such Account does not comply with all requirements of law or if the proceeds of any Receivable in such Account are not available to the Trust. The Transferor has made and will make certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. However, the Trustee has not made and will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, is that the Transferor will generally be obligated to accept the transfer of all Receivables in the Account affected thereby. In addition, in the event of a breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment and transfer of the entire Trust Portfolio. See "Description of the Certificates--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

     Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges."

     From time to time Congress and certain state and local legislatures have considered legislation that would limit the finance charges and fees that may be charged on credit card accounts. Although such legislation has not been enacted, there can be no assurance that such legislation will not become law in the future. The potential effect of any legislation which limits the amount of finance charges or fees that may be charged on credit card balances could be to reduce the Portfolio Yield on the Accounts. If such Portfolio Yield is reduced, a Pay Out Event with respect to a Series may occur. See "Description of the Certificates--Pay Out Events." There can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic finance charges or fees relating to the Accounts. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws" herein.

     Competition in the Credit Card Industry. The consumer credit industry is highly competitive and operates in an environment increasingly focused on the interest and fees charged to consumers for credit card services. As new card issuers enter the market and issuers seek to expand their shares of the market, there is increased use of advertising, target marketing, pricing competition and incentive programs, all of which may adversely impact issuer profit margins. The MasterCard and VISA associations do not require adherence to specific underwriting standards, and therefore credit card issuers may compete on the basis of individual account solicitation and underwriting criteria. If cardholders choose to utilize competing sources of credit, the amount and rate of new Receivables generated in the Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The size of the Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the amount of new Receivables generated declines significantly, Receivables from Additional Accounts (to the extent available) may be added to the Trust, as described below, or a Pay Out Event could occur, in which event the Rapid Amortization Period would commence. See "Description of the Certificates--Pay Out Events."

     Payments and Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of a Controlled Amortization Period or an Accumulation Period for a Series or a Class thereof will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for one or more Series and the commencement of the Rapid Amortization Period for each such Series. Certificateholders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. In addition, changes in periodic finance charges can alter cardholder monthly payment rates. A significant decrease in the cardholder monthly payment rate could slow the return of principal during any Amortization Period. See "Maturity Assumptions."

     Social, Technological and Economic Factors. Changes in card use and payment patterns by cardholders may result from a variety of social, technological and economic factors. Social factors include potential changes in consumers' attitudes toward financing purchases with debt. Technological factors include new methods of payment, such as debit cards. Economic factors include the rate of inflation, unemployment levels, personal bankruptcy levels and relative interest rates. Cardholders whose accounts are included in the Bank Portfolio have addresses in all 50 states, the District of Columbia and other United States territories and possessions. Adverse changes in economic conditions in the areas where the largest number of cardholders are located could have a direct impact on the timing and amount of payments on the Certificates. See the Composition by Geographic Distribution-Trust Portfolio table in "The Receivables" in the Prospectus Supplement. The Transferor, however, is unable to determine and has no basis to predict whether, or to what extent, social, technological or economic factors will affect future card use or repayment patterns.

     Effect of Subordination. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, unless otherwise specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if collections of Finance Charge Receivables or other amounts allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Invested Amount with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of collections of Finance Charge Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in the Trust due to the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Certificateholders and any remainder will be used to pay amounts due to the Subordinated Certificateholders.

     Transferor's Ability to Change Terms of the Receivables. Pursuant to the Pooling and Servicing Agreement, the Transferor does not transfer the Accounts to the Trust, but only the Receivables arising in the Accounts. As owner of the Accounts, the Transferor has the right to determine the monthly periodic finance charges and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts. A decrease in the monthly periodic finance charge and other fees would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of the Rapid Amortization Period with respect to a Series. In addition, under the Pooling and Servicing Agreement, the Transferor may change the terms of the contracts relating to the Accounts or its policies and procedures with respect to the servicing thereof (including without limitation the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, fees, and charge offs), if such change (i) would not, in the reasonable belief of the Transferor, cause a Pay Out Event for any Series to occur, and (ii) is made applicable to the comparable segment of revolving credit card accounts owned and serviced by the Transferor which have characteristics the same as or substantially similar to the Accounts which are subject to such change. In servicing the Accounts, the Servicer is also required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above, there are no restrictions on the Transferor's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions which would change this or other Account terms.

     Master Trust Considerations. The Trust, as a master trust, has previously issued the Series, and may issue substantially concurrently the Series, specified on Annex I to the Prospectus Supplement and is expected to issue additional Series from time to time. While the Principal Terms of each Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series. Such Principal Terms may include: methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Enhancement, different classes of certificates (including subordinated classes of certificates), provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits) or other Series to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. See "Description of the Certificates--Exchanges." It is a condition precedent to issuance of any additional series that each Rating Agency that has rated any outstanding Series at the request of the Transferor deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder. See "Description of the Certificates-- Exchanges."

     Control. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Supplement. However, the Pooling and Servicing Agreement or related Supplement may provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Invested Amount of other Series or of the Invested Amount of a specified Class of such other Series will be required to direct certain actions, including amending the Pooling and Servicing Agreement in certain circumstances. Certificateholders of such other Series may have interests which do not coincide in any way with the interests of Certificateholders of the subject Series.

     Certificate Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

     The Transferor will request a rating of the Certificates offered hereby of each Series by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to any Series of Certificates or Class thereof, and, if so, what such rating would be. A rating assigned to any Series of Certificates or Class thereof by a rating agency that has not been requested by the Transferor to do so may be lower than the rating assigned by the Rating Agency or Rating Agencies pursuant to the Transferor's request.

     Enhancement. Although Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount available under any Enhancement is reduced to zero, Certificateholders of the Series or Class thereof covered by such Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Enhancement."

     Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the Certificates offered hereby of each Series initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued for a Series, Certificate Owners relating to such Series will not be recognized by the Trustee as Certificateholders, as that term will be used in the Pooling and Servicing Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their participating organizations. Because DTC can only act on behalf of individuals who are Participants in DTC's system (or participate indirectly through a Participant), the ability of a Certificate Owner to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate representing such Certificates. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

                                   THE TRUST

     The Trust was formed, in accordance with the laws of the State of Delaware, pursuant to the Pooling and Servicing Agreement. The Trust was formed for the transaction relating to the issuance of the Series 1992-1 Certificates, this transaction and similar transactions, as contemplated by the Pooling and Servicing Agreement, and prior to formation had no assets or obligations. The Trust will not engage in any business activity, other than as described herein and in the related Prospectus Supplements, but rather will only acquire and hold the Receivables, issue (or cause to be issued) the Certificates, the Exchangeable Transferor Certificate and certificates representing additional Series or Classes of Series and related activities (including, with respect to any Series or Class of such Series, entering into any Enhancement agreement) and make payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

     The Receivables which the Bank has conveyed and will convey to the Trust pursuant to the Pooling and Servicing Agreement have been and will be generated from transactions made by holders of selected VISA and MasterCard credit card accounts. The Bank currently services the credit card accounts. Certain data processing and administrative functions associated with such servicing are performed on behalf of the Bank by First Data Resources, Inc. ("FDR"). See "--Description of FDR."

     The following discussion describes certain terms and characteristics of the accounts in the Bank Portfolio from which the Accounts were selected. The Eligible Accounts from which the Accounts were selected do not represent the entire Bank Portfolio. In addition, Additional Accounts may consist of Eligible Accounts which are not currently in existence and which are selected using different criteria from those used in selecting the Accounts already included in the Trust. See "Description of the Certificates--Addition of Accounts." Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the Eligible Accounts and the Additional Accounts may be different from such experience for the Bank Portfolio described in the Prospectus Supplement.

     Growth Strategy and Origination. To achieve steady and diversified growth, the Bank originates credit card accounts through several different programs: (i) First USA brand products, (ii) partnership products such as affinity group, financial institutions, sports marketing and co-branding programs, and (iii) the acquisition of credit card portfolios from other financial institutions. These programs (excluding portfolio acquisitions) emphasize segmentation and use direct mail, telemarketing, take-one application displays, events, media and the Internet as channels to market the Bank's products. The Bank has also originated credit card accounts through mailings to BANC ONE customers and prospects. Management believes that such multi-faceted account origination programs help to ensure balanced and reliable growth for the Bank.

     The First USA brand direct solicitation program represents the greatest share of new account origination. The Bank has historically emphasized direct solicitation as a source of new accounts as its expertise has increased through experience and the benefit of numerous marketing, credit and risk management tests. Currently, the Bank conducts national direct mail and telemarketing solicitation to geographic areas that have been selected from a process that includes a rigorous analysis of the economic indicators of each region of the nation and targets the most favorable regions. The Bank carefully targets consumers through various datamining methods and targeting models. The Bank aligns the product offering with the target customer segment along with the number and sequence of offers in order to maximize penetration, response rates and usage.

     The affinity groups, financial institutions and sports marketing programs are partnership programs which involve the active participation of endorsing organizations. The affinity group marketing program involves the solicitation of prospective individual cardmembers from identifiable groups with a common interest or affiliation. In this program, the Bank has entered into exclusive marketing arrangements with a number of affinity groups. The Bank typically pays referral compensation to the affinity groups for each new account generated. The Bank has a similar relationship with certain professional sports organizations.

     In its financial institutions program, the Bank maintains exclusive marketing partnership relationships with banks, as well as mortgage companies, insurance companies, brokerage firms and other financial institutions. Through this program, participating financial institutions offer VISA and MasterCard products to their customers without becoming primary issuers. In addition to placing the name of the participating financial institution on the front of the plastic card, the Bank typically pays a referral fee for each account. The Bank believes that the endorsement of the participating financial institution reduces overall origination costs and encourages cardmember usage.

     The Bank also participates in co-branding, which involves a partnership between the Bank and a consumer products or services company to solicit the customers of such company. Companies such as airlines, computer on-line services, catalog companies and general retailers participate with financial institutions in co-branding programs. The Bank typically pays a portion of on-going revenue to the co-branding partner, with the benefit of such payment generally accruing to the customer in the form of "points" which can then be redeemed with the co-branding partner.

     The Bank currently has relationships with over 1,000 partners in these various programs. Management believes this network is one of the largest of its kind in the nation.

     Underwriting Procedures. Generally, the credit risk of each applicant is evaluated by application of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Most applications are scored based on the information received on the application as well as data obtained from an independent credit reporting agency. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by Bank management, employment and earnings are verified by telephone. Credit limits are determined based on income and score or, in the case of applications that have not been scored, based on income and certain information obtained from the application and the independent credit reporting agency. Cardholder requests for increased credit limits are evaluated based on a current credit bureau report, updated application data, and prior account performance. In addition, credit limit increases are effected periodically by the Bank for all cardholders meeting specific criteria.

     For preapproved solicitations, the Bank generally purchases prospect names that meet established credit criteria from credit bureaus. These lists are further edited and matched against internal and external sources to insure optimal quality and accuracy. The Bank then mails preapproved solicitation packages requiring only the signature and a brief amount of information from the prospect. Preapproved solicitations are targeted to high quality prospects and exhibit similar credit quality results as compared to non-preapproved solicitations.

     For non-preapproved solicitations, the Bank purchases prospect names from a variety of sources and then edits the list utilizing internal and external sources to insure quality and accuracy. The prospective customers on the final list are mailed solicitations which include full applications. Respondents are approved or declined based on both the demographic characteristics drawn from the application and a credit bureau check.

     Portfolio Acquisitions. The Bank has made portfolio acquisitions in the past and such acquisitions are possible in the future. See "The Bank and BANC ONE CORPORATION." Prior to acquiring a portfolio, the Bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual accounts are not requalified by the Bank. There can be no assurance that Accounts so acquired were originated in a manner consistent with the Bank's policies as described under "--Growth Strategy and Origination" and "--Underwriting Procedures" above or that the underwriting and qualification of such Accounts conformed to any given standards. The Accounts include accounts previously acquired by the Bank. Such accounts and any accounts acquired in the future may become Additional Accounts provided that, at such time, they constitute Eligible Accounts. See "The Receivables," "Description of the Certificates--Transfer and Assignment of Receivables" and "--Representations and Warranties."

DESCRIPTION OF FDR

     With respect to the Accounts, certain data processing and administrative functions associated with servicing the Receivables will initially be performed by FDR. If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services FDR currently provides to the Bank could be time-consuming. As a result, delays in payments to Certificateholders could occur.

     FDR is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.

     The Bank utilizes a variety of the services provided by FDR in originating and servicing the Bank's VISA and MasterCard accounts, including provision of network interface to other card processors through Visa USA Incorporated and MasterCard International Incorporated. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

BILLING AND PAYMENTS

     Cardholder Agreement. Each cardholder is subject to an agreement with the Bank governing the terms and conditions of the related VISA or MasterCard account. Pursuant to each such agreement, the Bank generally reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its VISA or MasterCard accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that, subject to the requirements of applicable law, after notice to a cardholder of any such new or changed terms, such new or changed terms will become effective at the time stated in such notice and will apply to all outstanding unpaid indebtedness as well as new transactions.

     A cardholder may use the credit card to purchase or lease goods or services wherever the card is honored ("Purchases") or to obtain cash loans ("Cash Advances") from any financial institution that accepts the card. Purchases and Cash Advances may also be obtained through the use of "Convenience Checks" issued by the Bank which may be completed and signed by the cardholder in the same way as a regular personal check.

     Billing, Payments and Fees. A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. The Bank may assess a late payment fee if it does not receive the minimum payment by the payment due date shown on the monthly billing statement. The Bank may assess a return check fee for each payment check that is dishonored or that is unsigned or otherwise irregular, an overlimit fee for Purchases or Cash Advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between the Bank and the cardholder, any late payment fee, return check fee or administrative fee is added to the account and treated as a Purchase. In some cases, the Bank charges a nonrefundable Annual Membership Fee.

     Periodic Finance Charges are not assessed in most circumstances on Purchases if the entire balance shown on the previous billing statement was paid in full by the payment due date. New Purchases and Cash Advances are included in the calculation of the balance subject to finance charge as of the later of the day that they are made and the first day of the billing cycle during which they were posted to the account; or, if a Convenience Check is used, the transaction date of the check. Aggregate monthly finance charges for each account consist of the sum of the Cash Advance finance charge (not applicable for certain accounts) for each new Cash Advance posted to the account, transaction finance charge (not applicable for certain accounts) plus the Periodic Finance Charge. The Bank issues accounts with fixed periodic rates and accounts with floating periodic rates that adjust periodically according to an index.

     The foregoing provisions apply with respect to cardholders that have entered into one of the Bank's standard agreements by, in the case of a new account, signature, recorded verbal confirmation of disclosure information or, in the case of an account acquired by the Bank from another institution, acceptance of the terms of the Bank's agreement in writing or by using the credit card after disclosure that the account will be governed by such terms. If the cardholder of an account acquired by the Bank from another institution has not entered into one of the Bank's standard agreements, the terms of the account may continue to be governed by the agreement between the cardholder and the seller of the account, which may differ in material respects from the provisions described above.

DELINQUENCIES AND CHARGE OFFS

     An account is contractually delinquent if the minimum payment is not received by the payment due date. An account is not treated as delinquent by the Bank if the minimum payment is received by the next billing date. Efforts to collect delinquent credit card receivables currently are made by the Bank's collection department personnel with regional collection units located in Wilmington, Delaware, Orlando, Florida, Baton Rouge, Louisiana and Dallas, Texas. Collection activities include statement messages, telephone calls and formal collection letters. Collectors generally initiate telephone contact with cardholders whose accounts have become 5 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules as approved by one of the Bank's collection managers. Delinquency levels are monitored daily by the respective collectors and aggregate delinquency information is reported daily to senior management.

     The Bank generally charges off an account immediately prior to the end of the sixth billing cycle after having become contractually past due unless a payment has been received in an amount sufficient to bring the account into a different delinquency category or to bring the account current. Charge-offs may occur earlier in some circumstances, as in the case of bankrupt cardholders. At the time of charge-off, an evaluation is made on a case by case basis whether to pursue further remedies. In most cases outside collection agencies and, in some cases, outside attorneys, are engaged. In some cases charged off accounts are sold to outside collection agencies. The credit evaluation, servicing and charge-off policies and collection practices of the Bank may change from time to time in accordance with the Bank's business judgment and applicable law.

     The Bank has a policy of restoring or "reaging" a delinquent account to current status when the cardholder has made three consecutive payments and, in the collector's judgment, has the ability to keep the account current. A collector may recommend that an account be reaged in other circumstances. All reaging must be approved by a supervisor and an account may be reaged no more than once per year.

     The Federal Financial Institutions Examination Counsel on June 30, 1998 proposed a revised policy statement on the classification of retail credit. If adopted, the revised policy statement could establish, effective January 1, 2001, a uniform charge-off period of 150 days past due from the contractual due date for open-end and closed-end credit, including credit card receivables. The revised policy statement could also, effective January 1, 1999, provide guidance for loans affected by bankruptcy, fraudulent activity, and death; establish standards for re-aging, extending, deferring, or rewriting of past due accounts; and broaden the circumstances under which partial payments are recognized as full payments for purposes of determining that a loan is no longer delinquent.

INTERCHANGE

     Creditors participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems a portion of this Interchange in connection with cardholder Purchases is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. Interchange will be allocated to the Trust by treating 1.3% (subject to adjustment at the option of the Transferor upon the satisfaction of certain conditions as described herein in "Description of the Certificates--Discount Receivables," which adjusted percentage, if applicable, will be specified in the applicable Prospectus Supplement) of collections on the Receivables (whether arising from Purchases or Cash Advances), other than collections with respect to Periodic Finance Charges, Annual Membership Fees and Other Charges, as collections of Discount Receivables.

RECOVERIES

     The Transferor and the Servicer will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust all amounts received by the Transferor or the Servicer with respect to Receivables in Defaulted Accounts, including amounts received by the Transferor or the Servicer from the purchaser or transferee with respect to the sale or other disposition of Receivables in Defaulted Accounts ("Recoveries"). In the event of any such sale or other disposition of Receivables, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Transferor or the Servicer from the purchaser or transferee. Collections of Recoveries will be treated as collections of Principal Receivables; provided, however, that to the extent the aggregate amount of Recoveries received with respect to any Monthly Period exceeds the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Defaulted Accounts on the day such Account became a Defaulted Account for each day in such Monthly Period, the amount of such excess will be treated as collections of Finance Charge Receivables.

                                THE RECEIVABLES

     The Receivables conveyed to the Trust arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Pooling and Servicing Agreement (the "Trust Portfolio"). Pursuant to the Pooling and Servicing Agreement, the Transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Pooling and Servicing Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. In addition, the Transferor is required to designate Additional Accounts (x) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds such percentage as may be specified in any Supplement (such percentage, the "Minimum Transferor Interest") of the average of the aggregate amount of Principal Receivables for the same period, or (y) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables in amount equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Aggregate Principal Receivables" shall mean an amount equal to (i) the sum of the initial invested amounts for all Series then outstanding other than any Series of variable funding certificates, (ii) with respect to any Series of variable funding certificates in its revolving period, the then current invested amount of such Series and (iii) with respect to any Series of variable funding certificates in its amortization period, the invested amount of such Series at the end of the last day of the Revolving Period for such Series. The Transferor will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Furthermore, pursuant to the Pooling and Servicing Agreement, the Transferor has the right (subject to certain limitations and conditions) to designate certain Accounts and to require the Trustee to reconvey all receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Original Cut Off Date plus any Additional Accounts minus any Removed Accounts.

     The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency and loss statistics relating to the Accounts.

                              MATURITY ASSUMPTIONS

     Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during the Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify the date on which the Controlled Amortization Period or the Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period.

     The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Bank Portfolio. There can be no assurance that future events will be consistent with such historical data.

     The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders and number of collection days. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs, the average life and maturity of such Series of Certificates could be significantly reduced. In addition, there can be no assurance that the issuance of other Series of Certificates or the terms of such other Series might not have an impact on the timing of the payments received by Certificateholders.

     Because, for any Series of Certificates, there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or a specified Class thereof during the Controlled Amortization Period or the Accumulation Period or on the Scheduled Payment Date, as applicable, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months.

                                USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of the Certificates will be paid to the Bank. The Bank will use such proceeds for its general corporate purposes.

                       THE BANK AND BANC ONE CORPORATION

     First USA Bank, N.A. The Bank is a wholly-owned subsidiary of First USA Financial, Inc. ("First USA Financial"), which is a wholly-owned subsidiary of BANC ONE CORPORATION ("BANC ONE").

     The Bank is among the nation's largest issuers of VISA and MasterCard credit cards in the United States. The Bank's revenues derive primarily from interest income and fees on its credit card accounts and interchange income. Its primary cash expenses include the cost of funding credit card loans, credit losses, salaries and employee benefits, marketing expenses, processing expenses and income taxes.

     The Bank offers a broad array of bankcard products to targeted segments of creditworthy consumers. The Bank's primary target market is experienced users of general purpose credit products. The strategy of the Bank is to offer uniquely tailored individualized products to profitable consumer segments.

     The Bank markets over 1,000 credit card products to customers throughout the United States. These products cover a range which includes standard card products, those that are identified and developed through datamining efforts, as well as products that are developed and marketed through partnership relationships. Products include designs that are tailored to an individual's lifestyle, profession or interest; those that are built around affiliations, such as universities or fraternal organizations, co-brand relationships and programs with financial institutions; an upscale platinum card product; and the most individualized product offering, a First USA Images Photocard.

     The Bank's products feature low interest rates, specific features and benefits, unique card design and individualized credit lines. The Bank's strategy is to target customers through a carefully matched combination of pricing, credit analysis and packaging. Rates, fees, other features and credit lines offered vary depending on the profile of targeted prospect groups. The Bank generally markets its products with low introductory and regular rates and no annual fee.

     In line with its product diversity, the Bank has built and maintains a broad set of distribution channels. The Bank is one of the leading direct mailers and telemarketers in the industry and manages a large active sales force to distribute its products via fairs, tradeshows and other events. The Bank also markets its products through an array of Web sites and utilizes other direct response media channels for distribution.

     BANC ONE CORPORATION.

     BANC ONE. BANC ONE is a multi-bank holding company that, at June 30, 1998, operated banking offices in Arizona, Colorado, Delaware, Illinois, Indiana, Kentucky, Louisiana, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANC ONE, through the Bank and certain other subsidiaries, is currently the third largest issuer of VISA and MasterCard credit cards in the United States. BANC ONE also owns several additional corporations that engage in merchant processing, consumer finance, mortgage banking, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, equipment leasing and data processing.

     On July 1, 1998, BANC ONE consolidated substantially all of its current consumer credit card operations in the Bank. The Bank added receivables in accounts originated by the Bank, Bank One, N.A., Bank One, Arizona, NA and other affiliates of the Bank to the Trust on July 6, 1998. The Bank, may, from time to time, add to the Trust additional Receivables in accounts originated by Bank One, N.A., Bank One, Arizona, NA and other affiliates of the Bank. Each such addition of receivables in accounts originated by the Bank and affiliates of the Bank to the Trust is subject to certain restrictions on additions of Accounts in the Pooling and Servicing Agreement, including satisfaction of the Rating Agency Conditions. See "Description of the Certificates--Addition of Accounts" herein.

     BANC ONE and First Chicago NBD Corporation ("FCN"), together with BANK ONE CORPORATION, formerly BANC ONE CORPORATION (DE), and Hornet Reorganization Corporation, have entered into an Agreement and Plan of Reorganization, dated as of April 10, 1998 (as the same may be amended or otherwise modified from time to time, the "BANC ONE/FCN Agreement"), pursuant to which BANC ONE and FCN will be merged into BANK ONE CORPORATION, a new corporation organized to effect the merger (the "BANC ONE/FCN Merger"). BANK ONE CORPORATION will be the surviving corporation in the BANC ONE/FCN Merger, at which time the separate corporate existence of BANC ONE and FCN will cease. The BANC ONE/FCN Merger is subject to the satisfaction of the terms and conditions set forth in the BANC ONE/FCN Agreement, which include the approval of the respective shareholders of BANC ONE and FCN and certain regulatory approvals. Subject to the satisfaction of the terms and conditions set forth in the BANC ONE/FCN Agreement, the BANC ONE/FCN Merger is targeted to be completed late in the third quarter or in the fourth quarter of 1998.

     Year 2000. BANC ONE, like most other companies, utilizes computer programs which process transactions based on using two digits for the year of the transaction rather than a full four digits. Programs that process year 2000 transactions with the year "00" may encounter significant processing inaccuracies or inoperability. BANC ONE has determined that it, like most other companies, will be required to modify or replace significant portions of its software so that its information systems will be able to properly utilize dates subsequent to December 31, 1999. The year 2000 issue will be addressed through either modification to existing software or conversion to new software. However, if such modifications are not made or completed on a timely basis, the year 2000 issue could have a material impact on the operations of BANC ONE.

     A plan has been developed and is being followed to ensure that the modifications and conversions are implemented and thoroughly tested on a timely basis. Based on progress made to date, BANC ONE anticipates that software for mission critical information systems will be year 2000 ready by the end of 1998. Other less essential software applications will be modified or replaced during 1999 which would enable all internal software applications to become year 2000 ready prior to the year 2000.

     BANC ONE utilizes software provided by outside suppliers which must also become year 2000 ready. Approximately 30% of all software applications used by BANC ONE are provided by outside suppliers and commitment letters from such suppliers that they will take the necessary actions to become year 2000 ready on a timely basis have been required. BANC ONE is actively monitoring the progress of outside suppliers in their efforts to become year 2000 ready, including BANC ONE testing of the results of the outside suppliers' efforts and actions deemed necessary will be taken to mitigate the exposure to the year 2000 issue. However, there is no guarantee that the software of other suppliers on which BANC ONE's information systems rely will be converted on a timely basis, or that failure to convert would not have a material adverse effect on BANC ONE's operations.

     Year 2000 costs and the date on which the Year 2000 modifications are expected to be completed are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the availability of certain resources, third party modifications and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust (which may include Series offered pursuant to this Prospectus) and the Exchangeable Transferor Certificate. Each Series will be issued pursuant to the Pooling and Servicing Agreement entered into by the Bank and the Trustee and a Supplement to the Pooling and Servicing Agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Prospectus Supplement for each Series will describe any provisions of the Pooling and Servicing Agreement relating to such Series which may differ materially from the Pooling and Servicing Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Pooling and Servicing Agreement and Supplement.

GENERAL

     The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables. For each Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the Invested Amount on any date will be equal to the Initial Invested Amount as of the related Closing Date for such Series minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Series prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Invested Amount may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

     Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

     For each Series of Certificates, payments of interest and principal will be made on Distribution Dates or other payment dates as specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

     For each Series of Certificates, the Transferor initially will own the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates issued and outstanding under the Trust or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Exchangeable Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all cardholder payments from the Receivables in the Trust.

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the Invested Amount will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Rebates and Fraudulent Charges" and "--Investor Charge-Offs." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid or charged-off. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Invested Amount of such Series will generally decline as payments of principal are distributed to the Certificateholders. As a result, the Transferor Interest will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Invested Amount of such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Transferor Interest may also be reduced as the result of an Exchange. See "--Exchanges."

     Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

     If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Series of Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" of Certificates in book-entry form will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel Bank, societe anonyme ("Cedel"), is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series otherwise issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Invested Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders").

     Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date or other payment date as specified in the related Prospectus Supplement will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cedel representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar specified in the Pooling and Servicing Agreement, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

INTEREST PAYMENTS

     For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable Invested Amount, plus, if applicable, the Pre-Funding Amount (or other amount specified in the related Prospectus Supplement), at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will generally be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period") and may be funded from certain investment earnings on funds held in accounts of the Trust, from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to the Investor Interest of such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

PRINCIPAL PAYMENTS

     Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to the Investor Interest of such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

     Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     If so specified in the related Prospectus Supplement, the Certificateholders of a Series or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class.

SHARED COLLECTIONS OF PRINCIPAL RECEIVABLES

     Unless otherwise specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Invested Amount of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Excess Principal Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated.

COMPANION SERIES

     If so provided in the Prospectus Supplement relating to a Series, each such Series is subject to being paired with another Series (in such case, a "Companion Series"). The Prospectus Supplement for such Series and the Prospectus Supplement for the Companion Series will each specify the relationship between the Series.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     With respect to the Trust, the Transferor has transferred and assigned to the Trust all its rights, title and interest in and to Receivables in certain Accounts which were selected from the Bank Portfolio based upon criteria set forth in the Pooling and Servicing Agreement.

     In connection with the transfer of the Receivables to the Trust, the Transferor has indicated in its computer files that the Receivables have been conveyed to the Trust. In addition, the Transferor has provided to the Trustee computer files or microfiche lists containing a true and complete list showing each Account, including each Additional Account, identified by account number and by total outstanding balance, respectively. The Transferor has not delivered and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer are not segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Transferor are required to be marked to evidence such transfer. The Transferor has filed UCC financing statements with respect to the Receivables meeting the requirements of Delaware state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."

EXCHANGES

     The Pooling and Servicing Agreement provides for the Trustee to issue two types of certificates: (i) one or more Series of certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, which initially is held by the Transferor and is transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements, the holder of the Exchangeable Transferor Certificate may tender such certificate, or the Exchangeable Transferor Certificate and the certificates evidencing any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may define, with respect to any newly issued Series, certain terms including: (i) its initial investor interest (or method for calculating such amount); (ii) its certificate rate (or formula for the determination thereof); (iii) its payment dates and the date from which interest shall accrue; (iv) its series termination date; and (v) such other terms as the Transferor may deem appropriate (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the Rating Agency reducing or withdrawing its rating of any certificates of any outstanding Series. The Transferor may offer any Series to the public under a Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. Other Series have been issued by the Trust and may be issued concurrently herewith. The Transferor intends to offer, from time to time, additional Series issued by the Trust.

     Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least five days in advance of the date upon which the Exchange is to occur. Under the Pooling and Servicing Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Exchangeable Transferor Certificate, (ii) its certificate rate (or method of calculating such rate) and (iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. On the date of the Exchange, the Pooling and Servicing Agreement provides that the Trustee will authenticate any such Series only upon delivery to it of the following, among other things, (i) a Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that, unless otherwise stated in the related Supplement, the certificates of such Series will be characterized as indebtedness for Federal income tax purposes under existing law, and that the issuance of such Series will not have a material adverse effect on the Federal income tax characterization of any outstanding Series,
(iii) if required by the related Supplement, the form of Enhancement, (iv) if an Enhancement is required by the Supplement, an appropriate Enhancement agreement with respect thereto, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged, and (vii) an officer's certificate of the Transferor to the effect that on the date of the Exchange the Transferor, after giving effect to the Exchange, would not be required to add Receivables from Additional Accounts pursuant to the Pooling and Servicing Agreement, and the Transferor Interest would be at least equal to the Minimum Transferor Interest. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Exchangeable Transferor Certificate.

REPRESENTATIONS AND WARRANTIES

     The Transferor has made and will make certain representations and warranties to the Trust to the effect that, among other things, (a) as of the date of issuance of a Series (a "Series Closing Date"), the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and (b) as of the cut off date for each Series, as defined herein and in the related Prospectus Supplement (the "Series Cut Off Dates"), each Account was an Eligible Account (as defined below). If (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by the Certificateholders holding more than 50% of the Investor Interest, and (ii) as a result the interests of the Certificateholders are materially adversely affected, and continue to be materially adversely affected during such period, then the Trustee or Certificateholders holding more than 50% of the Investor Interest may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See "--Pay Out Events."

     The Transferor has made and will make representations and warranties to the Trust relating to the Receivables to the effect, among other things, that (a) as of the Series Closing Date for the 1992-1 Series (the "Initial Closing Date"), each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by (i) directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest and (ii) depositing into the Collection Account an amount equal to the finance charge at the annual percentage rate applicable to such Ineligible Receivable from the last date billed through the end of the Monthly Period in which such reassignment obligation arises. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number, on the date of reassignment of such Ineligible Receivable the Transferor shall make a deposit in the Principal Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders.

     The Transferor has made representations and warranties to the Trust to the effect, among other things, that as of the Initial Closing Date (a) the Pooling and Servicing Agreement constituted a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Pooling and Servicing Agreement constituted either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the investor interest of all Series outstanding, by written notice to the Transferor (and to the Trustee and the Servicer if given by the certificateholders of all Series outstanding), may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment, unless otherwise specified in the related Prospectus Supplement, will be equal to the invested amount for all Series of certificates required to be repurchased on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such certificateholders on such Distribution Date, plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate through such last day of such Monthly Period, less the amount transferred to the Distribution Account from the Finance Charge Account in respect of interest on such certificates. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the invested amount for all Series of certificates required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such Series. If the Trustee or certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or such certificateholders.

     An "Eligible Account" is defined to mean, as of the Original Cut Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion or their date of inclusion in the Trust), each Account owned by the Transferor (a) which was in existence and maintained with the Transferor, (b) which is payable in United States dollars, (c) the cardholder of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (d) which has not been identified by the Transferor in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding, (e) which has not been identified as an Account with respect to which the related card has been lost or stolen, (f) which is not sold or pledged to any other party at the time of its inclusion in the Trust, (g) which does not have receivables which are sold or pledged to any other party at the time of their inclusion in the Trust, and (h) which is a VISA or MasterCard revolving credit card account.

     An "Eligible Receivable" is defined to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Transferor, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor or the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its inclusion in the Trust, the Transferor or the Trust had good and marketable title, free and clear of all liens and security interests arising under or through the Transferor (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the cardholder thereof, legally enforceable against such cardholder in accordance with its terms (with certain bankruptcy-related exceptions), and (f) which constitutes an "account" under
Article 9 of the UCC as then in effect in the State of Delaware.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

ADDITION OF ACCOUNTS

     As described above in "The Receivables," the Transferor has the right and, in some circumstances, is obligated to designate from time to time Additional Accounts to be included as Accounts. The Transferor will be required to designate Additional Accounts, (i) if the average of the Transferor Interest for any 30-day period is less than the Minimum Transferor Interest, or (ii) if, on the last day of any Monthly Period, the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth business day following such 30-day period or the last day of any Monthly Period, as the case may be. The Transferor will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account and (ii) no selection procedure believed by the Transferor to be materially adverse to the interests of the holders of any Series of certificates was used in selecting the Additional Accounts.

     Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts; Additional Accounts may have been originated by the Transferor using credit criteria different from those which were applied by the Transferor to the initial Accounts or may have been acquired by the Transferor from a third-party financial institution which had different credit criteria.

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth in the next succeeding sentence, the Transferor may, but shall not be obligated to, designate from time to time all Receivables from certain Accounts for deletion and removal from the Trust (such Accounts, the "Removed Accounts"); provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur, cause the Transferor Interest as a percentage of the aggregate amount of Principal Receivables to be less than the Minimum Transferor Interest on such date of removal, or result in the failure to make any payment specified in the related Supplement with respect to any Series; (ii) the Transferor shall have delivered to the Trustee for execution a written assignment and, within five business days thereafter, a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) not more than 15% of the Trust Portfolio is more than 34 days delinquent; (iv) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust; (v) the Rating Agency shall have received notice of such proposed removal of Accounts and the Transferor shall not have received notice from the

Rating Agency that such proposed removal will result in a downgrade of its then-current rating for any Series of Certificates; (vi) the Principal Receivables of the Removed Accounts shall not equal or exceed 5% of the aggregate amount of the Principal Receivables in the Trust at such time; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal the initial invested amount of such Series; and
(vii) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (vi) above.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

TRUST ACCOUNTS

     The Trustee has established and maintains in the name of the Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "Finance Charge Account" and a "Principal Account" for the benefit of the certificateholders of each Series. The Trustee has also established a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a "Qualified Institution" other than the Transferor). The Servicer has established and maintains, in the name of the Trust, for the benefit of certificateholders of all Series, a "Collection Account," which is a non-interest bearing segregated account established and maintained with the Servicer or with a Qualified Institution, defined as a depository institution, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of Aa3 by Moody's and AA- by Standard & Poor's and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), each administered by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agency. Funds in the Principal Account and the Finance Charge Account will be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America,
(ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the highest rating from Moody's and Standard & Poor's, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) bankers acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by, Moody's and Standard & Poor's, (vi) certain open end diversified investment companies, and (vii) any other investment if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Certificates (such investments, "Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement. The Paying Agent specified in the Pooling and Servicing Agreement has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

DISCOUNT RECEIVABLES

     The Pooling and Servicing Agreement provides that 1.3% (the "Yield Factor") of the amount of Receivables consisting of amounts charged by cardholders for goods and services and cash advances be treated as Finance Charge Receivables (the "Discount Receivables"). On the date of processing of any collections, the product of the Yield Factor and collections of Receivables consisting of amounts charged by cardholders for goods and services and cash advances on such day which otherwise would be Principal Receivables will be deemed "Discount Receivable Collections." An amount equal to the product of (i) the investor percentage with respect to Finance Charge Receivables for each Series of certificates issued and outstanding and (ii) the amount of such Discount Receivables Collections will be deposited by the Transferor into the Collection Account and an amount equal to the product of (i) the Transferor Percentage and
(ii) the amount of the Discount Receivable Collections will be paid to the holder of the Exchangeable Transferor Certificate. The former amount deposited into the Collection Account will be applied as provided below regarding payments with respect to Finance Charge Receivables. The Transferor may at any time increase the Yield Factor to a fixed percentage up to 4%; provided that the Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, any provider of Enhancement and the Rating Agency of any such designation, and such designation will become effective on the date specified therein only if (i) in the reasonable belief of the Transferor such designation would not cause a Pay Out Event to occur or an event which, with notice or the lapse of time or both, would constitute a Pay Out Event and (ii) the Rating Agency confirms in writing its then current rating on any outstanding Series.

APPLICATION OF COLLECTIONS

     Allocations. Except as otherwise provided below or in a Supplement, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables; provided, however, that the Servicer need not deposit amounts to be paid to the holder of the Exchangeable Transferor Certificate and certain amounts allocated to Certificateholders of a Series, as specified in the related Supplement, into the Collection Account, and provided, further, that for as long as the Bank remains the Servicer under the Pooling and Servicing Agreement, and (a)(i) the Servicer provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to the Rating Agency and (ii) the Transferor shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then existing rating of any Series of certificates then outstanding, or (b) the Servicer has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

     Any amounts collected in respect of Principal Receivables not paid to the Transferor because the Transferor Interest has been reduced to zero ("Unallocated Principal Collections"), together with any adjustment payments, as described below, will be paid to and held in the Principal Account and paid to the Transferor if and to the extent that the Transferor Interest is greater than zero. If an Amortization Period has commenced, Unallocated Principal Collections will be held for distribution to the Certificateholders on the related Distribution Date.

FUNDING PERIOD

     For any Series of Certificates, the related Prospectus Supplement may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account established with the Trustee for the benefit of the Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series. The related Prospectus Supplement will specify the Initial Invested Amount with respect to such Series, the aggregate principal amount of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series are reduced. The Invested Amount may also decrease due to Investor Charge-Offs as provided in the related Prospectus Supplement.

     During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

     On the first business day on or before the eighth calendar day prior to each Distribution Date (the "Determination Date"), the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. Receivables in any Account will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and procedures for servicing its own comparable credit card accounts (such an Account, a "Defaulted Account"). The term "Default Amount" means, for any Monthly Period, an amount (which shall not be less than zero) equal to (a) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Defaulted Accounts on the day such Account became a Defaulted Account for each day in such Monthly Period minus (b) the aggregate amount of Recoveries received in such Monthly Period. A portion of the Default Amount (the "Investor Default Amount") will be allocated to the Certificateholders for each Distribution Date in an amount equal to the product of the Investor Percentage for the relevant Series applicable during the related Monthly Period and the Default Amount for such related Monthly Period. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including from Enhancement, and applied to pay principal to Certificateholders or the holder of the Exchangeable Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Holders of the Senior Certificates to make up any Investor Default Amount allocable to such Holders of the Senior Certificates.

     If the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest in the Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge.

INVESTOR CHARGE-OFFS

     With respect to each Series of Certificates, if the amount payable on a Distribution Date or other specified date in respect of interest on the Certificates, the Investor Servicing Fee (unless otherwise specified in the related Prospectus Supplement), the Investor Default Amount and other required fees exceeds the amount on deposit in the Collection Account available therefor, available Enhancement amounts, if any, and amounts available from other specified sources, then the Invested Amount with respect to such Series will be reduced by the amount of such excess, but not more than the Investor Default Amount (an "Investor Charge-Off"). Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Collection Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Invested Amounts of the Classes.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     With respect to each Series, the Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the Invested Amount is reduced to an amount less than or equal to the percentage of the initial outstanding principal amount of the Certificates specified in the Prospectus Supplement, if certain conditions set forth in the related Pooling and Servicing Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates.

     The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Stated Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Invested Amount is greater than zero on the Stated Series Termination Date, the Trustee will sell or cause to be sold certain Receivables allocable to such Series in the manner provided in the Pooling and Servicing Agreement and Supplement and pay the net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Certificates and any other amounts specified in the related Supplement, to the Certificateholders of such Series on such Stated Series Termination Date as final payment of the Certificates.

     Unless the Servicer and the holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Distribution Account for the payment to certificateholders of each Series outstanding sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable certificate rates through the end of the related Monthly Period, or (b) August 1, 2032. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the holder of the Exchangeable Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to other Series).

PAY OUT EVENTS

     Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A "Pay Out Event" occurs with respect to all Series issued by the Trust upon the occurrence of either of the following events:

          (a) certain events of insolvency or receivership relating to the Transferor; or

          (b) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, a Pay Out Event may occur with respect to any specific Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

     If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the receiver or conservator for the Transferor may have the power to delay or prevent commencement of the Rapid Amortization Period.

     In addition to the consequences of a Pay Out Event discussed above, if pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor, on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the invested amount of each Series (or, if any Series has more than one class, of each class of such Series and with respect to any Series any additional person specified in such Prospectus Supplement), the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocated to the Certificates and the Receivables allocable to other Series with respect to which all outstanding classes did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied with respect to such Series as provided above in "--Application of Collections."

     If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Bank, as initial Servicer, intends to delegate some of its servicing duties to FDR; however, such delegation will not relieve it of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including, without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible, or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Pooling and Servicing Agreement to any taxing authority.

     In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, the Transferor will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage or injury arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the New York Uniform Partnership Act in which the Transferor is a general partner.

     The Pooling and Servicing Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

     The Pooling and Servicing Agreement provides that, in addition to Exchanges, the Transferor may transfer its interest in a portion of the Exchangeable Transferor Certificate, provided that prior to any such transfer
(a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then-existing rating of the certificates rated by it and (b) the Trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the certificates for each outstanding Series as debt for federal income tax purposes.

     Any person into which, in accordance with the Pooling and Servicing Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplement to the Pooling and Servicing Agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling and Servicing Agreement, will be the successor to the Transferor or the Servicer, as the case may be, under the Pooling and Servicing Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default (as defined below), either the Trustee or certificateholders representing undivided interests aggregating more than 50% of the aggregate investor interests for all outstanding Series, by written notice to the Servicer (and to the Trustee if given by the certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

     A "Servicer Default" refers to any of the following events:

          (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement (or within the applicable grace period, which shall not exceed five business days);

          (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the certificateholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on the certificateholders of any Series, including the Certificates (which determination shall be made without regard to whether funds are available from any Enhancement), then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

          (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any Series, including the Certificates (which determination shall be made without regard to whether funds are available from any Enhancement), then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such certificateholders for such period; or

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement, the Transferor and the holders of certificates of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

     In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee or any paying agent appointed by the Trustee will forward to each Certificateholder of record a statement prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of each Series, including: (a) the total amount distributed, (b) the amount of the distribution allocable to principal on the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Principal Receivables processed during the related Monthly Period and allocated in respect of the Certificates, (e) the amount of collections of Finance Charge Receivables processed during the related Monthly Period and allocated in respect of the Certificates, (f) the Investor Percentage for the related Monthly Period, (g) the aggregate outstanding balance of Accounts which are 35 or more days contractually delinquent, by class of delinquency, as of the end of the last day of the related Monthly Period, (h) the applicable Investor Default Amount for the related Monthly Period, (i) the applicable Investor Charge-Offs for the related Monthly Period and the amount of Investor Charge-Offs reimbursed on the Transfer Date immediately preceding the Distribution Date, (j) the amount of the Investor Servicing Fee for the related Monthly Period, (k) the Invested Amount at the close of business on the last day of the related Monthly Period, and (l) the amount available, if any, pursuant to the applicable Enhancement.

     On or before January 31 of each calendar year, the Trustee or any paying agent appointed by the Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a),
(b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

REPORTS; NOTICES

     With respect to any Series which is listed on the Luxembourg Stock Exchange, the Trustee will publish or will cause to be published following each Distribution Date in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information set forth in the foregoing paragraph will be available for review at the main office of the listing agent of the Trust in Luxembourg, Luxembourg.

     In addition, with respect to such Series, notices to Certificateholders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the addresses of such holders as they appear in the Certificate Register referred to in the Pooling and Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that the Servicer will cause a firm of independent public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has reviewed the Servicer's computer reports regarding the Receivables, including information regarding delinquencies, charge-offs and yield and that such reports are in agreement with monthly statements prepared by the Servicer and distributed to the Trustee and the Certificateholders, except as set forth in such report.

     The Pooling and Servicing Agreement provides that the Servicer will cause a firm of independent public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has made a study and evaluation in accordance with generally accepted auditing standards of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion (assuming the accuracy of reports by the Servicer's third party agents) that the system of internal controls in effect for the reporting period relating to servicing procedures performed by the Servicer, taken as a whole, provided reasonable assurance that the internal control system was sufficient for the prevention and detection of errors and irregularities and that such servicing was conducted in compliance with such provisions of the Pooling and Servicing Agreement with which such accountants can reasonably be expected to possess adequate knowledge of the subject matter, which are susceptible of positive assurance by such accountants and for which their professional competence is relevant, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The Pooling and Servicing Agreement also provides for delivery to the Trustee, on or before a certain date each year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligations, describing each such default.

AMENDMENTS

     The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of certificateholders of any Series then outstanding for any purpose, provided that
(i) the Transferor shall deliver an opinion of counsel acceptable to the Trustee to the effect that such amendment will not adversely affect in any material respect the interest of such certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series. Such an amendment may be entered into in order to comply with or obtain the benefits of certain current and future tax legislation (such as the legislation creating FASITs) as described below under "Certain U.S. Federal Income Tax Consequences--Recent Legislation."

     The Pooling and Servicing Agreement and the Supplement may be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the investor interests of all Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or the Supplement or of modifying in any manner the rights of certificateholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series, (b) change the definition of or the manner of calculating the interest of any certificateholder of such Series, or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring certificateholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.

LIST OF CERTIFICATEHOLDERS

     Upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Invested Amount of a Series, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Certificates" above.

THE TRUSTEE

     The Bank of New York (Delaware) is currently the Trustee under the Pooling and Servicing Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                                  ENHANCEMENT

GENERAL

     For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of a cash collateral guaranty or account, a letter of credit, a surety bond, insurance, spread account, reserve account, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the

Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

     If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third party Enhancement (the "Enhancement Provider"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement.

SUBORDINATION

     If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates or specified Certificates of another Series. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates of a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

COLLATERAL INVESTED AMOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Invested Amount") in an amount initially equal to a percentage of the senior Certificates of such Series as specified in the Prospectus Supplement. Such Series will also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein of zero or such amount as specified in the Prospectus Supplement which will be increased (i) to the extent the Transferor elects, subject to certain conditions specified in the related Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Invested Amount to decrease the Collateral Invested Amount, (ii) to the extent collections of Principal Receivables allocable to the Collateral Invested Amount are required to be deposited into the Cash Collateral Account as specified in the related

Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Enhancement available pursuant to the Collateral Invested Amount and the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Invested Amount and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Invested Amount will be distributed to holders of senior Certificates and the circumstances under which payment will be made to the beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

     If so specified in the related Prospectus Supplement, the Collateral Invested Amount may be issued in certificated form and may have voting and certain other rights of a subordinated Class of certificates. Any Collateral Invested Amount issued in certificated form may be offered hereby or under a separate Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

     The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the Initial Invested Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

SURETY BOND OR INSURANCE POLICY

     If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions or interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

RESERVE ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or both, or the provision of a letter of credit, guarantee insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assure the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof in the manner provided in the related Prospectus Supplement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The Transferor has represented and warranted in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate, or the grant to the Trust of a security interest in the Receivables. The Transferor has also represented and warranted in the Pooling and Servicing Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code, as in effect in the State of Delaware (the "UCC"), there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, except for certain tax and other governmental liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations and Warranties."

     The Transferor has represented that the Receivables are "accounts" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the Trust. Financing statements covering the Receivables have been filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables.

     There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Transferor has represented and warranted that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor has covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or other government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver may also have priority over the interest of the Trust in such Receivable.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, sets forth certain powers that the FDIC could exercise if it were appointed as conservator or receiver of the Transferor or the Servicer. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor or the Servicer.

     To the extent that (i) the Transferor granted a security interest in the Receivables to the Trust, (ii) the interest was validly perfected before the Transferor's insolvency, (iii) the interest was not taken or granted in contemplation of the Transferor's insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, (iv) the Pooling and Servicing Agreement is continuously a record of the Bank, and (v) the Pooling and Servicing Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and that the Trustee is the secured party and is not an insider or affiliate of the Transferor, such valid perfected security interest of the Trustee should be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Transferor and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the Transferor. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require the Trustee to establish its right to those payments by submitting to and completing the statutory administrative claims procedure, or the FDIC were to request a stay of proceedings with respect to the Transferor, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by the FDIC as conservator or receiver, a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the FDIC as conservator or receiver. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. The FDIC, however, has not adopted a formal policy statement on payment of "actual direct compensatory damages" with respect to collateralized borrowings of banks that are repudiated, and may not follow the approach of the RTC. In addition, in one case involving the repudiation by the RTC of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated the Transferor's obligations under the Pooling and Servicing Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment.

     The Pooling and Servicing Agreement provides that, upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding. Pursuant to the Pooling and Servicing Agreement, newly created Principal Receivables would not be transferred to the Trust on and after any such appointment or voluntary liquidation, and the Trustee would proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of certificates representing undivided interests aggregating more than 50% of the investor interest of each outstanding Series (or with respect to each Series with two or more Classes, 50% of each Class), or unless otherwise required by the FDIC as receiver or conservator of the Transferor. Under the Pooling and Servicing Agreement, the proceeds from the sale of the Receivables allocable to the Certificates would be treated as collections of the Receivables and would be distributed to the Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the FDIC as conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. See "Description of the Certificates--Pay Out Events."

     If, upon the insolvency of the Servicer, the Servicer were to be placed into conservatorship or receivership, the FDIC as conservator or receiver would have the power to repudiate and refuse to perform any obligations, including servicing obligations, of the Servicer under the Pooling and Servicing Agreement or any other contract, and to request a stay of up to 90 days of any judicial action or proceeding involving the Servicer. In the event of a Servicer Default, if the FDIC were appointed as conservator or receiver for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the FDIC may have the power to prevent a transfer of servicing to a successor Servicer or to appoint a successor Servicer chosen by the FDIC.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993) ("Octagon"), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If the Transferor were to be placed into receivership and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel has advised the Transferor that the facts of the Octagon case are distinguishable from those in the sale transactions between the Transferor and the Trust and that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. In addition, because the Transferor, the Trust and the transactions governed by the Pooling and Servicing Agreement do not have any particular link to the 10th Circuit, it is unlikely that the Transferor would be subject to a receivership proceeding in the 10th Circuit. Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.

CONSUMER PROTECTION LAWS

     The relationship of the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to credit cards issued by the Bank, the most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act and Electronic Funds Transfer Act, as well as the Delaware Banking Code. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Federal legislation requires credit card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, balance calculation methods, and other features associated with their credit card accounts. Cardholders are entitled under current law to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to have billing errors resolved promptly.

     The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor covenants in the Pooling and Servicing Agreement to accept the transfer of all Receivables in an Account if any Receivable in such Account has not been created in compliance with the requirements of such laws. The Bank has also agreed in the Pooling and Servicing Agreement to indemnify the Trust for, among other things, any liability arising from such violations. See "Description of the Certificates--Representations and Warranties."

     Various proposed laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees the Bank currently assesses on its accounts. In particular, on June 19, 1997, a proposal to amend the Federal Truth-in-Lending Act was introduced in the House of Representatives and referred to the Committee on Banking and Financial Services, which would, among other things, prohibit the imposition of certain minimum finance charges and other fees, prohibit certain methods of calculating finance charges, require prior notice of any increase in the interest rate assessed with respect to a credit card account and limit the amount of certain fees. Although such proposed legislation has not been enacted, there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the Accounts. If such portfolio yield is reduced, a Pay Out Event may occur, and the Rapid Amortization Period would commence.

     The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

     Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible when the applicable Enhancement is equal to zero. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges."

OTHER LITIGATION

     The Bank was named a defendant in a class action lawsuit filed on December 19, 1995 in the United States District Court for the Northern District of California by a former cardmember of the Bank. A settlement with the plaintiff class has been reached and was approved by the U.S. District Court at a hearing on November 13, 1997. The Bank believes that any liability arising from this matter will not have a material adverse effect on the Transferor's business or on the Receivables in the Trust.

     The Bank has been named as a defendant in four class action lawsuits filed in late 1997 by cardmembers of the Bank. These actions were filed in the Superior Court of the State of Delaware, New Castle County, the Circuit Court of Multnomah County, Oregon, the United States District Court for the Western District of Washington and in the 14th District Court of Dallas County, Texas. The plaintiffs in all four cases contend that they and others similarly situated are entitled to equitable relief for alleged violations of the Delaware Consumer Fraud Act, breach of contract, breach of the covenant of good faith and fair dealing and fraud. The court granted summary judgment in favor of the Bank in the Delaware case in April 1998 and the court in Oregon entered partial summary judgment in favor of the Bank in May 1998. The Bank has filed a second motion in the Oregon case seeking dismissal of the remaining claim. The Bank believes that these claims are without merit and intends to vigorously defend against all claims. While it is impossible to predict the outcome of these matters, the Bank believes that any liability arising from these matters will not have a material adverse effect on the Transferor's business or on the Receivables of the Trust.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, summarizing certain anticipated U.S. Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Unless otherwise specified in the related Prospectus Supplement, special tax counsel to the Bank ("Special Tax Counsel") specified in such Prospectus Supplement will, upon issuance of a Series of Certificates, advise the Bank based on the assumptions and qualifications set forth in the opinion that the Certificates of such Series that are offered pursuant to a Prospectus Supplement (the "Offered Certificates;" and for purposes of this section "Certain U.S. Federal Income Tax Consequences" the term "Certificate Owner" refers to a holder of a beneficial interest in an Offered Certificate) will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

     The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income or franchise tax purposes, the Offered Certificates of each Series will be indebtedness secured by the Receivables. The Transferor agrees and each Certificateholder and Certificate Owner, by acquiring an interest in an Offered Certificate, agrees or will be deemed to agree to treat the Offered Certificates of such Series as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation.

     In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that, as set forth in its opinion, Special Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Unless otherwise specified in a Prospectus Supplement, it is expected that Special Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Certificates of such Series as debt for Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

     As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will advise the Bank that the Offered Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, interest thereon will be includible in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under applicable Treasury regulations (the "Regulations") the Offered Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments for a Series are not treated as "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and (ii) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this provision does not directly apply to the Offered Certificates (because they have no actual default provisions) the Transferor intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, and on the fact that generally interest will accrue on the Offered Certificates at a "qualified floating rate," the Transferor intends to take the position that interest payments on the Offered Certificates constitute qualified stated interest. If, however, interest payments for a Series were not classified as "qualified stated interest," all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income as OID but would not be includible again when the interest is actually received.

     If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Regulations, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Certificate over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to a Class of Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificate Owner should consult its own tax advisor regarding the impact to it of the OID rules if the Offered Certificates are issued with OID. Under the Regulations, a holder of a Certificate issued with de minimis OID must include such OID in income proportionately as principal payments are made on a Class of Certificates.

     A Certificate Owner who purchases an Offered Certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

     A Certificate Owner who purchases an Offered Certificate for an amount in excess of the sum of all amounts payable on such Certificate after the purchase date other than payment of qualified stated interest (the "Remaining Redemption Amount") shall be considered to have purchased the Certificates at a premium. Such Certificate Owner may generally elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the Certificate.

     A subsequent Certificate Owner who purchases an Offered Certificate that was issued with OID for an amount less than or equal to the Remaining Redemption Amount but in excess of the Certificate adjusted issued price (any such excess being "acquisition premium") generally is permitted to reduce the daily portion of OID otherwise includible in such Certificate Owner's taxable income.

SALE OR OTHER DISPOSITION OF A CERTIFICATE

     In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Offered Certificate was held as a capital asset and provided, further, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

TAX CHARACTERIZATION OF THE TRUST

     The Pooling and Servicing Agreement permits the issuance of Classes of Certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, the Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Certificates of all Series or (ii) a partnership in which the Transferor and certain classes of Certificateholders are partners, and which has issued debt represented by other Classes of Certificates (including, unless otherwise specified in a Supplement, the Offered Certificates). In connection with the issuance of Certificates of any Series, Special Tax Counsel will render an opinion to the Bank, based on the assumptions and qualifications set forth therein, that under then current law, the issuance of the Certificates of such Series will not cause the Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation. The assumptions and qualifications set forth in such opinion will include the qualification that the opinion is limited to the issuance of the Certificates of such Series by the Trust and an assumption that any secondary transactions entered into with respect to any Class of Certificates (such as the deposit of Certificates into a second trust and the issuance of securities out of that trust) will not adversely affect the Federal income tax status of the Trust.

     The opinion of Special Tax Counsel with respect to Offered Certificates and the Trust will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus and a related Prospectus Supplement constitutes a sale of the Receivables (or an interest therein) to the Certificate Owners of one or more Series or Classes and that the proper classification of the legal relationship between the Bank and some or all of the Certificate Owners or Certificateholders of one or more Series resulting from the transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Transferor currently does not intend to comply with the Federal income tax reporting requirements that would apply if any Classes of Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Pooling and Servicing Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

     If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation by reason of trading of interests in the Trust other than the Offered Certificates and other certificates with respect to which an opinion is rendered that such certificates constitute debt for Federal income tax purposes. However, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor. Furthermore, certain Series issued prior to May 2, 1995 may not be able to be conformed to the measures taken by the Transferor with respect to Series issued on or after that date.

     If a transaction were treated as creating a partnership between the Transferor and the Certificate Owners or Certificateholders of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners or Certificateholders of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, if the partnership were a publicly traded partnership that qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner.

     If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

RECENT LEGISLATION

     Certain provisions of the Code provide for the creation of a new type of entity for federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). However, although these provisions were effective September 1, 1997, many technical issues concerning FASITs must be addressed by Treasury regulations which have not yet been issued. Although transition rules permit an entity in existence on August 31, 1997, such as the Trust, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. The Pooling and Servicing Agreement may be amended in accordance with the provisions thereof to provide that the Transferor may cause a FASIT election to be made for the Trust if the Transferor delivers to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust.

FOREIGN INVESTORS

     As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the Offered Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("Foreign Investors") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

     Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States or (y) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and, in addition (i) the non-U.S. Certificate Owner does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Transferor entitled to vote (or of a profits or capital interest of a trust characterized as a partnership), (ii) the non-U.S. Certificate Owner is not a controlled foreign corporation that is related to the Transferor (or a trust treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is not a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is not contingent interest described in Code

Section 871(h)(4), and (v) the non-U.S. Certificate Owner does not bear certain relationships to any holder of the Exchangeable Transferor Certificate other than the Transferor or any holder of the Certificates of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address, (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the Certificate Owner or such owner's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person.

     On October 6, 1997, the Department of the Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and
(iii) in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

     If the interests of the Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificateholder that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. Federal income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

                            STATE AND LOCAL TAXATION

     The discussion above does not address the tax treatment of the Trust, the Certificates of any Series, or the Certificate Owners of any Series under state tax laws. Prospective investors are urged to consult their own tax advisors regarding state and local tax treatment of the Trust and the Certificates of any Series, and the consequences of purchase, ownership or disposition of the Certificates of any Series under any state or local tax law.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

     Plan fiduciaries must determine whether the acquisition and holding of the Certificates of a Series and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

     Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates of a Series, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

     The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates of a Series are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Final Regulation provides that if a Benefit Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that equity participation by "benefit plan investors" is not "significant" or that another exception applies.

     Under the Final Regulation, equity participation in an entity by "benefit plan investors" is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity (other than a publicly-offered class of equity), 25% or more of the value of any class of equity interests in the entity (other than a publicly-offered class) is held by "benefit plan investors." For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such person) is disregarded. The term "benefit plan investor" is defined in the Final Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

     Unless otherwise specified in the related Prospectus Supplement, it is anticipated that interests in the Certificates of a Series will meet the criteria of publicly-offered securities as set forth above. Unless otherwise specified in the related Prospectus Supplement, the underwriters expect (although no assurances can be given) that interests in each Class of Certificates of each Series offered hereby will be held by at least 100 independent investors at the conclusion of the offering for such Series; there are no restrictions imposed on the transfer of interests in the Certificates of such Series; and interests in the Certificates of such Series will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

     If interests in the Certificates of a Series fail to meet the criteria of publicly-offered securities or investment by benefit plan investors becomes significant and the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any underwriter of such Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such plan could constitute a prohibited transaction. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

     IN LIGHT OF THE FOREGOING, FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PURCHASE OF INTERESTS IN CERTIFICATES OF ANY SERIES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER THE ASSETS OF THE TRUST WHICH ARE REPRESENTED BY SUCH INTERESTS WOULD BE CONSIDERED PLAN ASSETS, AND WHETHER, UNDER THE GENERAL FIDUCIARY STANDARDS OF INVESTMENT PRUDENCE AND DIVERSIFICATION, AN INVESTMENT IN CERTIFICATES OF ANY SERIES IS APPROPRIATE FOR THE BENEFIT PLAN TAKING INTO ACCOUNT THE OVERALL INVESTMENT POLICY OF THE BENEFIT PLAN AND THE COMPOSITION OF THE BENEFIT PLAN'S INVESTMENT PORTFOLIO. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules and whether all conditions for such exemptive relief would be satisfied.

     In particular, insurance companies considering the purchase of Certificates of any Series should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993) ("John Hancock") and the applicability of PTE 95-60. In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition and holding of the Certificates of a Series by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the Certificates of any Series.

     In addition, insurance companies considering the purchase of Certificates using assets of a general account should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the Small Business Job Protection Act of 1996 which added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or Federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Benefit Plan. The DOL has recently issued proposed regulations under Section 401(c). It should be noted that if the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Benefit Plan invested in a separate account. Plan investors considering the purchase of Certificates of any Series on behalf of an insurance company general account should consult their legal advisors regarding the effect of the General Account Regulations on such purchase.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to a Series of Certificates, the Transferor will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Transferor, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement).

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will set forth the price at which each Series of Certificates or Class being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates. After the initial public offering, the public offering price and such concessions may be changed.

     Each Underwriting Agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments such underwriters may be required to make in respect thereof. The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Joanne Sundheim, Senior Vice President and Associate General Counsel of First USA Bank, N.A., and by special counsel, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the issuance of the Certificates and ERISA matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                         INDEX OF TERMS FOR PROSPECTUS

                                                               PAGE
                                                              ------
Accounts....................................................       3
Accumulation Period.........................................      11
Additional Accounts.........................................       6
Amortization Period.........................................       4
Annual Membership Fees......................................       5
BANC ONE....................................................      26
BANC ONE/FCN Agreement......................................      27
BANC ONE/FCN Merger.........................................      27
Bank........................................................    1, 8
Bank Portfolio..............................................       3
Benefit Plans...............................................      58
BIF.........................................................      38
Cash Advances...............................................      23
Cash Collateral Account.....................................      47
Cash Collateral Guaranty....................................      47
Cede........................................................       2
Cedel.......................................................      31
Cedel Participants..........................................      31
Certificate Owner...........................................   2, 52
Certificate Rate............................................       4
Certificateholder...........................................   2, 30
Certificates................................................    1, 3
Class.......................................................    1, 3
Closing Date................................................       9
Code........................................................      52
Collection Account..........................................   8, 38
Collateral Invested Amount..................................      47
Commission..................................................       2
Companion Series............................................  13, 33
Controlled Accumulation Amount..............................      11
Controlled Amortization Amount..............................      10
Controlled Amortization Period..............................      10
Controlled Deposit Amount...................................      11
Controlled Distribution Amount..............................      10
Convenience Checks..........................................      23
Cooperative.................................................      31
Default Amount..............................................      40
Defaulted Account...........................................   5, 40
Definitive Certificates.....................................      32
Depositaries................................................      29
Depository..................................................      29
Determination Date..........................................      40
Disclosure Document.........................................       7
Discount Receivable Collections.............................      39
Discount Receivables........................................   6, 39
Distribution Account........................................      38
Distribution Date...........................................       9
DOL.........................................................      58
DTC.........................................................       2

                                                               PAGE
                                                              ------
Eligible Account............................................      36
Eligible Receivable.........................................      36
Enhancement.................................................       3
Enhancement Provider........................................      47
ERISA.......................................................      15
Euroclear...................................................      31
Euroclear Operator..........................................      31
Euroclear Participants......................................      31
Euroclear System............................................      31
Excess Finance Charge Collections...........................      12
Excess Principal Collections................................      33
Exchange....................................................       7
Exchange Act................................................       2
Exchangeable Transferor Certificate.........................       4
FASIT.......................................................      56
FCN.........................................................      27
FDIA........................................................      49
FDIC........................................................       5
FDR.........................................................      21
Final Regulation............................................      58
Finance Charge Account......................................      38
Finance Charge Receivables..................................       6
First USA Financial.........................................      26
Foreign Investors...........................................      56
Full Invested Amount........................................  13, 39
Funding Period..............................................  13, 39
General Account Regulations.................................      59
Holders.....................................................      32
Indirect Participants.......................................      29
Ineligible Receivable.......................................      35
Initial Closing Date........................................      35
Initial Invested Amount.....................................      14
Interchange.................................................      24
Interest Funding Account....................................      32
Interest Period.............................................       9
Invested Amount.............................................       5
Investor Charge-Off.........................................      41
Investor Default Amount.....................................      40
Investor Interest...........................................       4
Investor Percentage.........................................       5
Investor Servicing Fee......................................       8
IRA.........................................................      58
IRS.........................................................      52
John Hancock................................................      59
L/C Bank....................................................      48
Minimum Aggregate Principal Receivables.....................      25
Minimum Transferor Interest.................................      25
Monthly Interest............................................      12
Monthly Period..............................................   9, 32
Moody's.....................................................      38

                                                               PAGE
                                                              ------
New Regulations.............................................      57
Octagon.....................................................      50
Offered Certificates........................................      52
OID.........................................................      53
Original Cut Off Date.......................................       4
Other Charges...............................................       6
Participants................................................      29
Pay Out Event...............................................      41
Periodic Finance Charges....................................       5
Permitted Investments.......................................      38
Pooling and Servicing Agreement.............................       3
Pre-Funding Account.........................................  13, 39
Pre-Funding Amount..........................................  13, 39
Prepayable Instrument.......................................      54
Principal Account...........................................      38
Principal Commencement Date.................................      10
Principal Funding Account...................................      11
Principal Receivables.......................................       5
Principal Terms.............................................      34
Prospectus Supplement.......................................       1
PTE.........................................................      59
Purchases...................................................      23
Qualified Institution.......................................      38
Rapid Amortization Period...................................      11
Rating Agency...............................................      15
Receivables.................................................    1, 3
Record Date.................................................      28
Recoveries..................................................      24
Regulations.................................................      53
Remaining Redemption Amount.................................      54
Removed Accounts............................................   6, 37
Reserve Account.............................................      48
Revolving Period............................................       9
RTC.........................................................      16
RTC Policy Statement........................................  16, 50
SAIF........................................................      38
Scheduled Payment Date......................................      10
Securities Act..............................................       1
Senior Certificates.........................................       4
Series......................................................    1, 3
Series Closing Date.........................................      35
Series Cut Off Dates........................................      35
Service Transfer............................................      43
Servicer....................................................       8
Servicer Default............................................      43
Special Tax Counsel.........................................      52
Spread Account..............................................      48
Standard & Poor's...........................................      38
Stated Series Termination Date..............................      41
Subordinated Certificates...................................       4

                                                               PAGE
                                                              ------
Supplement..................................................       3
Terms and Conditions........................................      31
Transfer Date...............................................      39
Transferor..................................................       3
Transferor Amount...........................................       5
Transferor Interest.........................................       5
Transferor Percentage.......................................      28
Trust.......................................................    1, 3
Trust Portfolio.............................................      25
Trustee.....................................................    1, 3
UCC.........................................................      49
Unallocated Principal Collections...........................      39
Underwriting Agreement......................................      60
Yield Factor................................................      39

                              PRINCIPAL OFFICE OF
                              FIRST USA BANK, N.A.
                            201 North Walnut Street
                           Wilmington, Delaware 19801

                                    TRUSTEE
                         The Bank of New York (Delaware)
                               White Clay Center
                                   Route 273
                             Newark, Delaware 19711

                                 PAYING AGENTS

             The Bank of New York                           Banque de Luxembourg
        101 Barclay Street, Floor 12E                        14 Boulevard Royal
           New York, New York 10286                           2449 Luxembourg
                                                         Grand-Duche de Luxembourg

                                 LISTING AGENT
                               Banque de Luxembourg
                               14 Boulevard Royal
                                2449 Luxembourg
                           Grand-Duche de Luxembourg

                 LEGAL ADVISOR TO THE BANK AND THE UNDERWRITERS
                            AS TO UNITED STATES LAW
                     Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022

                      INDEPENDENT ACCOUNTANTS TO THE BANK
                           PricewaterhouseCoopers LLP
                             100 East Broad Street
                              Columbus, Ohio 43215

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  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR ANY AGENT OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                 PAGE
                                                 -----
Other Information..............................    S-3
Summary of Terms...............................    S-4
Recent Developments............................   S-19
The Bank's Credit Card Portfolio...............   S-19
The Receivables................................   S-22
Maturity Considerations........................   S-26
Receivable Yield Considerations................   S-28
Use of Proceeds................................   S-29
First USA Bank, N.A............................   S-29
Description of the Certificates................   S-29
Underwriting...................................   S-51
Listing and General Information................   S-52
Annex I: Other Series..........................   AI-1
Annex II: Global Clearance, Settlement and Tax
  Documentation Procedures.....................  AII-1
Index of Terms for Prospectus Supplement
                      PROSPECTUS
Prospectus Supplement..........................      2
Reports to Certificateholders..................      2
Available Information..........................      2
Incorporation of Certain Documents by
  Reference....................................      2
Prospectus Summary.............................      3
Risk Factors...................................     16
The Trust......................................     20
The Bank's Credit Card Activities..............     21
The Receivables................................     25
Maturity Assumptions...........................     25
Use of Proceeds................................     26
The Bank and BANC ONE CORPORATION..............     26
Description of the Certificates................     28
Enhancement....................................     46
Certain Legal Aspects of the Receivables.......     49
Certain U.S. Federal Income Tax Consequences...     52
State and Local Taxation.......................     57
ERISA Considerations...........................     57
Plan of Distribution...........................     60
Legal Matters..................................     60
Index of Terms for Prospectus..................     61

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                                  $708,735,000

                                   FIRST USA
                                  CREDIT CARD
                                  MASTER TRUST

                                  $650,000,000
                                    CLASS A
                                 FLOATING RATE
                           ASSET BACKED CERTIFICATES,
                                 SERIES 1998-5

                                  $58,735,000
                                    CLASS B
                                 FLOATING RATE
                           ASSET BACKED CERTIFICATES,
                                 SERIES 1998-5

                              FIRST USA BANK, N.A.
                            TRANSFEROR AND SERVICER
                                  ------------

                             PROSPECTUS SUPPLEMENT
                                AUGUST   , 1998

                                  ------------
                              MERRILL LYNCH & CO.

                         BANC ONE CAPITAL MARKETS, INC.

                            BEAR, STEARNS & CO. INC.

                      FIRST CHICAGO CAPITAL MARKETS, INC.

                                LEHMAN BROTHERS

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